As filed with the Securities and Exchange Commission on July 20, 2009
Registration Statement No. 333-159388
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-11

FOR REGISTRATION
UNDER
THE SECURITIES ACT OF 1933
OF CERTAIN REAL ESTATE COMPANIES

Sutherland Asset Management Corporation
(Exact name of registrant as specified in its governing instruments)

1185 Avenue of the Americas, 18th Floor
New York, New York 10036
(212) 730-2000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Bobby Liu, Esq.
Senior Vice President, General Counsel
c/o M.D. Sass Investor Services, Inc.
1185 Avenue of the Americas, 18th Floor
New York, New York 10036-2699
(212) 730-2000
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Jay L. Bernstein, Esq. Andrew S. Epstein, Esq. Clifford Chance US LLP 31 West 52nd Street New York, New York 10019 Tel (212) 878-8000 Fax (212) 878-8375	Valerie Ford Jacob, Esq. Paul D. Tropp, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Tel (212) 859-8000 Fax (212) 859-4000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	July 20, 2009

16,666,667 Shares

Common Stock

Sutherland Asset Management Corporation is a newly formed specialty finance company that will acquire residential mortgage-backed securities, residential mortgage loans, asset-backed securities and other financial assets. We will be externally managed and advised by Waterfall Asset Management, LLC, a Delaware limited liability company (or our Manager). Through an agreement among us, our Manager and M.D. Sass Investor Services, Inc. (or MD Sass), we and our Manager will have access to the personnel and resources of MD Sass in the implementation and execution of our business strategy.
This is the initial public offering of our common stock. No public market currently exists for our common stock. We are offering all of the shares of common stock offered by this prospectus. We expect the public offering price to be $15.00 per share. Our common stock has been approved for listing on the New York Stock Exchange, subject to official notice of issuance, under the symbol “SLD.”
Concurrently with the closing of this offering, we will sell shares of our common stock to members of our senior management team and affiliates of our Manager in a separate private placement, at the initial public offering price per share, for an aggregate investment equal to 6% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $15.0 million.
We intend to elect and qualify to be taxed as a real estate investment trust (or REIT) for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. To assist us in qualifying as a REIT, among other purposes, stockholders are generally restricted from owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”
Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 20 of this prospectus for a discussion of the following and other risks:

➢
We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

➢
We are dependent on our Manager, MD Sass and their key personnel for our success, and we may not find a suitable replacement for our Manager or MD Sass if our management agreement or the sub-advisory agreement is terminated, or if their key personnel leave the employment of our Manager or MD Sass or otherwise become unavailable to us.

➢
There are various conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interest of our stockholders.

➢
Our failure to qualify as a REIT in any taxable year would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the cash available for distribution to our stockholders.

➢
Maintenance of our exemption from registration under the Investment Company Act of 1940 and our REIT qualification impose significant limits on our operations.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per share	Total

Public offering price	$	$

Underwriting discounts and commissions(1)	$	$

Proceeds, before expenses, to us	$	$

(1)	Of the total underwriting discount, $ per share will be funded exclusively from the proceeds received by us from a separate private placement (or the Contingent Share Placement) of shares of common stock, at the initial public offering price per share, to our Manager and its affiliates, which shares will vest only in the event that during any full four calendar quarter period during the 16 full calendar quarters after the date of the completion of this offering our Core Earnings (as described herein) for such four-quarter period (and before the incentive fee) equals or exceeds an 8% hurdle rate (as described herein). In addition, the underwriters are foregoing the receipt of payment of $ per share in underwriting discount. However, we will pay the $ per share to the underwriters upon our achievement of the condition described above. Assuming that this requirement is satisfied, the aggregate underwriting discount would be $ per share, and the total underwriting discount would be $ , after taking into account these other payments. See “Underwriting.”

The underwriters may also purchase up to an additional 2,500,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions payable by us, to cover overallotments, if any, within 30 days from the date of this prospectus. Our Manager and its affiliates will purchase additional shares of common stock in a separate private placement, and the underwriters will forego the receipt of $      per share in underwriting discounts on any additional shares purchased by them, on the same terms described above. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $      and our total proceeds, before expenses, will be $     .

The underwriters are offering the common stock as set forth under “Underwriting.” Delivery of the shares will be made on or about          , 2009.
Joint Bookrunning Managers

UBS Investment Bank	Keefe, Bruyette & Woods

JMP Securities	Macquarie	Stifel Nicolaus

You should rely only on the information contained in this prospectus, any free writing prospectus prepared by us or information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with additional information or information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock.

Through and including          , 2009 (the 25th day after the date of this prospectus), all dealers that effect transactions in our common stock, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

Glossary

“ABS” means asset-backed securities.

“Agency” means a U.S. government agency such as Ginnie Mae or a federally chartered corporation such as Fannie Mae or Freddie Mac which guarantees payments of principal and interest on MBS.

“Agency MBS” means government agency MBS, which are mortgage pass-through certificates backed by pools of mortgage loans issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac. The collateral for Agency MBS may include HECM or loans issued under the H4H Act. Our Agency MBS may also consist of Agency CMOs, which are securities that are structured by a U.S. government agency, or federally chartered corporation-backed mortgage pass through certificates.

“Alt-A Mortgage Loans” means mortgage loans made to borrowers whose qualifying mortgage characteristics do not conform to Agency underwriting guidelines. Generally, Alt-A Mortgage Loans allow homeowners to qualify for a mortgage loan with reduced or alternate forms of documentation.

“CMO” means a collateralized mortgage obligation.

“conforming loans” means mortgage loans that conform to the Agency underwriting guidelines and meet the funding criteria of Fannie Mae and Freddie Mac.

“Fannie Mae” means the Federal National Mortgage Association.

“FHA” means the Federal Housing Administration.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“Ginnie Mae” means the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development.

“H4H Act” means the Hope for Homeowners Act of 2008.

“H4H MBS” means MBS, the collateral for which consists of mortgage loans issued by FHA-approved lenders under the H4H Act. H4H mortgage loans are insured by the FHA and the payment of principal and interest on H4H MBS is guaranteed by Ginnie Mae.

“HECM” means home equity conversion mortgages (commonly referred to as reverse mortgages), which are mortgage loans designed specifically for senior citizens to convert equity in their homes to monthly streams of income or lines of credit. A HECM generally provides either for an initial advance to the borrower at the origination of such loan followed by fixed monthly advances over a multi-year period, or for periodic draws by the borrower on lines of credit at the borrower’s discretion. No interest or principal is due by the borrower until maturity, which generally does not occur until the borrower dies, conveys title to the home or moves out of the related mortgaged property or the borrower fails to perform certain obligations relating to the mortgage loans. Interest accrues on the HECM at the applicable mortgage interest rate that is set forth in the related prospectus supplement and is added each month to the outstanding principal balance of the HECM. A borrower may prepay in whole or in part the outstanding balance of a HECM at any time without penalty.

“HECM MBS” means MBS that are based on or backed by participation interests in advances made to borrowers and related amounts in respect of a HECM. Ginnie Mae guarantees the timely payment of principal and interest on each class of securities. The Ginnie Mae guaranty is backed by the full faith and credit of the United States of America.

“High Yield ABS” means ABS, MBS and commercial mortgage-backed securities which may be distressed and/or rated sub-investment grade.

ii

Glossary

“highly rated” tranches of MBS refer to those tranches which we consider to be the more senior tranches of a given securitization.

“MBS” means residential mortgage-backed securities.

“Non-Agency MBS” means MBS that are not issued or guaranteed by an Agency, including investment grade (AAA through BBB rated) and non-investment grade (BB rated through unrated) classes.

“Prime Mortgage Loans” means mortgage loans that generally conform to Agency underwriting guidelines.

“Subprime Mortgage Loans” means mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting Prime Mortgage Loans and Alt-A Mortgage Loans.

“whole loans” means original mortgage loans which are sold in their entirety and are not securitized.

iii

Prospectus summary

This summary highlights some of the information in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms “company,” “we,” “us” and “our” refer to Sutherland Asset Management Corporation, a Maryland corporation, together with its consolidated subsidiaries; references in this prospectus to “MD Sass” refer to M.D. Sass Investor Services, Inc., a Delaware corporation; references in this prospectus to “our Manager” refer to Waterfall Asset Management, LLC, a Delaware limited liability company. Our Manager and MD Sass are investment advisors registered with the Securities and Exchange Commission. Unless indicated otherwise, the information in this prospectus assumes (1) the common stock to be sold in this offering is to be sold at $15.00 per share, (2) the sale in a concurrent private placement to members of our senior management team and affiliates of our Manager of shares of our common stock for an aggregate investment equal to 6% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $15.0 million, and (3) no exercise by the underwriters of their overallotment option to purchase up to an additional 2,500,000 shares of our common stock. Unless indicated otherwise, the information in this prospectus excludes an aggregate of 12,333 shares of restricted common stock to be granted to our Chief Financial Officer and our independent directors under our 2009 equity incentive plan and assumes the shares of common stock sold to our Manager and its affiliates in the Contingent Share Placement are not outstanding.

OUR COMPANY

We are a newly formed specialty finance company that will acquire Non-Agency MBS, Agency MBS, residential mortgage loans, ABS and other financial assets. Our objective is to provide above average expected returns relative to the potential volatility or risk in making those returns (or attractive risk-adjusted returns) to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diversified portfolio of assets that is constructed to produce attractive risk-adjusted returns under a variety of market conditions and economic cycles.

We will be externally managed and advised by our Manager, a fully integrated asset management firm. Certain members of our management team own 50% of our Manager and the owners of MD Sass are indirect minority owners of our Manager. Pursuant to the terms of our management agreement, our Manager will manage our day-to-day operations and will provide us with all of the management and support functions that we will need to conduct our business. Through an agreement among us, our Manager and MD Sass (or our sub-advisory agreement), we and our Manager will have access to the personnel and resources of MD Sass in the implementation and execution of our business strategy. MD Sass will provide guidance and expertise to our Manager with respect to our Agency MBS strategy.

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the Investment Company Act of 1940 (or the 1940 Act). We will commence operations upon completion of this offering and the concurrent private placement.

OUR MANAGER

We will capitalize on the knowledge and substantial resources of our Manager and MD Sass. Our Manager and MD Sass have a long track record of creating, evaluating, investing in and managing assets within our target asset classes. At March 31, 2009, our Manager and the taxable fixed income group within MD Sass had approximately $3.2 billion of total assets under management, including approximately $1.5 billion of Agency MBS and $1.4 billion of ABS, MBS and loan assets. Our Manager manages two investment funds that focus on High Yield ABS, including Non-Agency MBS, and residential mortgage loans, as well as a limited number of separate accounts that focus primarily on

ABS with an aggregate of approximately $15.0 million of total assets as of June 30, 2009. Our Manager recently established two investment funds (or the TALF Funds) that focus on acquiring eligible ABS under the Term Asset-Backed Loan Facility (or the TALF) and had an aggregate of approximately $93.5 million of total ABS as of June 30, 2009. Our Manager’s experience and expertise in High Yield ABS provides it with a strong foundation for evaluating, acquiring and managing the more highly rated tranches of Non-Agency MBS that, in combination with Agency MBS, will be the initial focus of our business strategy. In addition, as of March 31, 2009, the taxable fixed income group within MD Sass managed $1.5 billion of Agency MBS on behalf of more than 90 separate accounts.

Our Manager will have a separate, dedicated investment committee (or the Investment Committee) that will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines. The Investment Committee will be comprised of Messrs. Thomas Capasse, Jack Ross and Dominic Bruno. Messrs. Capasse and Ross, co-founders of our Manager, have an average of 25 years of experience in creating, evaluating, investing in and managing Non-Agency MBS, ABS, residential mortgage loans and other financial assets and have worked together for more than 13 years. Mr. Bruno has 25 years experience in investing in Agency MBS and has led the taxable fixed income group at MD Sass for the last 19 years. Collectively, Messrs. Capasse, Ross and Bruno have worked together for four years.

OUR STRATEGY

We will rely on our Manager’s and its affiliates’ expertise in identifying assets within our target asset classes. We expect that our Manager will make decisions based on a variety of factors, including expected risk-adjusted returns, credit fundamentals, liquidity, borrowing costs and macroeconomic conditions, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act.

We believe that our target assets currently present highly attractive risk-adjusted return profiles. In addition, we believe that current distressed conditions in the financial markets present opportunities for us to acquire our target assets at significantly depressed trading prices and higher yields compared to prior periods.

We believe that we are particularly well positioned to capitalize on opportunities that are presented by current financial market conditions. We will initially focus on acquiring highly rated tranches of Non-Agency MBS, in combination with whole pool Agency MBS and residential mortgage loans. Our Manager’s and its affiliates’ in-depth understanding of MBS and ABS market fundamentals as well as their ability to analyze and set value parameters around the individual mortgages that collateralize Non-Agency MBS will enable our Manager to selectively acquire Non-Agency MBS assets for us that present attractive risk-adjusted return profiles and the potential for capital appreciation. In addition, our Manager’s and its affiliates’ experience in whole pool Agency MBS portfolio management is expected to enable our Manager to construct an Agency MBS portfolio for us that has the potential to generate attractive risk-adjusted returns for us from the spread between the yield on our Agency MBS assets and the costs of our Agency MBS borrowings. We will also opportunistically supplement our MBS and residential mortgage loan businesses with ABS and other financial assets.

We also believe that recent governmental and central bank actions, especially the establishment of the TALF and also the Public-Private Investment Program (or the PPIP), may positively impact our business, providing us with access to financing as well as opportunities to acquire assets at attractive prices. Our business strategy, however, is not dependent on these programs, including the TALF and the PPIP, and we do not believe that our inability to access financings under or otherwise participate in these programs would adversely affect our business.

As market conditions change over time, we intend to adjust our strategy by shifting our asset allocations across our target asset classes to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions. We believe that the diversification of our portfolio of assets, our expertise among the target asset classes, and the flexibility of our strategy will position us to generate attractive risk-adjusted returns for our stockholders in a variety of assets and market conditions.

OUR TARGET ASSETS

Our target asset classes and the principal assets we expect to acquire in each are as follows:

Asset classes	Principal assets

MBS	➢ Non-Agency MBS, primarily highly rated tranches backed by Alt-A Mortgage Loans, Subprime Mortgage Loans and Prime Mortgage Loans, which may be adjustable-rate, hybrid or fixed-rate.
➢ Agency MBS, primarily whole pool Agency MBS.
Residential Mortgage Loans	➢ Prime Mortgage Loans and Alt-A Mortgage Loans, primarily performing and which may be adjustable-rate, hybrid or fixed-rate.
ABS
➢ Debt and equity tranches of securitizations backed by various asset classes including small balance commercial mortgages, manufactured housing, aircraft, automobiles, credit cards, equipment, franchise, recreational vehicles and student loans.

Other Financial Assets	➢ Securities (common stock, preferred stock and debt) of other real estate-related entities.

Our board of directors has adopted a set of investment guidelines that set out our target asset classes and other criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition. However, our Manager will make determinations as to the percentage of our assets that will be invested in each of our target asset classes. Our decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments. We cannot predict the specific percentage of our assets that will be invested in any of our target asset classes or whether we will invest in other asset classes. See “Use of Proceeds” for a discussion of how, based on prevailing market conditions and to the extent consistent with maintaining our REIT qualification and our exemption from registration under the 1940 Act, we anticipate that we will deploy the net proceeds of this offering and the concurrent private placement in our wholly owned subsidiaries, which in turn will use such net proceeds to acquire our target assets. We may change our strategy and policies without a vote of our stockholders. We believe that the diversification of our portfolio of assets, our expertise among our target assets and flexibility of our strategy, combined with our Manager’s and its affiliates’ expertise, will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

FINANCING STRATEGY

We expect to use leverage to increase potential returns to our stockholders. Subject to maintaining our qualification as a REIT, we expect to use a number of sources to finance our assets, including repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities). Given current market conditions, and as described in more detail below, we may also seek to take advantage of borrowings, if any, available under new programs established by the U.S. government such as the TALF to finance our Non-Agency MBS and ABS. To the extent available on desirable terms, we expect to finance our initial Agency MBS with repurchase agreement financing. To date, we have signed repurchase agreements with four financial institutions. In addition, we are having ongoing discussions with a number of additional financial institutions which may in the near future make repurchase financing available to us. We expect the terms of our repurchase agreements will generally conform to the terms in the standard master repurchase agreement as published by the Securities Industry and Financial Markets Association (or SIFMA) as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. We expect that our repurchase agreements will primarily be short term (generally 30 days). Over time, as market conditions change, in addition to these financings, we may use other forms of leverage.

Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may employ for particular assets will depend upon the availability of particular types of financing and our Manager’s assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. We expect, initially, that we may deploy, on an assets-to-equity basis, up to six to nine times leverage on our Agency MBS assets. In addition, we do not initially expect under current market conditions to use leverage on our Non-Agency MBS, residential mortgage loans and other assets, except in conjunction with financings that may be available to us under programs established by the U.S. government and/or resecuritizations. For these asset classes, we expect to use approximately zero to three times leverage.

TALF

In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. Under the TALF, upon satisfaction of certain terms and conditions, the Federal Reserve Bank of New York (or the FRBNY) makes non-recourse loans to borrowers collateralized by certain eligible collateral, which initially included certain ABS, but not non-Agency MBS or commercial mortgage-backed securities (or CMBS). We believe that certain of the ABS assets that we will acquire may be TALF-eligible collateral.

On March 23, 2009 the U.S. Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include certain highly rated Non-Agency MBS, as well as highly rated CMBS. However, to date, neither the FRBNY nor the U.S. Treasury has announced how the TALF will be expanded to Non-Agency MBS. We believe that the expansion of the TALF to include highly rated Non-Agency MBS may provide us with attractively priced non-recourse term borrowing facilities that we can use to purchase Non-Agency MBS. However, there can be no assurance that the TALF will be expanded to include Non-Agency MBS, or that, if so expanded, we will be able to utilize it successfully or at all. We do not believe that our inability to utilize the TALF would adversely affect our business.

Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the establishment of the Public-Private Investment Program (or the PPIP). The PPIP has two primary components: a Legacy Loans Program and a Legacy Securities Program. We are primarily focused on the Legacy Loans Program component of the PPIP, which contemplates the establishment of joint public and private investment funds (which are considered Legacy Loans PPIFs) under the PPIP to purchase troubled loans from insured depository institutions with equity capital from both the U.S. Treasury and private investors and non-recourse debt issued by the Legacy Loans PPIF and guaranteed by the FDIC. However, it is currently not clear whether and on what terms the Legacy Loans Program will continue. We can provide no assurance, if this program does continue, that we will be eligible to participate in this program or, if we are eligible, that we would be able to utilize it successfully or at all. We do not believe that our inability to participate in the PPIP would adversely affect our business.

Repurchase agreements

We may use repurchase agreements to finance our assets. Repurchase agreements effectively allow us to borrow against loans and securities that we own. We intend to maintain formal relationships with multiple counterparties to obtain repurchase agreement financing on favorable terms.

Resecuritization

We may engage in transactions with Non-Agency MBS in which we would acquire originally investment grade Non-Agency MBS and would further enhance the credit of these securities by re-securitizing them and selling all or a portion of the senior securities issued by the new securitization trust while retaining a portion of the rated or unrated tranches. The Non-Agency MBS that we would consider purchasing would undergo a strict underwriting process in which we would review, analyze and re-underwrite the residential mortgage loans underlying such Non-Agency MBS.

Based on management’s assessment of market conditions, we may also acquire residential mortgage loans or MBS for our portfolio with the intention of securitizing them and retaining all or a part of the securitized assets in our portfolio. We may also use bank credit facilities (including term loans and revolving facilities) to finance our assets, as well as warehouse facilities as a source of short-term financing.

Hedging strategy

Subject to maintaining our qualification as a REIT, we may utilize derivative financial instruments (or hedging instruments), including interest rate swap agreements, interest rate cap agreements, options on interest rate swaps (or swaptions), financial futures, options, floors and forward sales in an effort to hedge the interest rate risk associated with the financing of our portfolio. Specifically, we expect to hedge our exposure to potential interest rate mismatches between the interest we earn on our assets and our borrowing costs caused by fluctuations in short-term interest rates. In utilizing leverage and interest rate hedges, our objectives will include, where desirable, locking in, on a long-term basis, a spread between the yield on our assets and the cost of our financing in an effort to improve returns to our stockholders.

OUR COMPETITIVE ADVANTAGES

Disciplined, credit-oriented approach

We will seek to maximize our risk-adjusted returns, and minimize principal loss, through our Manager’s disciplined and credit-based approach. Our Manager’s investment approach relies on rigorous quantitative and qualitative analysis of the credit characteristics of MBS, which enables our Manager to carefully and selectively identify those assets which it believes will generate suitable risk-adjusted returns.

Experienced investment committee

Messrs. Capasse, Ross and Bruno, who comprise the Investment Committee that will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines, have an established track record and broad experience in managing financial assets, including our target assets, through a variety of credit and interest rate environments. We expect that their experience will allow us to identify, analyze, select and acquire attractive investment opportunities across all of our target asset classes and to effectively structure and finance our portfolio.

Access to our Manager’s and its affiliates’ analytical capabilities, infrastructure and experience

Our Manager and its affiliates maintain analytical and portfolio management capabilities with respect to Non-Agency MBS, Agency MBS and ABS, together with platform capabilities in the origination and risk management of performing and non-performing whole loans. We believe that our Manager’s and its affiliates’ unique combination of MBS, ABS and whole loan analytical and portfolio management capabilities will provide us with a sophisticated analysis of the numerous factors that influence MBS and ABS that will allow us to identify assets that we believe are undervalued.

Loan origination and whole loan/trading infrastructure

Our Manager maintains (1) the ability to potentially purchase newly originated whole loans through the 45% ownership interest of Waterfall Victoria Fund, LP, Waterfall Victoria Fund, Ltd. and Waterfall Victoria Master Fund, Ltd. (collectively, the Victoria Fund), an investment fund managed by our Manager, in GMFS, LLC, a loan originator that focuses on originating conforming loans and had originated approximately $139.2 million of such loans in the three months ended June 30, 2009, (2) analytical tools for assessing the trading of loans through the Victoria Fund and (3) a network of approved special servicers that execute loss mitigation decisions directed by our Manager.

Strategic relationships and access to deal flow

Our Manager and its affiliates maintain extensive long-term relationships with financial intermediaries, including primary dealers, investment banks, brokerage firms, repurchase agreement counterparties, leading mortgage originators and commercial banks. We believe these relationships will enhance our ability to source and finance acquisition opportunities and access borrowings and, thus, enable us to grow through various credit and interest rate environments.

Returns not diluted by legacy portfolio

We believe that we have a competitive advantage relative to other existing comparable mortgage REITs because we do not have a legacy portfolio of lower-return or problem assets that could potentially dilute the attractive returns that we believe are available in the current liquidity-challenged environment.

Access to attractive non-recourse term borrowing facilities

Although our business strategy is not dependant on recently established governmental programs, we believe the recent adoption of the PPIP by the U.S. Treasury and the proposed expansion of the TALF to cover highly rated tranches of Non-Agency MBS in addition to ABS may provide us with access to attractive non-recourse term borrowing facilities that we may use to finance the acquisition of our assets.

Alignment of interests

We have taken multiple steps to structure our relationship with our Manager so that our interests and those of our Manager are closely aligned, including our Manager’s incentive compensation structure and the significant investment in us by members of our senior management team, our Manager and its affiliates.

SUMMARY RISK FACTORS

An investment in shares of our common stock involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

➢	We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

➢	There can be no assurance that the actions of the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, and our business may not benefit from these actions and further government or market developments could adversely impact us.

➢	The lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

➢	Loss of our 1940 Act exemption would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends, and could result in the termination of the management agreement with our Manager.

➢	We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

➢	An increase in our borrowing costs relative to the interest we receive on our leveraged assets may adversely affect our profitability and our cash available for distribution to our stockholders.

➢	We operate in a highly competitive market and competition may limit our ability to acquire desirable assets.

➢	We may enter into hedging transactions that could expose us to contingent liabilities in the future and adversely impact our financial condition.

➢	We are dependent on our Manager, MD Sass and their key personnel for our success, and we may not find a suitable replacement for our Manager or MD Sass if our management agreement or the sub-advisory agreement is terminated, or if their key personnel leave the employment of our Manager or MD Sass or otherwise become unavailable to us.

➢	There are conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interest of our stockholders.

➢	The management agreement with our Manager and the sub-advisory agreement among us, our Manager and MD Sass were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

➢	Our Manager and its affiliates have no prior experience operating a REIT or a public company and therefore may have difficulty in successfully and profitably operating our business or complying with regulatory requirements, including the Sarbanes-Oxley Act of 2002 and the REIT provisions of the Internal Revenue Code of 1986, as amended (or the Internal Revenue Code), which may hinder their ability to achieve our objectives or result in loss of our qualification as a REIT.

➢	Our board of directors will approve very broad investment guidelines for our Manager and will not approve each acquisition decision made by our Manager.

➢	We may not realize gains or income from our assets, which could cause the value of our common stock to decline.

➢	We may acquire MBS collateralized by Subprime Mortgage Loans, which are subject to increased risks.

➢	Increases in interest rates could adversely affect the value of our assets and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

➢	Prepayment rates may adversely affect the value of our portfolio of assets.

➢	The mortgage loans that we will acquire, and the mortgage and other loans underlying the MBS and ABS, respectively, that we will acquire, are subject to delinquency, foreclosure and loss, which could result in losses to us.

➢	Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

➢	Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

OUR STRUCTURE

We were formed as a Maryland corporation on February 20, 2009. We will be externally managed and advised by our Manager, which may be deemed our promoter with respect to this offering. We intend to operate our business through our subsidiaries, Sutherland Asset I, LLC and Sutherland Asset II, LLC, each of which will pursue a different business strategy. It is anticipated that Sutherland Asset I, LLC will primarily acquire Agency MBS and mortgage loans and will use leverage to finance its Agency MBS assets primarily through repurchase agreements. It is anticipated that Sutherland Asset II, LLC will primarily acquire Non-Agency MBS and will initially, based on current market conditions, not use leverage except in conjunction with financings that may be available to us under programs established by the U.S. government and/or resecuritizations. See “Business—Our Financing Strategy.” The following chart shows our anticipated structure after giving effect to this offering and the concurrent private placement to members of our senior management team and affiliates of our Manager:

(1)	We expect Sutherland Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act. As a result at least 55% of this subsidiary’s assets are expected to be comprised of mortgage loans and whole pool Agency MBS. See “Business—Operating and Regulatory Structure—1940 Act Exemption.”

(2)	We expect Sutherland Asset II, LLC to qualify for an exemption under the 1940 Act as an investment company pursuant to Section 3(c)(7) of the 1940 Act. See “Business—Operating and Regulatory Structure—1940 Act Exemption.”

MANAGEMENT AGREEMENT

We will be externally managed and advised by our Manager. We expect to benefit from the personnel, infrastructure, analytical and portfolio management capabilities, business relationships and management experience of our Manager and its affiliates to enhance the growth of our business. Each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, and most of them have responsibilities and commitments in addition to their responsibilities to us. Although we will not have any employees upon completion of this offering and the concurrent private placement, we expect that our Chief Financial Officer will be dedicated exclusively to us. Although our Chief Financial

Officer will initially be the only individual dedicated exclusively to us, our Manager or we may in the future hire additional personnel that may be dedicated exclusively to us. In addition, we expect that our Co-Chief Executive Officers, our Executive Vice President, our Portfolio Managers and any other appropriate personnel of our Manager and MD Sass will devote such portion of their time to our affairs as is necessary to enable us to effectively operate our business. Our Manager is not obligated, however, to dedicate any of its personnel exclusively to us, nor is it or its personnel obligated to dedicate any specific portion of its or their time to our business.

We will enter into a management agreement with our Manager effective upon the closing of this offering. Pursuant to the management agreement, our Manager will implement our business strategy and perform certain services for us, subject to oversight by our board of directors. Our Manager will be responsible for, among other duties: (1) performing all of our day-to-day functions, (2) determining investment criteria in conjunction with our board of directors, (3) sourcing, analyzing and executing asset acquisitions, sales and financings, (4) performing asset management duties, and (5) performing financial and accounting management. In addition, our Manager has an Investment Committee comprised of Messrs. Capasse, Ross and Bruno that will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines.

The initial term of the management agreement will extend for three years from the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. For a detailed description of the management agreement’s termination provisions, see “Our Manager and the Management Agreement—Management Agreement.”

The following table summarizes the fees and expense reimbursements that we will pay to our Manager:

Type	Description	Payment

Base management fee	We will pay a base management fee to our Manager equal to 1.50% per annum of our stockholders’ equity, as defined in the management agreement, calculated and payable quarterly in arrears. Our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. For a detailed description of the base management fee, see “Our Manager and the Management Agreement—Management Agreement—Management Fees, Expense Reimbursements and Termination Fee.”	Quarterly in cash.

Incentive fee	As described in more detail below, we will pay a quarterly incentive fee to our Manager if (1) our Core Earnings (as defined below) exceeds a quarterly hurdle and (2) the conditions of a four quarter hurdle (which on a quarterly basis retests our performance over a rolling four quarter period) are satisfied. In addition, as described in more detail below, any earned quarterly incentive fee is subject to a clawback or repayment by our Manager based on our performance in the four quarter period following the payment of a quarterly incentive fee.	Quarterly, payable 50% in cash and 50% in restricted common stock, in each case subject to the clawback.

Type	Description	Payment

Quarterly Hurdle. 15.0% of the dollar amount by which Core Earnings for the most recently completed fiscal quarter (or the Current Quarter) before the incentive fee and excluding the impact of any clawback received in relation to such fiscal quarter and any prior period, exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the Current Quarter and (2) the greater of (A) 8.0% and (B) 3.0% per annum plus the daily average of the one-month LIBOR for the Current Quarter (or the Hurdle), expressed on a quarterly basis.

Four Quarter Hurdle. The incentive fee payable for the Current Quarter to our Manager shall also be subject to a trailing four-quarter hurdle (or the Four Quarter Hurdle). The Four Quarter Hurdle shall be satisfied if the sum of the Current Quarter and prior three fiscal quarters’ Core Earnings exceeds an annual hurdle (or the Four Quarter Hurdle Amount) calculated based upon the sum of the Hurdle for the Current Quarter and the applicable Hurdle for each of the prior three fiscal quarters.

Clawback. To the extent that the sum of the Core Earnings for the four fiscal quarters following the Current Quarter (or the Clawback Period) does not exceed the sum of the applicable Hurdle for each of the fiscal quarters in the Clawback Period, our Manager shall be required to repay to us any cash or common stock incentive fee payments made to our Manager in respect of the Current Quarter. Each incentive fee payment made to our Manager shall be subject to a one-time clawback test following the last day of the Clawback Period.

For examples of the calculation of the incentive fee, see Appendix 1 to this prospectus.

No incentive fee shall be payable to our Manager in respect of the initial two fiscal quarters following the closing of this offering (including the fiscal quarter in which this offering is consummated).

Type	Description	Payment

Expense reimbursement	Reimbursement of expenses related to us incurred by our Manager, including legal, accounting, due diligence and other services. We will not reimburse our Manager or its affiliates for the salaries and other compensation of their personnel, except for (1) the allocable share of the compensation of our Chief Financial Officer based on the percentage of his time spent managing our affairs, which will be all of our Chief Financial Officer’s compensation so long as he is exclusively dedicated to our affairs, and (2) personnel hired by our Manager who are dedicated exclusively to us.	Monthly in cash.

Termination fee	Termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive fee earned by our Manager during the prior 24-month period prior to such termination, calculated as of the end of the most recently completed fiscal quarter, except upon an internalization. Upon termination of the management agreement, the shares of common stock sold to our Manager and its affiliates pursuant to the Contingent Share Placement shall vest immediately to the extent such shares have not already vested, and we will pay $ per share sold in this offering in underwriting discounts to the underwriters to the extent such amount has not already been paid by us. See “Our Manager and the Management Agreement—Management Fees, Expense Reimbursement and Termination Fee.”	Upon termination of the management agreement by us without cause or by our Manager if we materially breach the management agreement.

Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Core Earnings is a non-GAAP financial measure. We believe that Core Earnings more appropriately reflects our Manager’s performance than GAAP net income, will be utilized by the investment community to assess our Manager’s performance and will more closely align our Manager’s incentives with the interests of our stockholders.

For purposes of satisfying the Four Quarter Hurdle in the third fiscal quarter following this offering, Core Earnings and the Four Quarter Hurdle Amount will be calculated on the basis of the three then completed fiscal quarters. The shares of restricted common stock payable to our Manager in respect of its incentive fee for a Current Quarter shall vest in two equal installments over a two-year period, with 50% of such shares vesting on the one year anniversary of the last day of such Current Quarter and the remaining 50% of shares vesting on the two year anniversary of the last day of such Current Quarter.

For purposes of calculating the Hurdle for a Current Quarter, the shares of common stock sold pursuant to the Contingent Share Placement will not be considered to be outstanding and the proceeds received from such sale will not be considered to be raised until such shares have vested. See “Certain relationships and related transactions—Purchases of Common Stock by Affiliates.” In addition, any amounts that we pay to the underwriters in respect of the underwriting discount will be excluded from the calculation of Core Earnings. See “Underwriting.”

MD Sass will serve as our sub-advisor pursuant to an agreement among us, our Manager and MD Sass. Through this agreement, we and our Manager will have access to the personnel and resources of MD Sass in the implementation and execution of our business strategy. MD Sass will provide guidance and expertise to our Manager with respect to our Agency MBS strategy. The initial term of this agreement will extend for three years from the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. The fees charged by MD Sass under this agreement shall be paid by our Manager and shall not constitute a reimbursable expense by our Manager under the management agreement. Our Manager is also party to a shared facilities and services agreement with MD Sass pursuant to which MD Sass provides our Manager with access to, among other things, its information technology, office space, legal, marketing and other back office functions.

HISTORICAL PERFORMANCE OF OUR MANAGER AND OUR SUBADVISOR

Our Manager and its affiliates and their personnel have a long track record of creating, evaluating, investing in and managing assets within our target asset classes. At March 31, 2009, our Manager and the taxable fixed income group within MD Sass had approximately $3.2 billion of total assets under management, including approximately $1.5 billion of Agency MBS and $1.4 billion of total ABS, MBS and loan assets. Our Manager currently manages Waterfall Eden Fund, LP, Waterfall Eden Fund, Ltd. and Waterfall Eden Master Fund, Ltd. (collectively, the Eden Fund), the Victoria Fund, the TALF Funds and a limited number of separate accounts that focus primarily on ABS. In addition, the taxable fixed income group within MD Sass invests in Agency MBS on behalf of more than 90 separate accounts. The aggregate amount of funds raised by the Eden Fund and the Victoria Fund from approximately 130 investors in the period March 1, 2005 through March 31, 2009 was approximately $1.7 billion, and the aggregate amount of funds raised from the TALF Funds from approximately five investors through June 30, 2009 was approximately $14.8 million. The aggregate amount of bonds and investments acquired by the Eden Fund and the Victoria Fund in the period March 1, 2005 through March 31, 2009 was approximately $3.9 billion, and the aggregate amount of ABS acquired by the TALF Funds through June 30, 2009 was approximately $93.5 million.

For information relating to the historical performance of these funds and the taxable fixed income group within MD Sass, see “Business—Historical Performance of our Manager and our Subadvisor.” In addition, for supplemental prior performance information of the Eden Fund and the Victoria Fund, see Appendix II which includes the following prior performance tables for each of the Eden Fund and the Victoria Fund: Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor), Table III (Operating Results), Table IV (Sales of Bonds and Investments) and Table V (Acquisitions of Bonds and Investments).

CONFLICTS OF INTEREST

We are dependent on our Manager and, pursuant to the sub-advisory agreement, MD Sass for our day-to-day management, and we do not have any independent officers or employees. Each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates. Our management agreement with our Manager and the sub-advisory agreement among us, our Manager and MD Sass were negotiated between related parties and their respective terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated on an arm’s-length basis with unaffiliated third parties. In addition, the ability of our Manager, MD Sass and their officers and personnel to engage in other business activities, including the management of other entities and separate accounts, may reduce the time our Manager, MD Sass and their officers and personnel spend managing us.

Our Manager manages the Eden Fund and the Victoria Fund, which focus on High Yield ABS and residential mortgage loans, a limited number of separate accounts that focus primarily on ABS and the TALF Funds, which focus on TALF-eligible ABS. In addition, the taxable fixed income group within MD Sass invests in Agency MBS on behalf of more than 90 separate accounts. At March 31, 2009, our

Manager and the taxable fixed income group within MD Sass had approximately $3.2 billion of total assets under management, including approximately $1.5 billion of Agency MBS and $1.4 billion of ABS, MBS and loan assets. The Eden Fund and the Victoria Fund have emphasized the acquisition of a broad range of High Yield ABS and performing and non-performing residential mortgage loans. We intend to acquire a more limited range of real estate-related financial assets than the Eden Fund and the Victoria Fund have on a historical basis. Furthermore, our strategy will initially focus on highly rated tranches of Non-Agency MBS in combination with Agency MBS and performing residential mortgage loans whereas the Eden Fund and the Victoria Fund have focused on High Yield ABS and performing and non-performing residential mortgage loans. However, we will compete for opportunities to acquire assets directly with other clients of our Manager and its affiliates, including the Eden Fund, the Victoria Fund, the TALF Funds and separate accounts. In addition, it is possible in the future that our Manager and its affiliates may have additional clients that compete directly with us for opportunities. Further, our interests with respect to our strategy may conflict with those of other clients of our Manager and its affiliates. There may be certain situations where our Manager allocates assets that may be suitable for us to the Eden Fund, the Victoria Fund, the TALF Funds and separate accounts or other entities managed by our Manager or its affiliates instead of us.

Our Manager has an allocation policy in place that is intended to enable us to share equitably with other clients of our Manager and its affiliates in all opportunities that may be suitable for us and such other clients. Pursuant to this policy, assets may be allocated by taking into account factors including, without limitation, investment guidelines, diversification requirements, fund size and risk tolerance, legal and regulatory restrictions, availability of cash and liquidity needs. Our Manager’s allocation policy also includes other procedures intended to prevent any other clients from receiving favorable treatment in accessing opportunities to acquire assets over any other account. This allocation policy may be amended by our Manager at any time without our consent. To the extent our Manager’s or our business evolves in such a way as to give rise to conflicts not currently addressed by our Manager’s allocation policy, our Manager may need to refine its allocation policy to handle such situation. Our independent directors will review our Manager’s compliance with its allocation policy. In addition, to avoid any actual or perceived conflicts of interest with our Manager, prior to an acquisition of any security structured or issued by an entity managed by our Manager or its affiliates or the purchase or sale of any asset from or to an entity managed by our Manager or its affiliates, such transaction must be approved by a majority of our independent directors. We do not expect these transactions to represent a material amount of our transactions. Our independent directors may amend this approval policy at any time without stockholder consent.

We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

We do not have a policy that expressly prohibits our directors, officers, securityholders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees, to the extent we have employees in the future, from engaging in any transaction that involves an actual conflict of interest with us.

OPERATING AND REGULATORY STRUCTURE

REIT qualification

In connection with this offering, we intend to elect to qualify as a REIT under the Internal Revenue Code, commencing with our taxable year ending on December 31, 2009. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT. To qualify as a REIT, we must meet on a continuing basis, through organizational and actual investment and operating results, various requirements under the Internal Revenue Code relating to, among others, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we failed to qualify as a REIT. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. Any distributions paid by us generally will not be eligible for taxation at the preferred U.S. federal income tax rates that currently apply (through 2010) to certain distributions received by individuals from taxable corporations.

1940 Act exemption

We intend to conduct our operations so that the company is not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. The company intends to conduct its operations so that it does not come within the definition of an investment company because less than 40% of its total assets on an unconsolidated basis will consist of “investment securities.” The securities issued to the company by any wholly owned or majority owned subsidiary that we may form in the future that is excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities the company may own, may not have a value in excess of 40% of the value of the company’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with the 40% test. In addition, we believe the company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because the company will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the company’s wholly owned and majority owned subsidiaries, the company will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of the company’s investments in its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exemptions from the 1940 Act, the company may have to register under the 1940 Act and could become subject to substantial regulation with respect to its capital structure (including its ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect Sutherland Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the company’s other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally means that at least 55% of each such subsidiaries’ portfolio must be comprised of qualifying assets and at least 80% of its portfolio must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency MBS, that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. We intend to treat as real estate-related assets Non-Agency MBS (including tranches of our resecuritizations), debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We expect that Sutherland Asset II, LLC will qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(7) of the 1940 Act, which is available for entities that are owned by qualified purchasers. Sutherland Asset II, LLC is not making and does not intend to make a public offering of securities. Sutherland Asset Management Corporation is the sole owner of Sutherland Asset II, LLC and will be a qualified purchaser.

We may in the future organize special purpose subsidiaries that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may in the future organize one or more TALF subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such TALF subsidiary would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on the restrictions contained in Rule 3a-7. In certain circumstances, compliance with Rule 3a-7 may require, among other things, that the indenture governing the TALF subsidiary include limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority owned subsidiary of Sutherland Asset Management Corporation is made by us. The 1940 Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which Sutherland Asset Management Corporation owns at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

RESTRICTIONS ON OWNERSHIP AND TRANSFER OF OUR COMMON STOCK

To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Internal Revenue Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things, beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code, or otherwise cause us to fail to qualify as a REIT.

Our charter provides that any ownership or purported transfer of our capital stock in violation of the foregoing restrictions will result in the shares so owned or transferred being automatically transferred to a charitable trust for the benefit of a charitable beneficiary, and the purported owner or transferee acquiring no rights in such shares. If a transfer of shares of our capital stock would result in our capital stock being beneficially owned by fewer than 100 persons or a transfer to a charitable trust as described above would be ineffective for any reason to prevent a violation of the other restrictions on ownership and transfer of our capital stock, the transfer resulting in such violation will be void from the time of such purported transfer.

THE OFFERING

Common stock offered by us	16,666,667 shares (plus up to an additional 2,500,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option).

Common stock to be outstanding after this offering	shares.(1)

Use of proceeds	We intend to deploy a substantial majority of the net proceeds of this offering and the concurrent private placement in our wholly owned subsidiary, Sutherland Asset I, LLC, which in turn will invest such proceeds in our target asset classes. Sutherland Asset I, LLC intends to use a portion of such proceeds, together with repurchase agreement borrowings, to acquire whole pool Agency MBS. It also intends to use a portion of such proceeds to acquire residential mortgage loans and Non-Agency MBS. It is expected that at least 55% of Sutherland Asset I LLC’s assets will consist of whole pool Agency MBS and residential mortgage loans with the balance consisting of Non-Agency MBS. We intend to deploy the remaining net proceeds of this offering and the concurrent private placement in our other wholly owned subsidiary, Sutherland Asset II, LLC, which in turn will deploy such proceeds primarily in Non-Agency MBS and residential mortgage loans, initially without the benefit of any borrowings other than those that may become available to us under programs established by the U.S. government and/or resecuritizations.

Based on prevailing market conditions and our current assumptions with regard to our anticipated borrowings, our initial expectation is that the assets held on a combined basis by both subsidiaries will consist, on a consolidated basis, of between 55% to 65% Non-Agency MBS, 35% to 45% whole pool Agency MBS and the balance in residential mortgage loans, ABS and other financial assets. However, there is no assurance that, upon completion of this offering and the concurrent private placement, our subsidiaries will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets. Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These initial investments are expected to provide a lower net return than we will seek to achieve from our target assets. See “Use of Proceeds.”

See “Certain relationships and related transactions — Purchases of

 (1)  Includes           shares of our common stock to be sold to members of our senior management team and affiliates of our Manager in a concurrent private placement. Excludes (A) an aggregate of 12,333 shares of our restricted common stock to be granted to our Chief Financial Officer and our independent directors under our 2009 equity incentive plan, (B) 2,500,000 shares of our common stock that we may issue and sell upon the exercise of the underwriters’ overallotment option in full and (C)          shares of common stock to be sold to our Manager and its affiliates pursuant to the Contingent Share Placement.

Common Stock by Affiliates” and “Underwriting” for a discussion of how the proceeds from the Contingent Share Placement and the underwriters’ agreement to forego $ per share in underwriting discount until our achievement of a performance condition will allow substantially all of the gross proceeds from this offering and the concurrent private placement to be applied to our business strategy from the outset.

Distribution policy	We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income. We plan to pay our first dividend in respect of the period from the closing of this offering through September 30, 2009, which may be prior to the time that we have fully used the net proceeds from this offering and the concurrent private placement to acquire our target assets. Prior to the time that we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

Any distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, see “Distribution Policy.”

We cannot assure you that we will make any distributions to our stockholders.

Proposed NYSE symbol	“SLD”

Ownership and transfer restrictions	To assist us in complying with the limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, among other purposes, our charter generally prohibits, among other prohibitions, any stockholder from beneficially or constructively owning more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. See “Description of Capital Stock —Restrictions on Ownership and Transfer.”

Risk factors	Investing in our common stock involves a high degree of risk. You should carefully read and consider the information set forth under “Risk Factors” and all other information in this prospectus before investing in our common stock.

OUR CORPORATE INFORMATION

Our principal executive offices are located at 1185 Avenue of the Americas, 18th Floor, New York, New York 10036. Our telephone number is (212) 730-2000. Our website is www.sutherlandam.com. The contents of our website are not a part of this prospectus. The information on the website is not intended to form a part of or be incorporated by reference into this prospectus.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks occurs, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment.

RISKS RELATED TO OUR BUSINESS

We have no operating history and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were incorporated in February 2009 and have no operating history. We have no assets and will commence operations only upon completion of this offering. We cannot assure you that we will be able to operate our business successfully or implement our policies and strategies as described in this prospectus. The results of our operations depend on several factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions.

We may change any of our strategies, investment guidelines, policies or procedures without stockholder consent, which could result in our making acquisitions that are different from, and possibly riskier than, those described in this prospectus.

We may change any of our strategies, investment guidelines, policies or procedures with respect to acquisitions, asset allocation, growth, operations, indebtedness, financing strategy and distributions at any time without the consent of our stockholders, which could result in our making acquisitions that are different from, and possibly riskier than, the types of acquisitions described in this prospectus. A change in our strategy may increase our exposure to credit risk, interest rate risk, financing risk, default risk and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making acquisitions in asset categories different from those described in this prospectus. These changes could adversely affect our financial condition, results of operations, the market price of our common stock and our ability to make distributions to our stockholders.

Difficult conditions in the mortgage and residential real estate markets may cause us to experience market losses related to our holdings, and we do not expect these conditions to improve in the near future.

Our results of operations are materially affected by conditions in the mortgage market, the residential real estate market, the financial markets and the economy generally. Recently, concerns about the mortgage market and a declining real estate market, as well as inflation, energy costs, geopolitical issues and the availability and cost of credit, have contributed to increased volatility and diminished expectations for the economy and markets going forward. The mortgage market, including the market for Alt-A Mortgage Loans, Subprime Mortgage Loans and Prime Mortgage Loans, has been severely affected by changes in the lending landscape and there is no assurance that these conditions have stabilized or that they will not worsen. The severity of the liquidity limitation was largely unanticipated by the markets. For now (and for the foreseeable future), access to mortgages has been substantially limited. While the limitation on financing was initially in the sub-prime mortgage market, the liquidity issues also affected prime and Alt-A non-Agency lending, with lending standards significantly more stringent than in recent periods and many product types being severely curtailed. This has an impact on new demand for homes, which has compressed the home ownership rates and is weighing heavily on home price performance. There is a strong correlation between home price growth rates and mortgage

Risk factors

loan delinquencies. The further deterioration of the MBS market may cause us to experience losses related to our assets and to sell assets at a loss. Declines in the market values of our investments may adversely affect our results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Dramatic declines in the housing market, with falling home prices and increasing foreclosures and unemployment, have resulted in significant asset write-downs by financial institutions, which have caused many financial institutions to seek additional capital, to merge with other institutions and, in some cases, to fail. Institutions from which we may seek to obtain financing may have owned or financed residential mortgage loans, real estate-related securities and real estate loans, which have declined in value and caused them to suffer losses as a result of the recent downturn in the residential mortgage market. Many lenders and institutional investors have reduced and, in some cases, ceased to provide funding to borrowers, including other financial institutions. If these conditions persist, these institutions may become insolvent or tighten their lending standards, which could make it more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our assets.

There can be no assurance that the actions of the U.S. government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing the financial markets, including the establishment of the TALF and the PPIP, or market response to those actions, will achieve the intended effect, and our business may not benefit from these actions and further government or market developments could adversely impact us.

In response to the financial issues affecting the banking system and the financial markets and going concern threats to investment banks and other financial institutions, the U.S. government, Federal Reserve and U.S. Treasury and other governmental and regulatory bodies have taken action to stabilize the financial markets. Significant measures include: the enactment of the Emergency Economic Stabilization Act of 2008, or the EESA, to, among other things, establish TARP; the enactment of the Housing and Economic Recovery Act of 2008, or the HERA, which established a new regulator for Fannie Mae and Freddie Mac; and the establishment of the TALF and the PPIP.

Although the federal government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations which could materially adversely affect our business, operations and financial condition.

There can be no assurance that the EESA, HERA, TALF, PPIP or other recent U.S. government actions will have a beneficial impact on the financial markets, including on current extreme levels of volatility. To the extent the market does not respond favorably to these initiatives or these initiatives do not function as intended, our business may not receive the anticipated positive impact from the legislation or other U.S. government actions. There can also be no assurance that we will be eligible to participate in programs established by the U.S. government or, if we are eligible, that we will be able to utilize them successfully or at all. In addition, because the programs are designed, in part, to restart the market for certain of our target assets, the establishment of these programs may result in increased competition for attractive opportunities in our target assets. In addition, the U.S. government, the Federal Reserve, the U.S. Treasury and other governmental and regulatory bodies have taken or are considering taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur, and such actions could have an adverse impact on our business, results of operations and financial condition.

Risk factors

The lack of liquidity of our assets may adversely affect our business, including our ability to value and sell our assets.

We may acquire assets or other instruments that are not liquid, including securities and other instruments that are not publicly traded. Moreover, turbulent market conditions, such as those currently in effect, could significantly and negatively impact the liquidity of our assets. It may be difficult or impossible to obtain third-party pricing on the assets we purchase. Illiquid assets typically experience greater price volatility, as a ready market does not exist, and can be more difficult to value. In addition, validating third-party pricing for illiquid assets may be more subjective than more liquid assets. The illiquidity of our assets may make it difficult for us to sell such assets if the need or desire arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our assets. To the extent that we utilize leverage to finance our purchase of assets that are or become liquid, the negative impact on us related to trying to sell assets in a short period of time for cash could be greatly exacerbated. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Loss of our 1940 Act exemption would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends, and could result in the termination of the management agreement with our Manager.

We intend to conduct our operations so as not to become required to register as an investment company under the 1940 Act. Certain of our subsidiaries intend to rely upon the exemption from registration as an investment company under the 1940 Act pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally means that at least 55% of each such subsidiaries’ portfolio must be comprised of qualifying assets and at least 80% of its portfolio must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency MBS, that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. Specifically, we expect each of our subsidiaries relying on Section 3(c)(5)(C) to invest at least 55% of its assets in mortgage loans, MBS that represent the entire ownership in a pool of mortgage loans and other interests in real estate that constitute qualifying assets in accordance with Securities and Exchange Commission (or the SEC) staff guidance and approximately an additional 25% of its assets in other types of mortgages, MBS, securities of REITs and other real estate-related assets. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We may in the future organize special purpose subsidiaries that will borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may in the future organize one or more TALF subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such TALF subsidiary would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on the restrictions contained in Rule 3a-7. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

Risk factors

•	the securities sold are fixed income securities rated investment grade by at least one rating agency (fixed income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•	the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•	unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture governing the subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. In light of the requirements of Rule 3a-7, our ability to manage assets held in a special purpose subsidiary that complies with Rule 3a-7 will be limited and we may not be able to purchase or sell assets owned by that subsidiary when we would otherwise desire to do so, which could lead to losses.

The determination of whether an entity is a majority owned subsidiary of Sutherland Asset Management Corporation is made by us. The 1940 Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which Sutherland Asset Management Corporation owns at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

There can be no assurance that the laws and regulations governing the 1940 Act status of REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding these exemptions, will not change in a manner that adversely affects our operations. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen. If we or our subsidiaries fail to maintain an exception or exemption from the 1940 Act, we could, among other things, be required either to (a) change the manner in which we conduct our operations to avoid being required to register as an investment company, (b) effect sales of our assets in a manner that, or at a time when, we would not otherwise choose to do so or (c) register as an investment company, any of which could negatively affect the value

Risk factors

of our common stock, the sustainability of our business model, and our ability to make distributions which could have an adverse effect on our business and the market price for our shares of common stock.

Rapid changes in the values of our target assets may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

If the market value or income potential of our target assets declines as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, we may need to increase our real estate assets and income or liquidate our non-qualifying assets to maintain our REIT qualification or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets we may own. We may have to make decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable.

We expect to use leverage to finance our assets through borrowings from a number of sources, including repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities). Given current market conditions, we may also seek to take advantage of borrowings, if any, available under new programs established by the U.S. government such as the TALF to finance our Non-Agency MBS and ABS. Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may deploy for particular assets will depend upon the availability of financing and our Manager’s assessment of the credit and other risks of those assets. The percentage of leverage will vary over time depending on our ability to enter into repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities), our ability to participate in and obtain funding under programs established by the U.S. government, available credit limits and financing rates, type and/or amount of collateral required to be pledged and our assessment of the appropriate amount of leverage for the particular assets we are funding. Initially, we expect to use repurchase agreement financing primarily for our Agency MBS assets.

The current weakness in the financial markets, the residential mortgage markets and the economy generally could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing or to increase the costs of that financing. Current market conditions have affected different types of financing for mortgage-related assets to varying degrees, with some sources generally being unavailable, others being available but at a higher cost, while others being largely unaffected. For example, in the repurchase agreement market, Non-Agency MBS have been more difficult to finance than Agency MBS. In connection with repurchase agreements, financing rates and advance rates, or haircut levels, have also increased. Repurchase agreement counterparties have taken these steps in order to compensate themselves for a perceived increased risk due to the illiquidity of the underlying collateral. In some cases, margin calls have forced borrowers to liquidate collateral in order to meet the capital requirements of these margin calls, resulting in losses.

The return on our assets and cash available for distribution to our stockholders may be reduced to the extent that market conditions prevent us from leveraging our assets or cause the cost of our financing to increase relative to the income that can be derived from the assets acquired. Our financing costs will reduce cash available for distributions to stockholders. We may not be able to meet our financing obligations and, to the extent that we cannot, we risk the loss of some or all of our assets to liquidation or sale to satisfy the obligations. We will leverage certain of our assets through repurchase agreements.

Risk factors

A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls and may be forced to sell assets at significantly depressed prices due to market conditions or otherwise, which may result in losses. The satisfaction of such margin calls may reduce cash flow available for distribution to our stockholders. Any reduction in distributions to our stockholders may cause the value of our common stock to decline.

We may depend on U.S. government equity and debt financing to acquire our Non-Agency MBS, ABS and residential mortgage loan portfolio, and our inability to access this financing could have a material adverse effect on our results of operations, financial condition and business.

We anticipate that we may finance our Non-Agency MBS and ABS portfolios with borrowings that may be available to us under the TALF. Under the TALF, the FRBNY provides non-recourse loans to borrowers collateralized by eligible collateral, including certain ABS. On March 23, 2009, in connection with the establishment of the PPIP, the U.S. Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include certain highly rated Non-Agency MBS, as well as highly rated CMBS. On May 1, 2009, the FRBNY published the terms for the expansion of the TALF to include recently issued CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of eligible CMBS. However, to date, neither the FRBNY nor the U.S. Treasury has announced how the TALF will be expanded to Non-Agency MBS. There can no assurance that the TALF will be expanded to include Non-Agency MBS and, if so expanded, that we will be able to utilize this program successfully or at all.

We may finance our residential mortgage loan portfolio with borrowings made available to us under the Legacy Loans Program, which was established as part of the PPIP. However, the details of this program are still emerging and, on June 3, 2009, the FDIC announced that a pilot sale of assets under the program will be postponed. It is currently not clear whether and on what terms the Legacy Loans Program will continue. There can no assurance, if this program were to continue, that we will be eligible to participate in this program or, if we are eligible, that we will be able to utilize it successfully or at all.

There is no assurance that we will be able to obtain any TALF loans, and the terms and conditions of the TALF may change, which could adversely affect our business.

The TALF is operated by the FRBNY. The FRBNY has complete discretion regarding the extension of credit under the TALF and is under no obligation to make any loans to us even if we meet all of the applicable criteria. Requests for TALF loans may surpass the amount of funding authorized by the Federal Reserve and the U.S. Treasury, resulting in an early termination of the TALF. Depending on the demand for TALF loans and the general state of the credit markets, the Federal Reserve and the U.S. Treasury may decide to modify the terms and conditions of the TALF, including asset and borrower eligibility, at any time. Any such modifications may adversely affect the market value of any of our assets financed through the TALF or our ability to obtain additional TALF financing. If the TALF is prematurely discontinued or reduced while our assets financed through the TALF are still outstanding, there may be no market for these assets and the market value of these assets would be adversely affected.

We could lose our eligibility as a TALF borrower, which would adversely affect our ability to fulfill our investment objectives.

Any U.S. company is permitted to participate in the TALF, provided that it maintains an account relationship with a primary dealer and enters into a TALF-specific customer agreement with such primary dealer. An entity is a U.S. company for purposes of the TALF if it is (1) a business entity or institution that is organized under the laws of the United States or a political subdivision or territory thereof (U.S.-organized) and conducts significant operations or activities in the United States, including

Risk factors

any U.S.-organized subsidiary of such an entity; (2) a U.S. branch or agency of a non-U.S. bank (other than a foreign central bank) that maintains reserves with a Federal Reserve Bank; (3) a U.S. insured depository institution; or (4) an investment fund that is U.S.-organized and managed by an investment manager that has its principal place of business in the United States. An entity that satisfies any one of the requirements above is a U.S. company regardless of whether it is controlled by, or managed by, a company that is not U.S.-organized. Notwithstanding the foregoing, a U.S. company excludes any entity, other than those described in clauses (2) and (3) above, that is controlled by a non-U.S. government or is managed by an investment manager controlled by a non-U.S. government, other than those described in clauses (2) and (3) above. For these purposes, a non-U.S. government controls a company if, among other things, such non-U.S. government owns, controls, or holds with power to vote 25% or more of a class of voting securities of the company. The application of these rules under the TALF is not clear. For instance, it is uncertain how a change of control subsequent to a stockholders’ purchase of shares of common stock which results in such stockholder being owned or controlled by a non-U.S. government will be treated for purposes of the 25% limitation. However, if for any reason we are deemed not to be eligible to participate in the TALF, all of our outstanding TALF loans will become immediately due and payable and we will not be eligible to obtain future TALF loans.

If we need to surrender eligible TALF assets to repay TALF loans at maturity, we would forfeit any equity that we held in these assets.

Each TALF loan must be repaid within three to five years. If we do not have sufficient funds to repay interest and principal on the related TALF loan at maturity and if these assets cannot be sold for an amount equal to or greater than the amount owed on such loan, we must surrender the assets to the FRBNY in lieu of repayment. If we are forced to sell any assets to repay a TALF loan, we may not be able to obtain a favorable price. If we default on our obligation to pay a TALF loan or other default events occur and the FRBNY elects to liquidate the assets used as collateral to secure such TALF loan, the proceeds from such sale will be applied, first, to any enforcement costs, second, to unpaid principal and, finally, to unpaid interest. Under the terms of the TALF, if assets are surrendered to the FRBNY in lieu of repayment, all assets that collateralize that loan must be surrendered. In these situations, we would forfeit any equity that we held in these assets.

To the extent the Legacy Loans Program is continued, there is no assurance that we will be able to participate in or benefit from the PPIP, or, if we are able to participate, that we will be able to do so in a manner that is consistent with our strategy or that will have a beneficial impact on us.

To the extent the Legacy Loans Program is continued, it requires that program investors be pre-qualified by the FDIC. It is likely that the FDIC will have broad discretion regarding investor qualification and the FDIC is under no obligation to approve our participation even if we meet all of the applicable criteria. While the U.S. Treasury and the FDIC have released only a summary of preliminary terms and conditions for the PPIP. The preliminary terms and conditions do not address the specific terms and conditions relating to, among other things: (1) the FDIC-guaranteed debt to be issued by participants in the Legacy Loans Program, (2) the debt financing from the U.S. Treasury in the Legacy Securities Program and (3) the warrants that the U.S. Treasury will receive under both programs. The FDIC has indicated that Legacy Loans PPIFs will be subject to government loan modification program requirements. In addition, the U.S. Treasury and FDIC have reserved the right to modify the proposed terms of the PPIP. When, or if, the final terms and conditions are released, there is no assurance that we will be able to participate in the PPIP in a manner that is consistent with our investment strategy or at all.

Risk factors

We may depend on repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.

We may use repurchase agreement financing as a strategy to increase the return on our assets. However, we may not be able to achieve our desired leverage ratio for a number of reasons, including if the following events occur:

➢	our lenders do not make repurchase agreement financing available to us at acceptable rates;

➢	certain of our lenders exit the repurchase market;

➢	our lenders require that we pledge additional collateral to cover our borrowings, which we may be unable to do; or

➢	we determine that the leverage would expose us to excessive risk.

Our ability to fund our acquisitions may be impacted by our ability to secure repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities) on acceptable terms. We currently do not have any commitments for any of our proposed financing arrangements and can provide no assurance that lenders will be willing or able to provide us with sufficient financing. In addition, because repurchase agreements and warehouse facilities are short-term commitments of capital, lenders may respond to market conditions making it more difficult for us to secure continued financing. If we are not able to renew our then existing facilities or arrange for new financing on terms acceptable to us, or if we default on our covenants or are otherwise unable to access funds under any of these facilities, we may have to curtail our asset acquisition activities and/or dispose of assets.

It is possible that the lenders that will provide us with financing could experience changes in their ability to advance funds to us, independent of our performance or the performance of our portfolio of assets. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed. In addition, if the regulatory capital requirements imposed on our lenders change, they may be required to significantly increase the cost of the financing that they provide to us. Our lenders also may revise their eligibility requirements for the types of assets they are willing to finance or the terms of such financings, based on, among other factors, the regulatory environment and their management of perceived risk, particularly with respect to assignee liability. Moreover, the amount of financing we will receive under our repurchase agreements and warehouse facilities will be directly related to the lenders’ valuation of the assets that secure the outstanding borrowings. Typically repurchase and warehouse facilities grant the respective lender the absolute right to reevaluate the market value of the assets that secure outstanding borrowings at any time. If a lender determines in its sole discretion that the value of the assets has decreased, it has the right to initiate a margin call. A margin call would require us to transfer additional assets to such lender without any advance of funds from the lender for such transfer or to repay a portion of the outstanding borrowings. Any such margin call could have a material adverse effect on our results of operations, financial condition, business, liquidity and ability to make distributions to our stockholders, and could cause the value of our common stock to decline. We may be forced to sell assets at significantly depressed prices to meet such margin calls and to maintain adequate liquidity, which could cause us to incur losses.

The current dislocations in the residential mortgage sector have caused many lenders to tighten their lending standards, reduce their lending capacity or exit the market altogether. Further contraction among lenders, insolvency of lenders or other general market disruptions could adversely affect one or more of our potential lenders and could cause one or more of our potential lenders to be unwilling or unable to provide us with financing on attractive terms or at all. This could increase our financing costs and reduce our access

Risk factors

to liquidity. If one or more major market participants fails or otherwise experiences a major liquidity crisis, as was the case for Bear Stearns & Co. in March 2008 and Lehman Brothers Holdings Inc. in September 2008, it could negatively impact the marketability of all fixed income securities, including our target assets, and this could negatively impact the value of the assets we acquire, thus reducing our net book value. Furthermore, if many of our potential lenders are unwilling or unable to provide us with financing, we could be forced to sell our assets at an inopportune time when prices are depressed.

Securitizations would expose us to additional risks.

In the most likely securitization structure, we would convey a pool of assets to a special purpose vehicle, the issuing entity, and the issuing entity would issue one or more classes of non-recourse notes pursuant to the terms of an indenture. The notes would be secured by the pool of assets. In exchange for the transfer of assets to the issuing entity, we would receive the cash proceeds of the sale of non-recourse notes and a 100% interest in the equity of the issuing entity. The securitization of our portfolio investments might magnify our exposure to losses on those portfolio investments because any equity interest we retain in the issuing entity would be subordinate to the notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses. Moreover, we cannot be assured that we will be able to access the securitization market, or be able to do so at favorable rates. The inability to securitize our portfolio could hurt our performance and our ability to grow our business.

We expect that certain of our financing facilities may contain covenants that restrict our operations and may inhibit our ability to grow our business and increase revenues.

We expect that certain of our financing facilities may contain restrictions, covenants, and representations and warranties that, among other things, may require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also expect our financing agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default.

The covenants and restrictions we expect in our financing facilities may restrict our ability to, among other things:

➢	incur or guarantee additional debt;

➢	make certain investments or acquisitions;

➢	make distributions on or repurchase or redeem capital stock;

➢	engage in mergers or consolidations;

➢	finance mortgage loans with certain attributes;

➢	reduce liquidity below certain levels;

➢	grant liens or incur operating losses for more than a specified period;

➢	enter into transactions with affiliates; and

➢	hold mortgage loans for longer than established time periods.

These restrictions may interfere with our ability to obtain financing, including the financing needed to qualify as a REIT, or to engage in other business activities, which may significantly limit or harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition,

Risk factors

results of operations, and our ability to make distributions, which could cause the value of our common stock to decline. A default will also significantly limit our financing alternatives such that we will be unable to pursue our leverage strategy, which could curtail the returns on our assets.

If a counterparty to our repurchase transactions defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term, or if we default on our obligations under the repurchase agreement, we will lose money on our repurchase transactions.

When we engage in repurchase transactions, we will generally sell securities to lenders (i.e., repurchase agreement counterparties) and receive cash from the lenders. The lenders will be obligated to resell the same securities back to us at the end of the term of the transaction. Because the cash we will receive from the lender when we initially sell the securities to the lender is less than the value of those securities (this difference is the haircut), if the lender defaults on its obligation to resell the same securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Further, if we default on one of our obligations under a repurchase transaction, the lender will be able to terminate the transaction and cease entering into any other repurchase transactions with us. We expect that our repurchase agreements will contain cross-default provisions, so that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. If a default occurs under any of our repurchase agreements and the lenders terminate one or more of our repurchase agreements, we may need to enter into replacement repurchase agreements with different lenders. There can be no assurance that we will be successful in entering into such replacement repurchase agreements on the same terms as the repurchase agreements that were terminated or at all. Any losses we incur on our repurchase transactions could adversely affect our earnings and thus our cash available for distribution to our stockholders.

An increase in our borrowing costs relative to the interest we receive on our leveraged assets may adversely affect our profitability and our cash available for distribution to our stockholders.

As our repurchase agreements and other short-term borrowings mature, we will be required either to enter into new borrowings or to sell certain of our assets. An increase in short-term interest rates at the time that we seek to enter into new borrowings would reduce the spread between the returns on our assets and the cost of our borrowings. This would adversely affect the returns on our assets, which might reduce earnings and, in turn, cash available for distribution to our stockholders.

Our rights under our repurchase agreements may be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under the repurchase agreements, which may allow our lenders to repudiate our repurchase agreements.

In the event of our insolvency or bankruptcy, certain repurchase agreements may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities

Risk factors

under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

We operate in a highly competitive market and competition may limit our ability to acquire desirable assets.

We operate in a highly competitive market. Our profitability depends, in large part, on our ability to acquire our target assets at favorable prices. In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, specialty finance companies, public and private funds, commercial and investment banks, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. Other REITs may raise significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for opportunities to acquire assets. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding from the U.S. government, if we are not eligible to participate in certain programs established by the U.S. government. Many of our competitors are not subject to the operating constraints associated with REIT qualification compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Furthermore, competition for assets of the types and classes which we will seek to acquire may lead to the price of such assets increasing, which may further limit our ability to generate desired returns. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, desirable assets may be limited in the future and we may not be able to take advantage of attractive opportunities from time to time, as we can provide no assurance that we will be able to identify and make acquisitions that are consistent with our objectives.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and our ability to pay dividends.

Our business is highly dependent on communications and information systems of our Manager and, through the sub-advisory agreement, MD Sass. Any failure or interruption of the systems of our Manager or MD Sass could cause delays or other problems in our securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our common stock and our ability to pay dividends to our stockholders.

If we issue senior securities, we will be exposed to additional risks which may restrict our operating flexibility and holders of our senior securities will have more rights than our stockholders.

If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under the indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock and may result in dilution to owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

Risk factors

We may enter into hedging transactions that could expose us to contingent liabilities in the future and adversely impact our financial condition.

Subject to maintaining our qualification as a REIT, part of our strategy may involve entering into hedging transactions that could require us to fund cash payments in certain circumstances (e.g., the early termination of the hedging instrument caused by an event of default or other early termination event, or the decision by a counterparty to request margin securities it is contractually owed under the terms of the hedging instrument). The amount due would be equal to the unrealized loss of the open swap positions with the respective counterparty and could also include other fees and charges. These economic losses will be reflected in our results of operations, and our ability to fund these obligations will depend on the liquidity of our assets and access to capital at the time, and the need to fund these obligations could adversely impact our financial condition.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

Subject to maintaining our qualification as a REIT, we may pursue various hedging strategies to seek to reduce our exposure to adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

➢	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

➢	available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

➢	the duration of the hedge may not match the duration of the related liability;

➢	the amount of income that a REIT may earn from certain hedging transactions (other than through taxable REIT subsidiaries (or TRSs)) to offset interest rate losses is limited by U.S. federal tax provisions governing REITs;

➢	the credit quality of the hedging counterparty owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

➢	the hedging counterparty owing money in the hedging transaction may default on its obligation to pay.

Our hedging transactions, which are intended to limit losses, may actually adversely affect our earnings, which could reduce our cash available for distribution to our stockholders.

In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying hedging transactions may depend on compliance with applicable statutory and commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in its default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Risk factors

If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

We intend to record derivative and hedging transactions in accordance with Statement of Financial Accounting Standards (or SFAS) No. 133, “Accounting for Derivative Instruments and Hedging Activities” (or SFAS 133). Under these standards, we may fail to qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the SFAS 133 definition of a derivative (such as short sales), we fail to satisfy SFAS 133 hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. If we fail to qualify for hedge accounting treatment, our operating results may suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction.

Declines in the market values of our assets may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

A substantial portion of our assets will be classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets will be directly charged or credited to stockholders’ equity. As a result, a decline in values may reduce the book value of our company. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

We will be subject to the requirements of the Sarbanes-Oxley Act of 2002, which may be costly and challenging.

After we become a public company, our management will be required to deliver a report that assesses the effectiveness of our internal controls over financial reporting, pursuant to Section 302 of the Sarbanes-Oxley Act. Section 404 of the Sarbanes-Oxley Act requires our independent registered public accounting firm to deliver an attestation report on management’s assessment of, and the operating effectiveness of, our internal controls over financial reporting in conjunction with their opinion on our audited financial statements as of December 31 subsequent to the year in which our registration statement becomes effective. Substantial work on our part is required to implement appropriate processes, document the system of internal control over key processes, assess their design, remediate any deficiencies identified and test their operation. This process is expected to be both costly and challenging. We cannot give any assurances that material weaknesses will not be identified in the future in connection with our compliance with the provisions of Sections 302 and 404 of the Sarbanes-Oxley Act. The existence of any material weakness described above would preclude a conclusion by management and our independent auditors that we maintained effective internal control over financial reporting. Our management may be required to devote significant time and incur significant expense to remediate any material weaknesses that may be discovered and may not be able to remediate any material weaknesses in a timely manner. The existence of any material weakness in our internal control over financial reporting could also result in errors in our financial statements that could require us to restate our financial statements, cause us to fail to meet our reporting obligations and cause stockholders to lose confidence in our reported financial information, all of which could lead to a decline in the trading price of our common stock.

Risk factors

Changes in accounting treatment may adversely affect our reported profitability.

In February 2008, the Financial Accounting Standards Board (or FASB) issued final guidance regarding the accounting and financial statement presentation for transactions that involve the acquisition of MBS, residential mortgage loans, ABS and other financial assets from a counterparty and the subsequent financing of these securities through repurchase agreements with the same counterparty. We will evaluate our position based on the final guidance issued by FASB. If we do not meet the criteria under the final guidance to account for the transactions on a gross basis, our accounting treatment would not affect the economics of these transactions, but would affect how these transactions are reported on our financial statements. If we are not able to comply with the criteria under this final guidance for same party transactions we would be precluded from presenting MBS, residential mortgage loans, ABS and other financial assets and the related financings, as well as the related interest income and interest expense, on a gross basis on our financial statements. Instead, we would be required to account for the purchase commitment and related repurchase agreement on a net basis and record a forward commitment to purchase MBS, residential mortgage loans, ABS and other financial assets as a derivative instrument. Such forward commitments would be recorded at fair value with subsequent changes in fair value recognized in earnings. Additionally, we would record the cash portion of our interest in MBS, residential mortgage loans, ABS and other financial assets as a mortgage related receivable from the counterparty on our balance sheet. Although we would not expect this change in presentation to have a material impact on our net income, it could have an adverse impact on our operations. It could have an impact on our ability to include certain MBS, residential mortgage loans, ABS and other financial assets purchased and simultaneously financed from the same counterparty as qualifying real estate interests or real estate-related assets used to qualify under the exemption to not have to register as an investment company under the 1940 Act. It could also limit our opportunities as we may need to limit our purchases of MBS, residential mortgage loans, ABS and other financial assets that are simultaneously financed with the same counterparty.

The increasing number of proposed federal, state and local laws may increase our risk of liability with respect to certain mortgage loans and could increase our cost of doing business.

The U.S. Congress and various state and local legislatures are considering, and in the future may consider, legislation which, among other provisions, would permit limited assignee liability for certain violations in the mortgage loan origination process. We cannot predict whether or in what form the U.S. Congress or the various state and local legislatures may enact legislation affecting our business. We will evaluate the potential impact of any initiatives which, if enacted, could affect our practices and results of operations. We are unable to predict whether federal, state or local authorities will require changes in our practices in the future. These changes, if required, could adversely affect our profitability, particularly if we make such changes in response to new or amended laws, rules, regulations or ordinances in any state where we acquire a significant portion of our mortgage loans, or if such changes result in us being held responsible for any violations in the mortgage loan origination process.

We expect to be required to obtain various state licenses in order to purchase mortgage loans in the secondary market, and there is no assurance we will be able to obtain or maintain those licenses.

While we are not required to obtain licenses to purchase mortgage-backed securities, we may be required to obtain various state licenses to purchase mortgage loans in the secondary market. We have not applied for these licenses and expect that this process will be costly and could take several months. There is no assurance that we will obtain all of the licenses that we desire or that we will not experience significant delays in seeking these licenses. Furthermore, we will be subject to various information and other requirements to maintain these licenses and there is no assurance that we will

Risk factors

satisfy those requirements. Our failure to obtain or maintain licenses will restrict our options and could harm our business.

We may be subject to liability for potential violations of predatory lending laws, which could adversely impact our results of operations, financial condition and business.

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The Home Ownership and Equity Protection Act of 1994 (or HOEPA) prohibits inclusion of certain provisions in residential mortgage loans that have mortgage rates or origination costs in excess of prescribed levels and requires that borrowers be given certain disclosures prior to origination. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. In addition, under the anti-predatory lending laws of some states, the origination of certain residential mortgage loans, including loans that are not classified as “high cost” loans under applicable law, must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a residential mortgage loan, for example, does not meet the test even if the related originator reasonably believed that the test was satisfied.

RISKS ASSOCIATED WITH OUR MANAGEMENT AND OUR RELATIONSHIP WITH OUR MANAGER

We are dependent on our Manager, MD Sass and their key personnel for our success, and we may not find a suitable replacement for our Manager or MD Sass if our management agreement or the sub-advisory agreement is terminated, or if their key personnel leave the employment of our Manager or MD Sass or otherwise become unavailable to us.

We are completely reliant on our Manager and, through the sub-advisory agreement, MD Sass for our day-to-day management. Our Manager has significant discretion as to the implementation of our acquisition and operating policies and strategies. Accordingly, we believe that our success will depend to a significant extent upon the efforts, experience, diligence, skill and network of business contacts of the executive officers and key personnel of our Manager. The executive officers and key personnel of our Manager will evaluate, negotiate, structure, close and monitor our acquisitions of assets, and our success will depend on their continued service. The departure of any of the executive officers or key personnel of our Manager could have a material adverse effect on our performance. In addition, we offer no assurance that our Manager will remain our manager or that we will continue to have access to our Manager’s principals and professionals. The initial term of our management agreement with our Manager only extends until the third anniversary of the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan. Initially, we will have no employees. Moreover, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates, and most of them have responsibilities and commitments in addition to their responsibilities to us. Our Manager is not obligated to dedicate any of its personnel exclusively to us, nor is it or its personnel obligated to dedicate any specific portion of its or their time to our business.

In addition, we will rely on the personnel and resources of MD Sass in the implementation and execution of our business strategy in accordance with the sub-advisory agreement. In particular, our Manager will depend on the experience, diligence and skill of MD Sass to execute our business strategy with respect to our Agency MBS assets. We offer no assurance that we will continue to have access to MD Sass’s personnel and the departure of any of the key personnel of MD Sass could have an adverse effect on certain aspects of our performance. Pursuant to a shared facilities and services agreement, MD Sass provides our Manager with access to, among other things, its information technology, office space, legal, marketing and other back office functions. If the sub-advisory agreement is terminated, our

Risk factors

Manager may not be able to find a suitable replacement and we may not be able to execute certain aspects of our business plan.

There are conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders.

We are subject to conflicts of interest arising out of our relationship with our Manager and its affiliates. Specifically, each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates. Our Manager and our officers may have conflicts between their duties to us and their duties to, and interests in, our Manager and its affiliates. Neither our Manager nor MD Sass is required to devote a specific amount of time or the services of any particular individual to our operations. Our Manager and MD Sass manage or provide services to other clients, and we will compete with these other clients for our Manager’s and MD Sass’s resources and support. The ability of our Manager, MD Sass and their officers and personnel to engage in other business activities may reduce the time they spend advising us.

There may also be conflicts in allocating assets that are suitable for us and other clients of our Manager and its affiliates. Other clients of our Manager and its affiliates may compete with us with respect to certain assets which we may want to acquire and, as a result, we may either not be presented with the opportunity or have to compete with such other clients to acquire these assets. For example, we may compete directly with the Eden Fund, the Victoria Fund, the TALF Funds and certain separate accounts and other entities managed by our Manager or its affiliates with respect to our target assets. There may be certain situations where our Manager allocates assets that may be suitable for us to the Eden Fund, the Victoria Fund, the TALF Funds and separate accounts or other entities managed by our Manager or its affiliates instead of to us. There is no assurance that the allocation policy that addresses some of the conflicts relating to our assets, which is described under “Our Management—Conflicts of Interest,” will be adequate to address all of the conflicts that may arise.

We will pay our Manager substantial management fees regardless of the performance of our portfolio. Our Manager’s entitlement to a base management fee, which is not based upon performance metrics or goals, might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Concurrently with the closing of this offering, members of our senior management team and affiliates of our Manager have agreed to purchase shares of common stock in the private placement, at the initial public offering price per share, for an aggregate investment equal to 6% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $15.0 million. Members of our senior management team and affiliates of our Manager may sell the shares of our common stock that they purchase in the concurrent private placement at any time following the lock-up period, which expires 18 months following the date of this prospectus, subject to certain exceptions. To the extent that members of our senior management team and affiliates of our Manager sell some of their shares, our Manager’s interests may be less aligned with our interests.

The management agreement with our Manager and the sub-advisory agreement among us, our Manager and MD Sass were not negotiated on an arm’s-length basis and may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

Each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates. Our management agreement with our Manager and the sub-advisory agreement were negotiated between related parties and their terms, including fees payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties.

Risk factors

The management agreement with our Manager may be difficult and costly to terminate.

Termination of the management agreement with our Manager without cause is difficult and costly. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of at least a majority of the outstanding shares of our common stock (other than shares held by members of our senior management team and affiliates of our Manager), based upon: (1) our Manager’s unsatisfactory performance that is materially detrimental to us, or (2) a determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent termination based on unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide our Manager with 180 days prior notice of any such termination. Additionally, upon such a termination without cause, the management agreement provides that we will pay our Manager a termination fee equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive fee earned by our Manager during the prior 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination. These provisions may increase the cost to us of terminating the management agreement and adversely affect our ability to terminate our Manager without cause.

Our Manager is only contractually committed to serve us until the third anniversary of the closing of this offering. Thereafter, the management agreement is automatically renewable on an annual basis; provided, however, that our Manager may terminate the management agreement annually upon 180 days prior notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

The initial term of the sub-advisory agreement will extend for three years from the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. If the sub-advisory agreement is terminated and no suitable replacement is found, it may adversely impact our ability to execute our business strategy.

Our Manager and its affiliates have no prior experience operating a REIT or a public company and therefore may have difficulty in successfully and profitably operating our business or complying with regulatory requirements, including the Sarbanes-Oxley Act of 2002 and the REIT provisions of the Internal Revenue Code, which may hinder their ability to achieve our objectives or result in loss of our qualification as a REIT.

Prior to the offering, our Manager and its affiliates have no experience operating a REIT or a public company, or complying with regulatory requirements, including the Sarbanes-Oxley Act of 2002 (or Sarbanes-Oxley Act) and the REIT provisions of the Internal Revenue Code. The REIT rules and regulations are highly technical and complex, and the failure to comply with the income, asset, and other limitations imposed by these rules and regulations could prevent us from qualifying as a REIT or could force us to pay unexpected taxes and penalties. Our Manager and its affiliates have limited experience operating a business in compliance with the numerous technical restrictions and limitations set forth in the Internal Revenue Code or the 1940 Act applicable to REITs. We cannot assure you that our Manager or our management team will perform on our behalf as they have in their previous endeavors. The inexperience of our Manager and its affiliates described above may hinder its ability to achieve our objectives or result in loss of our qualification as a REIT or payment of taxes and penalties. As a result, we cannot assure you that we will be able to successfully operate as a REIT, execute our business strategies as a public company, or comply with regulatory requirements applicable to public companies and REITs.

Risk factors

The historical performance of our Manager in other endeavors may not be indicative of our performance as our focus is different from that of other entities and accounts managed by our Manager and its affiliates, including the Eden Fund and the Victoria Fund.

Our Manager and its affiliates act as investment adviser to other entities and separate accounts that pursue a business strategy which is related to but differentiated from our strategy. In particular, the Eden Fund and the Victoria Fund have emphasized the acquisition of a broad range of High Yield ABS and performing and non-performing residential mortgage loans. We intend to acquire a more limited range of real estate-related financial assets than the Eden Fund and the Victoria Fund have on a historical basis. Furthermore, our strategy will initially focus on highly rated tranches of Non-Agency MBS in combination with Agency MBS and performing residential mortgage loans whereas the Eden Fund and the Victoria Fund have focused on High Yield ABS and performing and non-performing residential mortgage loans. Accordingly, the historical returns of the Eden Fund and the Victoria Fund are not indicative of our Manager’s performance using our strategy and we can provide no assurance that our Manager will replicate the historical performance of our Manager’s investment professionals in their previous endeavors.

Our board of directors will approve very broad investment guidelines for our Manager and will not approve each acquisition decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our portfolio of assets but will not, and will not be required to, review all of our proposed acquisitions or any type or category of asset, except that an acquisition of a security structured or issued by an entity managed by our Manager or its affiliates must be approved by a majority of our independent directors prior to such acquisition. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. Our Manager will have great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper for us, which could result in returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business operations and results. Further, decisions and acquisitions made by our Manager may not fully reflect the best interests of our stockholders.

Our Manager’s base management fee may reduce its incentive to devote its time and effort to seeking attractive assets for our portfolio because the fee is payable regardless of our performance.

We will pay our Manager a base management fee regardless of the performance of our portfolio. Our Manager’s entitlement to nonperformance-based compensation might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.

Our arrangement with our Manager may induce our Manager to acquire certain assets, including speculative assets, which could increase the risk to our portfolio.

In evaluating asset acquisition and other management strategies, our Manager may have economic incentives tied to the returns on assets. For example, the opportunity to earn incentive fees or to cause the vesting of the shares sold pursuant to the Contingent Share Placement based on Core Earnings may lead our Manager to place undue emphasis on the maximization of Core Earnings, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive fees. Assets with higher yield potential are generally riskier or more speculative. These uncertainties could result in increased risk to the value of our portfolio of assets.

Risk factors

RISKS RELATED TO OUR ASSETS

We may not realize gains or income from our assets, which could cause the value of our common stock to decline.

We seek to generate both current income and capital appreciation for our stockholders. However, the assets we acquire may not appreciate in value and, in fact, may decline in value, and the debt securities we acquire may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our assets. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

We have not yet identified any specific assets.

We have not yet identified any specific assets for our portfolio and, thus, you will not be able to evaluate any proposed acquisitions before purchasing shares of our common stock. Additionally, our assets will be selected by our Manager and our stockholders will not have input into such decisions. Both of these factors will increase the uncertainty, and thus the risk, of investing in shares of our common stock.

Until appropriate assets can be identified, our Manager may invest the net proceeds of this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We expect to reallocate a portion of the net proceeds from these offerings into a more diversified portfolio of assets within three to six months, subject to the availability of appropriate opportunities. Suitable opportunities may not be immediately available. Even if opportunities are available, there can be no assurance that our Manager’s due diligence processes will uncover all relevant facts, including liabilities associated with potential assets or other weaknesses in such assets, or that any investment will be successful.

We may allocate the net proceeds from this offering and the concurrent private placement to assets with which you may not agree.

We will have significant flexibility in using the net proceeds of this offering and the concurrent private placement. You will be unable to evaluate the manner in which the net proceeds of these offerings will be used or the economic merit of our expected acquisitions and, as a result, we may use the net proceeds from these offerings to acquire assets with which you may not agree. The failure of our management to apply these proceeds effectively or find assets that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns, could cause a material adverse effect on our business, financial condition, liquidity, results of operations and ability to make distributions to our stockholders, and could cause the value of our common stock to decline.

We may acquire MBS collateralized by Subprime Mortgage Loans, which are subject to increased risks.

We may acquire MBS backed by collateral pools of Subprime Mortgage Loans, which are mortgage loans that have been originated using underwriting standards that are less restrictive than those used in underwriting Prime Mortgage Loans and Alt-A Mortgage Loans. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, Subprime Mortgage Loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and

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they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with Subprime Mortgage Loans, the performance of MBS backed by Subprime Mortgage Loans that we may acquire could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

Our portfolio of assets may be concentrated and will be subject to risk of default.

While we intend to diversify our portfolio of assets in the manner described in this prospectus, we are not required to observe specific diversification criteria, except as may be set forth in the investment guidelines adopted by our board of directors. Therefore, our portfolio of assets may at times be concentrated in certain property types that are subject to higher risk of foreclosure, or secured by properties concentrated in a limited number of geographic locations. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our assets within a short time period, which may reduce our net income and the value of our shares and accordingly reduce our ability to pay dividends to our stockholders.

Our subordinated MBS assets may be in the “first loss” position, subjecting us to greater risk of losses.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the issuing trust, and then by the “first loss” subordinated security holder and then by the “second loss” mezzanine holder. In the event of default and the exhaustion of any classes of securities junior to those which we may acquire and there is any further loss, we will not be able to recover all of our investment in the securities we purchase. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related MBS, the securities which we may acquire may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to us. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated securities, but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying MBS to make principal and interest payments may be impaired. In such event, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities.

Increases in interest rates could adversely affect the value of our assets and cause our interest expense to increase, which could result in reduced earnings or losses and negatively affect our profitability as well as the cash available for distribution to our stockholders.

We expect to focus primarily on acquiring mortgage-related assets by purchasing Non-Agency MBS, Agency MBS, residential mortgage loans, ABS and other financial assets. In a normal yield curve environment, some of these types of assets will generally decline in value if long-term interest rates increase. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for distribution to our stockholders.

A significant risk associated with these assets is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates increased significantly, the market value of these assets could decline, and the duration and weighted-average life of the assets could increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would

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increase the amount of interest owed on the repurchase agreements we may enter into to finance the purchase of these securities.

Market values of our assets may decline without any general increase in interest rates for a number of reasons, such as increases or expected increases in defaults, increases or expected increases in voluntary prepayments for those assets that are subject to prepayment risk or widening of credit spreads.

In addition, in a period of rising interest rates, our operating results will depend in large part on the difference between the income from our assets, net of credit losses, and financing costs. We anticipate that, in most cases, the income from such assets will respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and market value of our assets.

Interest rate fluctuations may adversely affect the value of our assets, net income and common stock.

Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political considerations and other factors beyond our control. Interest rate fluctuations present a variety of risks, including the risk of a narrowing of the difference between asset yields and borrowing rates, flattening or inversion of the yield curve and fluctuating prepayment rates, and may adversely affect our income and the value of our common stock. Furthermore, the stock market has recently experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies’ operating performances. Additionally, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Some of the assets in our portfolio will be recorded at fair value (as determined in accordance with our pricing policy as approved by our board of directors) and, as a result, there will be uncertainty as to the value of these assets.

Some of the assets in our portfolio will be in the form of securities that are not publicly traded. The fair value of securities and other assets that are not publicly traded may not be readily determinable. We will value these assets quarterly at fair value, as determined in accordance with SFAS No. 157, “Fair Value Measurements” (or SFAS 157), which may include unobservable inputs. Because such valuations are subjective, the fair value of certain of our assets may fluctuate over short periods of time and our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these assets were materially higher than the values that we ultimately realize upon their disposal.

Any credit ratings assigned to our assets will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our assets may be rated by Fitch, Inc., Moody’s Investors Service, Inc. or Standard & Poor’s Corporation. Any credit ratings on our assets are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw, their ratings of our assets in the future, the value of these assets could significantly decline, which would adversely affect the value of our portfolio and could result in losses upon disposition or the failure of borrowers

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to satisfy their debt service obligations to us. Further, if rating agencies reduce the ratings on assets that we intended to finance through the TALF, such assets would no longer be eligible collateral that could be financed through the TALF.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could impair our assets and harm our operations.

We believe the risks associated with our business will be more severe during periods of economic slowdown or recession, especially if these periods are accomplished by declining real estate values. Our Non-Agency MBS and ABS investments will be particularly sensitive to these risks.

Declining real estate values will likely reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers may also be less able to pay principal and interest on our loans if the value of real estate weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our loans in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from loans in our portfolio as well as our ability to acquire, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to our stockholders.

Prepayment rates may adversely affect the value of our portfolio of assets.

The value of our assets may be affected by prepayment rates on mortgage loans. If we acquire mortgage-related securities, we anticipate that the underlying mortgages will prepay at a projected rate generating an expected yield. If we purchase assets at a premium to par value, when borrowers prepay their mortgage loans faster than expected, the corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will have to amortize the related premium on an accelerated basis. Conversely, if we purchase assets at a discount to par value, when borrowers prepay their mortgage loans slower than expected, the decrease in corresponding prepayments on the mortgage-related securities may reduce the expected yield on such securities because we will not be able to accrete the related discount as quickly as originally anticipated. Prepayment rates on loans may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors and other factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks. In periods of declining interest rates, prepayment rates on mortgage loans generally increase. If general interest rates decline at the same time, the proceeds of such prepayments received during such periods are likely to be reinvested by us in assets yielding less than the yields on the assets that were prepaid. In addition, the market value of the assets may, because of the risk of prepayment, benefit less than other fixed income securities from declining interest rates.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our portfolio of assets.

Our success depends on our ability to analyze the relationship of changing interest rates on prepayments of the mortgage loans that underlie our assets. Changes in interest rates and prepayments affect the market price of the assets that we intend to purchase and any asset that we hold at a given time. As part of our overall portfolio risk management, we will analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio of assets. In conducting our analysis, we will depend on certain assumptions based upon historical trends with respect to the

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relationship between interest rates and prepayments under normal market conditions. If the recent dislocations in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to (1) assess the market value of our portfolio of assets, (2) implement our hedging strategies and (3) implement techniques to reduce our prepayment rate volatility would be significantly affected, which could materially adversely affect our financial position and results of operations.

The mortgage loans that we will acquire, and the mortgage and other loans underlying the MBS and ABS, respectively, that we will acquire, are subject to delinquency, foreclosure and loss, which could result in losses to us.

Residential mortgage loans are secured by single-family residential property and are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by a residential property typically is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. In addition, we intend to acquire Non-Agency MBS, which are backed by residential real property but, in contrast to Agency MBS, their principal and interest are not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. ABS are bonds or notes backed by loans or other financial assets. The ability of a borrower to repay these loans or other financial assets is dependent upon the income or assets of these borrowers.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the assets that we acquire.

The U.S. government, through the Federal Reserve, the FHA and the FDIC, commenced implementation of programs designed to provide homeowners with assistance in avoiding residential mortgage loan foreclosures. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. In addition, members of Congress have indicated support for additional legislative relief for homeowners, including an amendment of the bankruptcy laws to permit the modification of mortgage loans in bankruptcy proceedings. The servicer will have the authority to modify mortgage loans that are in default, or for which default is reasonably foreseeable, if such modifications are in the best interests of the holders of the mortgage securities and such modifications are done in accordance with the terms of the relevant agreements. Loan modifications are more likely to be used when borrowers are less able to refinance or sell their homes due to market conditions, and when the potential recovery from a foreclosure is reduced due to lower property values. A significant number of loan modifications could result in a significant reduction in cash flows to the holders of the mortgage securities on an ongoing basis. These loan modification programs, as well as future legislative or regulatory actions, including amendments to the bankruptcy laws, that result in the modification of

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outstanding mortgage loans may adversely affect the value of, and the returns on, the assets that we intend to acquire.

Our real estate assets are subject to risks particular to real property, which may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to stockholders.

We own assets secured by real estate and may own real estate directly in the future, either through direct acquisitions or upon a default of mortgage loans. Real estate investments are subject to various risks, including:

➢	acts of God, including earthquakes, floods and other natural disasters, which may result in uninsured losses;

➢	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;

➢	adverse changes in national and local economic and market conditions;

➢	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and ordinances;

➢	costs of remediation and liabilities associated with environmental conditions such as indoor mold; and

➢	the potential for uninsured or under-insured property losses.

If any of these or similar events occurs, it may reduce our return from an affected property or asset and reduce or eliminate our ability to make distributions to stockholders.

We may be exposed to environmental liabilities with respect to properties to which we take title, which may in turn decrease the value of the underlying properties.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or we may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected. In addition, an owner or operator of real property may become liable under various federal, state and local laws, for the costs of removal of certain hazardous substances released on its property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. The presence of hazardous substances may adversely affect an owner’s ability to sell real estate or borrow using real estate as collateral. To the extent that an owner of an underlying property becomes liable for removal costs, the ability of the owner to make debt payments may be reduced, which in turn may adversely affect the value of the relevant mortgage-related assets held by us.

RISKS RELATED TO OUR COMMON STOCK

There is no public market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

Shares of our common stock are newly issued securities for which there is no established trading market. Our common stock has been approved for listing on the New York Stock Exchange (or the

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NYSE), subject to official notice of issuance, but there can be no assurance that an active trading market for our common stock will develop. Accordingly, no assurance can be given as to the ability of our stockholders to sell their common stock or the price that our stockholders may obtain for their common stock.

Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations after this offering and may fall below the offering price. Some of the factors that could negatively affect our share price include:

➢	actual or anticipated variations in our quarterly operating results;

➢	changes in our earnings estimates or publication of research reports about us or the real estate industry;

➢	increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

➢	changes in market valuations of similar companies;

➢	adverse market reaction to any increased indebtedness we incur in the future;

➢	changes in credit markets;

➢	additions to or departures of our Manager’s key personnel;

➢	actions by stockholders;

➢	speculation in the press or investment community; and

➢	general market and economic conditions.

Future issuances and sales of shares of our common stock may depress the market price of our common stock or have adverse consequences for our stockholders. You should not rely upon lock-up agreements in connection with this offering to limit the amount of shares of our common stock sold into the market.

We cannot predict the effect, if any, of future sales of our common stock, or the availability of shares for future sales, on the market price of our common stock. The market price of our common stock may decline significantly when the restrictions on resale (or lock up agreements) by certain of our stockholders lapse, particularly in relation to shares purchased in the concurrent private placement. Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

Also, we may issue additional shares in subsequent public offerings or private placements to acquire new assets or for other purposes. We are not required to offer any such shares to existing stockholders on a preemptive basis. Therefore, it may not be possible for existing stockholders to participate in such future share issuances, which may dilute the existing stockholders’ interests in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We intend to pay quarterly distributions and to make distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described in this prospectus. All distributions will be made at the discretion of our board of directors and will depend on our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We

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believe that a change in any one of the following factors could adversely affect our results of operations and impair our ability to pay distributions to our stockholders:

➢	the profitability of the assets acquired with of the net proceeds of this offering and the concurrent private placement;

➢	our ability to make profitable acquisitions;

➢	margin calls or other expenses that reduce our cash flow;

➢	defaults in our asset portfolio or decreases in the value of our portfolio; and

➢	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions in the future. In addition, some of our distributions may include a return in capital.

Investing in our shares may involve a high degree of risk and may result in loss of principal.

The acquisitions we make in accordance with our objectives and strategies may result in a high amount of risk when compared to alternative strategies and volatility or loss of principal. Our acquisitions may be highly speculative and aggressive, and therefore an investment in our shares may not be suitable for someone with lower risk tolerance.

RISKS RELATED TO OUR ORGANIZATION AND STRUCTURE

Certain provisions of Maryland law could inhibit changes in control and prevent our stockholders from realizing a premium over the then-prevailing market price of our common stock.

Certain provisions of the Maryland General Corporation Law (or the MGCL) may have the effect of deterring a third party from making a proposal to acquire us or of impeding a change in control under circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then-prevailing market price of such shares.

We are subject to the “business combination” provisions of the MGCL that, subject to limitations, prohibit certain business combinations (including a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities) between us and an “interested stockholder” or an affiliate thereof for five years after the most recent date on which the stockholder becomes an interested stockholder. After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least (1) eighty percent of the votes entitled to be cast by holders of outstanding shares of our voting stock; and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and our Manager and its affiliates and associates and persons acting in concert with the foregoing and (2) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year

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prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, our Manager and its affiliates and associates and persons acting in concert with the foregoing may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The “control share” provisions of the MGCL provide that “control shares” of a Maryland corporation have no voting rights except to the extent approved by our stockholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding votes entitled to be cast by the acquirer of control shares, our officers and our employees who are also our directors. Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

The “unsolicited takeover” provisions of the MGCL permit our board of directors, without stockholder approval and regardless of what is currently provided in our charter or bylaws, to implement takeover defenses, some of which (for example, a classified board) we do not currently have. These provisions may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change in control of us under the circumstances that otherwise could provide the holders of shares of our common stock with the opportunity to realize a premium over the then current market price. Our charter contains a provision whereby we have elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board of directors. See “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Business Combinations,” “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Control Share Acquisitions” and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws—Subtitle 8.”

Our authorized but unissued shares of common and preferred stock may prevent a change in our control.

Our charter authorizes us to issue additional authorized but unissued shares of common or preferred stock. In addition, our board of directors may, without stockholder approval, amend our charter to increase the aggregate number of shares of our stock or the number of shares of stock of any class or series that we have the authority to issue and classify or reclassify any unissued shares of common or preferred stock and set the terms of the classified or reclassified shares. As a result, our board may establish a series of shares of common or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Our rights and your rights to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

As permitted by Maryland law, our charter limits the liability of our directors and officers to us and you for money damages, except for liability resulting from:

➢	actual receipt of an improper benefit or profit in money, property or services; or

➢	a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

In addition, our charter authorizes us to obligate ourselves to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, who is made, or threatened to be made, a party to any proceeding because of his or her service to us. In addition, we may be obligated to fund the defense

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costs incurred by our directors and officers. See “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws—Indemnification and Limitation of Directors’ and Officers’ Liability.”

TAX RISKS

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

To qualify as a REIT for U.S. federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to stockholders and the ownership of our stock. To meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to you at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our performance.

Our failure to qualify as a REIT would subject us to U.S. federal income tax and potentially state and local taxes, which would reduce the amount of cash available for distribution to our stockholders.

We have been organized and we intend to operate in a manner that will enable us to qualify as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We have not requested and do not intend to request a ruling from the Internal Revenue Service (or the IRS) that we qualify as a REIT. The U.S. federal income tax laws governing REITs are complex and judicial and administrative interpretations of the U.S. federal income tax laws governing REIT qualification are limited. To qualify as a REIT, we must meet, on an ongoing basis, various tests regarding the nature of our assets and our income, the ownership of our outstanding shares, and the amount of our distributions. Moreover, new legislation, court decisions or administrative guidance, in each case possibly with retroactive effect, may make it more difficult or impossible for us to qualify as a REIT. Thus, while we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year. These considerations also might restrict the types of assets that we can acquire in the future.

If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we would be required to pay U.S. federal income tax on our taxable income, and distributions to our stockholders would not be deductible by us in determining our taxable income. In such a case, we might need to borrow money or sell assets in order to pay our taxes. Our payment of income tax would decrease the amount of our income available for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT, we no longer would be required to distribute substantially all of our net taxable income to our stockholders. In addition, unless we were eligible for certain statutory relief provisions, we could not re-elect to qualify as a REIT until the fifth calendar year following the year in which we failed to qualify.

Our qualification as a REIT and exemption from U.S. federal income tax with respect to certain assets may be dependent on the accuracy of legal opinions or advice rendered or given or statements by the issuers of assets that we acquire, and the inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate level tax.

When purchasing securities, we may rely on opinions or advice of counsel for the issuer of such securities, or statements made in related offering documents, for purposes of determining whether such securities represent debt or equity securities for U.S. federal income tax purposes, and also to what

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extent those securities constitute REIT real estate assets for purposes of the REIT asset tests and produce income which qualifies under the 75% REIT gross income test. In addition, when purchasing the equity tranche of a securitization, we may rely on opinions or advice of counsel regarding the qualification of the securitization for exemption from U.S. corporate income tax and the qualification of interests in such securitization as debt for U.S. federal income tax purposes. The inaccuracy of any such opinions, advice or statements may adversely affect our REIT qualification and result in significant corporate-level tax.

Certain financing activities may subject us to U.S. federal income tax and could have negative tax consequences for our stockholders.

We do not currently intend to enter into transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for U.S. federal income tax purposes, however, we are not precluded from engaging in such transactions. If we were to enter into such a transaction, we would be taxed at the highest U.S. federal corporate income tax rate on a portion of the income, referred to as “excess inclusion income,” that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on unrelated business taxable income. To the extent that common stock owned by “disqualified organizations” is held in record name by a broker/dealer or other nominee, the broker/dealer or other nominee would be liable for the U.S. federal corporate level tax on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A regulated investment company (or RIC) or other pass-through entity owning our common stock in record name will be subject to tax at the highest U.S. federal corporate tax rate on any excess inclusion income allocated to their owners that are disqualified organizations.

In addition, if we realize excess inclusion income and allocate it to our stockholders, this income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as unrelated business taxable income under Section 512 of the Internal Revenue Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a RIC, common trust fund or other pass-through entity, our allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

The failure of a loan subject to a repurchase agreement or a mezzanine loan to qualify as a real estate asset would adversely affect our ability to qualify as a REIT.

We may enter into repurchase agreements under which we will nominally sell certain of our loan assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the loan assets that are the subject of any such repurchase agreements and the repurchase agreements will be treated as secured lending transactions notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the loan assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

In addition, we may acquire mezzanine loans, which are loans secured by equity interests in a partnership or limited liability company that directly or indirectly owns real property. In Revenue Procedure 2003-65, the IRS provided a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue

Risk factors

Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We may acquire mezzanine loans that do not meet all of the requirements for reliance on this safe harbor. In the event we own a mezzanine loan that does not meet the safe harbor, the IRS could challenge such loan’s treatment as a real estate asset for purposes of the REIT asset and income tests, and if such a challenge were sustained, we could fail to qualify as a REIT.

Investments in certain financial assets will not qualify as “real estate assets” or generate “real estate income” for purposes of the REIT 75% asset and income qualification requirements and, as a result, our ability to make such investments will be limited.

To qualify as a REIT for U.S. federal income tax purposes, we must comply with certain asset and income REIT qualification requirements, as described in “U.S. Federal Income Tax Considerations —Asset Tests” and “— Gross Income Tests.” Because of these REIT qualification requirements, our ability to invest in certain financial assets such as ABS will be limited, or we may be required to make such investments through a TRS. In the event that we were to make such an investment through a domestic TRS, any income or gain from such ABS would generally be subject to U.S. federal, state and local corporate income tax, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to pay dividends to our stockholders. Our ability to make such investments through a TRS is limited, however, because of the REIT qualification requirement that no more than 25% of the value of our total assets can be comprised of stock or securities held by us in TRSs, and that 75% of our income must come from certain specified real estate sources.

We may lose our REIT qualification or be subject to a penalty tax if we earn and the IRS successfully challenges our characterization of income from foreign TRSs or other non-U.S. corporations in which we hold an equity interest.

We may make investments in non-U.S. corporations, some of which may, together with us, make an election to treat each such non-U.S. corporation as a taxable REIT subsidiary (or a TRS election). We likely will be required to include in our income, even without the receipt of actual distributions, earnings from any such foreign TRSs or other non-U.S. corporations in which we hold an equity interest. The provisions that set forth what income is qualifying income for purposes of the 95% gross income test provide that gross income derived from dividends, interest and certain other enumerated classes of passive income qualify for purposes of the 95% gross income test. Income inclusions from equity investments in a foreign TRS or other non-U.S. corporations in which we hold an equity interest will be technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS or other non-U.S. corporation in which we hold an equity interest in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. We do not currently expect such income together with any other nonqualifying income that we receive for purposes of the 95% gross income test to be in excess of 5% of our annual gross income. In the event that such income, together with any other nonqualifying income for purposes of the 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceed 5% of our gross income and/or we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in any foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other non-U.S. corporations does not exceed 5% of our gross income.

Risk factors

Even if we qualify as a REIT, we may face tax liabilities that reduce our cash flow.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, franchise and property taxes. See “U.S. Federal Income Tax Considerations—Taxation of REITs in General.” In addition, any domestic TRSs we own will be subject to U.S. federal, state and local corporate taxes. In order to meet the REIT qualification requirements, or to avoid the imposition of a 100% tax that applies to certain gains derived by a REIT from sales of inventory or property held primarily for sale to customers in the ordinary course of business, we may hold some of our assets through taxable subsidiary corporations, including domestic TRSs. Any taxes paid by such subsidiary corporations would decrease the cash available for distribution to our stockholders.

REIT distribution requirements could adversely affect our ability to execute our business plan and may require us to incur debt or sell assets to make such distributions.

In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we are subject to U.S. federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than a minimum amount specified under U.S. federal income tax laws. We intend to distribute our net income to our stockholders in a manner that will satisfy the REIT 90% distribution requirement and to avoid the 4% nondeductible excise tax.

Our taxable income may substantially exceed our net income as determined by GAAP or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income on mortgage loans, MBS and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire distressed debt investments that are subsequently modified by agreement with the borrower either directly or pursuant to our involvement in the Legacy Loans Program or other similar programs recently announced by the federal government. As a result of amendments to a debt investment, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to the amendments. We may be required under the terms of the indebtedness that we incur, whether to private lenders or pursuant to government programs, to use cash received from interest payments to make principal payment on that indebtedness, with the effect that we will recognize income but will not have a corresponding amount of cash available for distribution to our stockholders.

As a result of the foregoing, we may generate less cash flow than taxable income in a particular year and find it difficult or impossible to meet REIT distribution requirements in certain circumstances. In such circumstances, we may be required to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be applied to make investments or repay debt or (iv) make a taxable distribution of our shares as part of a distribution in which stockholders may elect to receive shares or (subject to a limit measured as a percentage of the total distribution) cash, in order to comply with the REIT distribution requirements. Thus, compliance with the REIT distribution requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Risk factors

If we were to make a taxable distribution of shares of our stock, stockholders may be required to sell such shares or sell other assets owned by them at a time that may be disadvantageous in order to pay any tax imposed on such distribution.

We may distribute taxable dividends that are payable in shares of our stock. Under IRS Revenue Procedure 2009-15, up to 90% of any such taxable dividend for 2009 could be payable in our shares. If we were to make such a taxable distribution of shares of our stock, stockholders would be required to include the full amount of such distribution into income. As a result, a stockholder may be required to pay tax with respect to such dividends in excess of cash received. Accordingly, stockholders receiving a distribution of our shares may be required to sell shares received in such distribution or may be required to sell other stock or assets owned by them, at a time that may be disadvantageous, in order to satisfy any tax imposed on such distribution. If a stockholder sells the shares it receives as a dividend in order to pay such tax, the sale proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of shares of our stock at the time of sale. Moreover, in the case of a taxable distribution of shares of our stock with respect to which any withholding tax is imposed on a stockholder, we may have to withhold or dispose of part of the shares in such distribution and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

Further, because Revenue Procedure 2009-15 applies only to taxable dividends payable in cash or stock in 2009, it is unclear whether and to what extent we will be able to pay taxable dividends in cash and stock in later years. Moreover, various tax aspects of such a taxable cash/stock dividend are uncertain and have not yet been addressed by the IRS. No assurance can be given that the IRS will not impose additional requirements in the future with respect to taxable cash/stock dividends, including on a retroactive basis, or assert that the requirements for such taxable cash/stock dividends have not been met.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about the ultimate collectibility of the underlying loans rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of the relevant debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Similarly, some of the securities that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such securities will be made. If such securities turns out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectibility is provable.

Finally, in the event that any debt instruments or other securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectibility. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible.

Risk factors

In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Although our use of TRSs may be able to partially mitigate the impact of meeting the requirements necessary to maintain our qualification as a REIT, our ownership of and relationship with our TRSs will be limited and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 25% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s-length basis.

Domestic TRSs that we may form will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed by such domestic TRSs to us. We anticipate that the aggregate value of the stock and securities of our TRSs will be less than 25% of the value of our total assets (including our TRS stock and securities). Furthermore, we will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations. In addition, we will scrutinize all of our transactions with TRSs to ensure that they are entered into on arm’s-length terms to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% limitation discussed above or to avoid application of the 100% excise tax discussed above.

Dividends payable by REITs do not qualify for the reduced tax rates on dividend income from regular corporations, which could adversely affect the value of our shares.

The maximum U.S. federal income tax rate for certain qualified dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2010). Dividends payable by REITs, however, are generally not eligible for the reduced rates and therefore may be subject to a 35% maximum U.S. federal income tax rate on ordinary income. Although the reduced U.S. federal income tax rate applicable to dividend income from regular corporate dividends does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our common stock.

Liquidation of assets may jeopardize our ability to qualify or remain qualified as a REIT.

To qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our assets to repay obligations to our lenders, we may be unable to comply with these requirements, thereby jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as inventory or property held primarily for sale to customers in the ordinary course of business.

Risk factors

Complying with REIT requirements may limit our ability to use hedging techniques that may otherwise be advantageous or cost effective for us.

The REIT provisions of the Internal Revenue Code may limit our ability to hedge our assets and operations. Under these provisions, any income that we generate from transactions intended to hedge our interest rate and currency risks will generally be excluded from gross income for purposes of the 75% and 95% gross income tests if (i) the instrument hedges interest rate risk or foreign currency exposure on liabilities used to carry or acquire real estate assets or hedges risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests, and (ii) such instrument is properly identified under applicable Treasury regulations. In addition, any income from other hedges would generally constitute nonqualifying income for purposes of both the 75% and 95% gross income tests. See “U.S. Federal Income Tax Considerations—Gross Income Tests—Hedging Transactions.” As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous or implement those hedges through a TRS, which could increase the cost of our hedging activities or result in greater risks associated with interest rate or other changes than we would otherwise incur.

The ownership limits that apply to REITs, as prescribed by the Internal Revenue Code and by our charter, may inhibit market activity in shares of our common stock and restrict our business combination opportunities.

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) at any time during the last half of each taxable year after the first year for which we elect to qualify as a REIT. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year (other than the first taxable year for which we elect to be taxed as a REIT). Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Our charter also provides that, unless exempted by our board of directors, no person may own more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock. Our board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT. These ownership limits could delay or prevent a transaction or a change in control of our company that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders.

Complying with REIT requirements may force us to liquidate otherwise profitable assets prematurely, which could reduce returns on our assets and adversely affect returns to our stockholders.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and designated real estate assets, including certain mortgage loans and shares in other REITs. The remainder of our ownership of securities, other than government securities and real estate assets, generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets, other than government securities and real estate assets, can consist of the securities of any one issuer, and no more than 25% of the value of our total assets can be represented by stock or securities of one or more TRSs. See “U.S. Federal Income Tax Considerations—Asset Tests.” If we fail to comply

Risk factors

with these requirements at the end of any calendar quarter after the first calendar quarter for which we qualify as a REIT, we must generally correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT qualification. As a result, we may be required to liquidate otherwise profitable assets prematurely, which could reduce our return on assets, which could adversely affect returns to our stockholders.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, that would be treated as sales for U.S. federal income tax purposes.

A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, but including mortgage loans, held as inventory or primarily for sale to customers in the ordinary course of business. We might be subject to this tax if we were to sell or securitize loans in a manner that was treated as a sale of the loans as inventory for U.S. federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans, other than through a TRS, and we may be required to limit the structures we use for our securitization transactions, even though such sales or structures might otherwise be beneficial for us.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

At any time, the U.S. federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be changed, possibly with retroactive effect. We cannot predict if or when any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective or whether any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, U.S. federal income tax law, regulation or administrative interpretation.

Your investment has various tax risks.

Although the provisions of the Internal Revenue Code generally relevant to an investment in our common stock are described in “U.S. Federal Income Tax Considerations,” we urge you to consult your tax advisor concerning the effects of U.S. federal, state, local and foreign tax laws to you with regard to an investment in our common stock.

Forward-looking statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. When we use the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions, we intend to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking:

➢	use of the proceeds of this offering;

➢	market trends in our industry, interest rates, real estate values, the debt securities markets or the general economy;

➢	our business strategy;

➢	our projected operating results;

➢	actions and initiatives of the U.S. government, including the establishment of the TALF and the PPIP, and changes to U.S. government policies and the execution and impact of these actions, initiatives and policies;

➢	our ability to obtain and maintain financing arrangements, including securitizations;

➢	our ability to access U.S. government programs, including the TALF and the PPIP;

➢	our expected leverage levels;

➢	general volatility of the securities markets in which we participate;

➢	changes in the value of our assets;

➢	our expected portfolio of assets and our target asset allocation levels;

➢	interest rate mismatches between our target assets and any borrowings used to fund such assets;

➢	changes in interest rates and the market value of our target assets;

➢	changes in prepayment rates on our target assets;

➢	effects of hedging instruments on our target assets;

➢	rates of default or decreased recovery rates on our target assets;

➢	the degree to which our hedging strategies may or may not protect us from interest rate volatility;

➢	impact of and changes in governmental regulations, tax law and rates, accounting guidance and similar matters;

➢	our ability to maintain our qualification as a REIT for U.S. federal income tax purposes;

➢	our ability to maintain our exemption from registration under the 1940 Act;

➢	availability of opportunities to acquire mortgage-related, real estate-related and other securities;

➢	availability of qualified personnel;

➢	estimates relating to our ability to make distributions to our stockholders in the future; and

➢	our understanding of our competition.

Forward-looking statements

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us. Some of these factors are described in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of proceeds

We estimate that our net proceeds from the initial public offering of our common stock, after deducting our estimated offering and organizational expenses (and taking into account the Contingent Share Placement and payment of the underwriting discount as described in the third paragraph of this “Use of proceeds”), will be approximately $        million (based on the assumed offering price of $15.00 per share set forth on the cover of this prospectus). We estimate that our net proceeds will be approximately $        million if the underwriters exercise their overallotment option in full.

Concurrently with this offering, we also expect to sell shares of our common stock to members of our senior management team and affiliates of our Manager in a private placement, at the initial public offering price per share, for an aggregate investment equal to 6% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $15.0 million, resulting in aggregate net proceeds of $      million (or $      million if the underwriters exercise their over allotment option in full) after giving effect to the transactions described under “Use of proceeds.” No underwriting discount is payable in connection with the sale of shares to the members of our senior management team and affiliates of our Manager in the concurrent private placement.

To allow the total cash proceeds from this offering (net of offering expenses) and the concurrent private placement to be applied to our business strategy immediately following the offering, $      of the total underwriting discount (or $      per share of common stock sold in this offering) will be funded entirely from proceeds received by us from the Contingent Share Placement which involves the sale of shares of common stock, at the initial public offering price per share and without the payment of any underwriting discount, to our Manager and its affiliates. The shares sold in the Contingent Share Placement will vest only in the event that during any full four calendar quarter period during the 16 full calendar quarters after the date of the completion of this offering our Core Earnings (as described herein) for such four-quarter period (and before the incentive fee) equals or exceeds an 8% hurdle rate (as described herein). If this condition is not satisfied, all of the shares sold in the Contingent Share Placement will be forfeited and returned to us. In addition, the underwriters are foregoing the receipt of payment of $      per share in underwriting discount on all shares sold in this offering, including any shares issued upon the exercise by the underwriters of the overallotment option. However, we will pay this $      per share to the underwriters if we achieve the condition described above. See “Underwriting.”

We intend to deploy a substantial majority of the net proceeds of this offering and the concurrent private placement in our wholly owned subsidiary, Sutherland Asset I, LLC, which in turn will invest such proceeds in our target asset classes. Sutherland Asset I, LLC intends to use a portion of such proceeds, together with repurchase agreement borrowings, to acquire whole pool Agency MBS. It also intends to use a portion of such proceeds to acquire Non-Agency MBS and residential mortgage loans. It is expected that at least 55% of Sutherland Asset I LLC’s assets will consist of whole pool Agency MBS and residential mortgage loans with the balance consisting of Non-Agency MBS. We intend to deploy the remaining net proceeds of this offering and the concurrent private placement in our other wholly owned subsidiary, Sutherland Asset II, LLC, which in turn will deploy such proceeds primarily in mortgage loans and Non-Agency MBS, initially without the benefit of any borrowings other than those that may become available to us under programs established by the U.S. government and/or resecuritizations.

Based on prevailing market conditions and our current assumptions with regard to our anticipated borrowings, our initial expectation is that the assets held on a combined basis by both subsidiaries will consist, on a consolidated basis, of between 55% to 65% Non-Agency MBS, 35% to 45% whole pool Agency MBS and the balance in residential mortgage loans, ABS and other financial assets. However, there is no assurance that, upon completion of this offering and the concurrent private placement, our

Use of proceeds

subsidiaries will not allocate the proceeds from this offering and the concurrent private placement in a different manner among our target assets.

Until appropriate assets can be identified, our Manager may invest the net proceeds from this offering and the concurrent private placement in interest-bearing short-term investments, including money market accounts, that are consistent with our intention to qualify as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We expect to reallocate a portion of the net proceeds from these offerings into a more diversified portfolio of assets within three to six months, subject to the availability of appropriate opportunities. Prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

Distribution policy

U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We generally intend over time to pay quarterly dividends in an amount equal to our net taxable income. We plan to pay our first dividend in respect of the period from the closing of this offering through September 30, 2009, which may be prior to the time that we have fully used the net proceeds of this offering to acquire our target assets.

To the extent that in respect of any calendar year, cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully used the net proceeds of this offering to acquire our target assets, we may fund our quarterly distributions out of such net proceeds. We will generally not be required to make distributions with respect to activities conducted through any domestic TRS that we form following the completion of this offering. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Our Company—General.”

To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our net taxable income to holders of our common stock out of assets legally available therefor. Any distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, any debt covenants, funding or margin requirements under repurchase agreements, warehouse facilities, bank credit facilities (including term loans and revolving facilities) or other secured and unsecured borrowing agreements, maintenance of our REIT qualification, applicable provisions of the MGCL and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, see “Risk Factors.”

We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. In addition, a portion of such distributions may be taxable stock dividends payable in our shares. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders.”

Capitalization

The following table sets forth (1) our actual capitalization at July 20, 2009 and (2) our capitalization as adjusted to reflect the effects of (A) the sale of our common stock in this offering at an assumed offering price of $15.00 per share after deducting the underwriting discount and estimated organizational and offering expenses payable by us, (B) the sale of shares of our common stock to members of our senior management team and affiliates of our Manager in the concurrent private placement, at the same assumed offering price per share, for an aggregate investment equal to 6% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $15.0 million and (C) the issuance of an aggregate of 12,333 shares of restricted common stock to be granted to our Chief Financial Officer and our independent directors under our 2009 equity incentive plan upon closing of this offering. You should read this table together with “Use of Proceeds” included elsewhere in this prospectus.

	As of July 20, 2009
	Actual	As adjusted(1)(2)(3)

Stockholders’ equity:
Common stock, par value $0.01 per share; 1,000 shares authorized, 100 shares outstanding, actual, and 450,000,000 shares authorized and shares outstanding, as adjusted	$1	$
Capital in excess of par value(3)	$999	$

Total stockholders’ equity	$1,000	$

(1)	Assumes shares will be sold in this offering and the concurrent private placement at an initial public offering price of $15.00 per share. We will repurchase the 100 shares currently owned by our Manager acquired in connection with our formation at a cost of $10.00 per share. The shares sold to members of our senior management and affiliates of our Manager will be sold at the offering price without payment of any underwriting discount. See “Use of Proceeds.”

(2)	Does not include the underwriters’ overallotment option to purchase up to 2,500,000 additional shares.

(3)	Assumes that the proceeds raised from the Contingent Share Placement have been applied to fund the underwriting discount of $ per share of common stock sold in this offering and that the shares of common stock sold to our Manager and its affiliates pursuant to the Contingent Share Placement are not outstanding and assumes the payment by us of estimated organizational and offering expenses of approximately $1.5 million. Does not reflect the payment of an underwriting discount of $ per share of common stock sold in this offering that the underwriters are foregoing until our achievement of the performance condition described in “Underwriting.”

Management’s discussion and analysis of financial condition and results of operations

OVERVIEW

We are a newly formed specialty finance company that will acquire Non-Agency MBS, Agency MBS, residential mortgage loans, ABS and other financial assets. We will be externally managed by our Manager. Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively acquiring a diverse portfolio of assets that is constructed to produce attractive risk-adjusted returns under a variety of market conditions and economic cycles.

Our strategy will focus on opportunities that exist in the U.S. residential mortgage markets. See “Use of Proceeds” for a discussion of how, based on prevailing market conditions and to the extent consistent with maintaining our REIT qualification and our exemption from registration under the 1940 Act, we anticipate that we will deploy the net proceeds of this offering and the concurrent private placement in our wholly owned subsidiaries, which in turn will use such net proceeds to acquire our target assets. As market conditions change over time, we intend to adjust our strategy by shifting our asset allocations across our target assets to take advantage of changes in interest rates and credit spreads as well as economic and credit conditions. We believe that the diversification of our portfolio of assets, our expertise among the target asset classes, and the flexibility of our strategy will position us to generate attractive risk-adjusted returns for our stockholders in a variety of assets and market conditions.

We expect to use leverage to increase potential returns to our stockholders. Subject to maintaining our qualification as a REIT, we expect to use a number of sources to finance our assets, including repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities). Given current market conditions, we may also seek to take advantage of borrowings, if any, available under new programs established by the U.S. government such as the TALF to finance our Non-Agency MBS and ABS. To the extent available on desirable terms, we expect to finance our initial Agency MBS with repurchase agreement financing. To date, we have signed repurchase agreements with four financial institutions. In addition, we are having ongoing discussions with a number of additional financial institutions which may in the near future make repurchase financing available to us. We expect the terms of our repurchase agreements will generally conform to the terms in the standard master repurchase agreement as published by SIFMA as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. We expect that our repurchase agreements will primarily be short term (generally 30 days). We do not initially expect under current market conditions to use leverage on our Non-Agency MBS, residential mortgage loans and other assets, except in conjunction with financings that may be available under programs established by the U.S. government and/or resecuritizations. Over time, as market conditions change, in addition to these financings, we may use other forms of leverage.

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act. We will commence operations upon completion of this offering and the concurrent private placement.

FACTORS IMPACTING OUR OPERATING RESULTS

We expect that the results of our operations will be affected by a number of factors and will primarily depend on, among other things, the level of our net interest income, the market value of our assets and the supply of, and demand for, Non-Agency MBS, Agency MBS, residential mortgage loans, ABS and

Management’s discussion and analysis of financial condition and results of operations other financial assets in the marketplace. Our net interest income includes the actual interest payments we receive on our MBS, residential mortgage loans and other assets and is also impacted by the amortization of purchase premiums and accretion of purchase discounts. Premiums paid for MBS will be amortized as a reduction to interest income over the lives of the securities using the effective yield method. Similarly, for those MBS purchased at a discount, the discount will be accreted into income over the lives of the securities using the effective yield method. Changes in various factors such as prepayment speeds, estimated future cashflows and credit quality could impact the amount of premium to be amortized or discount to be accreted into interest income for a given period. In addition to the impact of the amortization of purchase premiums and accretion of purchase discounts, our net interest income varies over time primarily as a result of changes in market interest rates, prepayment speeds, as measured by the Constant Prepayment Rate (or CPR), on our MBS assets and prepayment rates on our mortgage loans. Interest rates and prepayment rates vary according to the type of investment, conditions in the financial markets, competition and other factors, none of which can be predicted with any certainty. Our operating results may also be impacted by credit losses in excess of initial anticipations or unanticipated credit events experienced by borrowers whose mortgage loans are included in our Non-Agency MBS or are held directly by us.

Changes in Market Value of our Assets.  It is our business strategy to hold our target assets as long-term investments. As such, we expect that our MBS will be carried at their fair value, as available-for-sale in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt or Equity Securities” (or SFAS 115), with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. As a result, we do not expect that changes in the market value of the assets will normally impact our operating results. However, at least on a quarterly basis, we will assess both our ability and intent to continue to hold such assets as long-term investments. As part of this process, we will monitor our target assets for other-than-temporary impairment. A change in our ability and/or intent to continue to hold any of our investment securities could result in our recognizing an impairment charge or realizing losses upon the sale of such securities.

Changes in Market Interest Rates.  With respect to our proposed business operations, increases in interest rates, in general, may over time cause: (1) the interest expense associated with our borrowings to increase; (2) the value of our MBS portfolio and mortgage loans to decline; (3) coupons on our adjustable-rate and hybrid MBS and mortgage loans to reset, although on a delayed basis, to higher interest rates; (4) prepayments on our MBS and mortgage loan portfolio to slow, thereby slowing the amortization of our purchase premiums and the accretion of our purchase discounts; and (5) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to increase. Conversely, decreases in interest rates, in general, may over time cause: (A) prepayments on our MBS and mortgage loan portfolio to increase, thereby accelerating the amortization of our purchase premiums and the accretion of our purchase discounts; (B) the interest expense associated with our borrowings to decrease; (C) the value of our MBS and mortgage loan portfolio to increase; (D) to the extent we enter into interest rate swap agreements as part of our hedging strategy, the value of these agreements to decrease, and (E) coupons on our adjustable-rate and hybrid MBS assets and mortgage loans to reset, although on a delayed basis, to lower interest rates.

Prepayment Speeds.  Prepayment speeds may be affected by a number of factors including, but not limited to, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the mortgage loans, possible changes in tax laws, other opportunities for investment, homeowner mobility and other economic, social, geographic, demographic and legal factors, none of which can be predicted with any certainty. We expect that over time our adjustable-rate and hybrid MBS and mortgage loans will experience higher prepayment rates than do fixed-rate MBS and mortgage loans, as we believe that homeowners with adjustable-rate and hybrid mortgage loans exhibit more rapid housing turnover levels or refinancing activity compared to fixed-

Management’s discussion and analysis of financial condition and results of operations rate borrowers. In addition, we anticipate that prepayments on adjustable-rate mortgage loans accelerate significantly as the coupon reset date approaches.

Credit Risk.  One of our strategic focuses is acquiring assets which we believe to be of high credit quality. We believe this strategy will generally keep our credit losses and financing costs low. Although we do not expect to encounter credit risk in our Agency MBS, we do expect to be subject to varying degrees of credit risk in connection with our other target assets. Our Manager will seek to mitigate this risk by seeking to acquire high quality assets, at appropriate prices given anticipated and unanticipated losses and by deploying a comprehensive review and asset selection process and by careful ongoing monitoring of acquired assets. Nevertheless, unanticipated credit losses could occur which could adversely impact our operating results.

Size of Portfolio.  The size of our portfolio of assets, as measured by the aggregate principal balance of our mortgage-related securities and the other assets we own is also a key revenue driver. Generally, as the size of our portfolio grows, the amount of interest income we receive increases. A larger portfolio, however, may result in increased expenses as we may incur additional interest expense to finance the purchase of our assets.

Since changes in interest rates may significantly affect our activities, our operating results depend, in large part, upon our ability to effectively manage interest rate risks and prepayment risks while maintaining our qualification as a REIT.

Spreads on MBS.  The spread between U.S. Treasuries and MBS has recently been volatile. Spreads on non-treasury, fixed income assets including MBS have moved sharply wider due to the difficult credit conditions. The poor collateral performance of the subprime mortgage sector coupled with declining home prices have had a negative impact on investor confidence. As the prices of securitized assets have declined, a number of investors and a number of structured investment vehicles have faced margin calls from dealers and have been forced to sell assets in order to reduce leverage. The price volatility of these assets has also impacted lending terms in the repurchase market as counterparties have raised margin requirements to reflect the more difficult environment.

The spread between the yield on our assets and our funding costs will affect the performance of our business. Wider spreads imply greater income on new asset purchases but may have a negative impact on our stated book value. Wider spreads may also negatively impact asset prices. In an environment where spreads are widening, counterparties may require additional collateral to secure borrowings which may require us to reduce leverage by selling assets. Conversely, tighter spreads imply lower income on new asset purchases but may have a positive impact on our stated book value. Tighter spreads may have a positive impact on asset prices. In this case we may be able to reduce the amount of collateral required to secure borrowings.

Extension Risk.  Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when we acquire a fixed-rate, adjustable rate or hybrid MBS, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes all or a portion of our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related assets. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related assets.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related assets could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results of operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the adjustable rate or hybrid MBS would remain fixed. This situation may also cause the market value of our adjustable rate or hybrid MBS to decline, with little or no offsetting gain from the related hedging

Management’s discussion and analysis of financial condition and results of operations transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market Conditions.  We believe that our target assets currently present highly attractive risk-adjusted return profiles. In addition, we believe that current conditions in the financial markets present opportunities for us to acquire our target assets at significantly depressed trading prices. Beginning in the summer of 2007, adverse changes in the financial markets have resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several major market participants have failed or been impaired, resulting in a contraction in market liquidity for mortgage-related assets. This illiquidity has negatively affected both the terms and availability of financing for all mortgage-related assets, and has generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by an almost across the board downward movement in Non-Agency MBS and Agency MBS valuations, even though different mortgage pools have exhibited widely different default rate and performance characteristics. The lower asset prices have also been accompanied by correspondingly higher current yields on our universe of target assets. In an effort to stem the fallout from current market conditions, the United States and other nations have begun to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy.

We believe that in spite of the difficult market environment for mortgage-related assets, current market conditions offer potentially attractive opportunities for us, even in the face of a riskier and more volatile market environment, as the available yields from our target assets have increased more than related financing costs. We also believe that the recent actions taken by the U.S. government, the Federal Reserve and other governmental and regulatory bodies to address the financial crisis may have a positive impact on market conditions and on our business. We are currently evaluating a number of the new government programs, such as the TALF and the PPIP, to determine whether it would be appropriate and beneficial to us and our stockholders for us to seek to participate in these programs.

We believe that market conditions will continue to impact our operating results and will cause us to adjust our acquisition and financing strategies over time as new opportunities emerge and risk profiles of our business change.

CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Our financial statements are prepared in accordance with GAAP, which requires the use of estimates and assumptions that involve the exercise of judgment and use of assumptions as to future uncertainties. In accordance with SEC guidance, the following discussion addresses the accounting policies that we will apply based on our expectation of our initial operations. Our most critical accounting policies will involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements will be based will be reasonable at the time made and based upon information available to us at that time. Our critical accounting policies and accounting estimates will be expanded over time as we fully implement our strategy. Those material accounting policies and estimates that we initially expect to be most critical to an investor’s understanding of our financial results and condition and require complex management judgment are discussed below.

Classification of investment securities and valuations of financial instruments

Our MBS investments are expected to initially consist primarily of Non-Agency MBS and Agency MBS that we will classify as either available-for-sale or held-to-maturity. As such, we expect that our MBS

Management’s discussion and analysis of financial condition and results of operations classified as available-for-sale will be carried at their fair value in accordance with SFAS 115, with changes in fair value recorded through accumulated other comprehensive income/(loss), a component of stockholders’ equity, rather than through earnings. We do not intend to hold any of our investment securities for trading purposes; however, if our securities were classified as trading securities, there could be substantially greater volatility in our earnings, as changes in the fair value of securities classified as trading are recorded through earnings.

When the estimated fair value of an available-for-sale security is less than amortized cost, we will consider whether there is an other-than-temporary impairment in the value of the security. Unrealized losses on securities considered to be other-than-temporary will be recognized in earnings. The determination of whether a security is other-than-temporarily impaired will involve judgments and assumptions based on subjective and objective factors. Consideration will be given to (i) the length of time and the extent to which the fair value has been less than cost, (ii) the financial condition and near-term prospects of recovery in fair value of the security, and (iii) our intent and ability to retain our investment in the security for a period of time sufficient to allow for any anticipated recovery in fair value. Investments with unrealized losses will not be considered other-than-temporarily impaired if we have the ability and intent to hold the investments for a period of time, to maturity if necessary, sufficient for a forecasted market price recovery up to or beyond the cost of the investments.

Fair value option

The FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (or SFAS 159), which permits entities to choose to measure many financial instruments and certain other items at fair value. Changes in fair value, along with transaction costs, would be reported through net income. SFAS 159 also establishes presentation and disclosure requirements designed to facilitate comparison between entities that choose different measurement attributes for similar types of assets and liabilities. We do not anticipate that we will elect the fair value option for any qualifying financial assets or liabilities that are not otherwise required to be carried at fair value in our financial statements.

Valuation of financial instruments

The FASB issued SFAS No. 157, “Fair Value Measurements” (or SFAS 157), which establishes a new framework for measuring fair value and expands related disclosures. SFAS 157 establishes a hierarchy of valuation techniques based on the observability of inputs utilized in measuring financial instruments at fair values. SFAS 157 establishes market based or observable inputs as the preferred source of values, followed by valuation models using management assumptions in the absence of market inputs.

Any changes to the valuation methodology will be reviewed by management to ensure the changes are appropriate. As markets and products develop and the pricing for certain products becomes more transparent, we will continue to refine our valuation methodologies. The methods used by us may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while we anticipate that our valuation methods will be appropriate and consistent with other market participants, the use of different methodologies, or assumptions, to determine the fair value of certain financial instruments could result in a different estimate of fair value at the reporting date. We will use inputs that are current as of the measurement date, which may include periods of market dislocation, during which price transparency may be reduced.

Interest income recognition

We expect that interest income on our Non-Agency MBS and Agency MBS will be accrued based on the actual coupon rate and the outstanding principal balance of such securities. Premiums and discounts will be amortized or accreted into interest income over the lives of the securities using the effective yield method, as adjusted for actual prepayments in accordance with SFAS No. 91, “Accounting for

Management’s discussion and analysis of financial condition and results of operations

Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases” (or SFAS 91).

We expect that interest income on our securities rated below AAA, including unrated securities, will be recognized in accordance with Emerging Issues Task Force (or EITF) of Financial Accounting Standards Board (or FASB) 99-20, “Recognition of Interest Income and Impairment on Purchased and Retained Beneficial Interests in Securitized Financial Assets” (or EITF 99-20). Pursuant to EITF 99-20, cash flows from a security are estimated applying assumptions used to determine the fair value of such security and the excess of the future cash flows over the investment are recognized as interest income under the effective yield method. We will review and, if appropriate, make adjustments to our cash flow projections at least quarterly and monitor these projections based on input and analysis received from external sources, internal models, and our judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in interest income recognized on, or the carrying value of, such securities.

For pools of whole loans purchased at a discount, we will apply the provisions of Statement of Position 03-3 “Accounting for Certain Loans or Debt Securities Acquired in a Transfer” (or SOP 03-3). SOP 03-3 addresses accounting for differences between contractual cash flows and cash flows expected to be collected from an investor’s initial investment in loans or debt securities (loans) acquired in a transfer if those differences are attributable, at least in part, to credit quality. SOP 03-3 limits the yield that may be accreted (accretable yield) to the excess of the investor’s estimate of undiscounted expected principal, interest, and other cash flows (cash flows expected at acquisition to be collected) over the investor’s initial investment in the loan. SOP 03-3 requires that the excess of contractual cash flows over cash flows expected to be collected (nonaccretable difference) not be recognized as an adjustment of yield, loss accrual, or valuation allowance. Subsequent increases in cash flows expected to be collected generally should be recognized prospectively through adjustment of the loan’s yield over its remaining life. Decreases in cash flows expected to be collected should be recognized as impairment.

Loans held-for-investment

Loans held-for-investment will be stated at the principal amount outstanding, net of unearned income and net deferred loan fees and costs. We expect that loan interest income will be recognized using the interest method or a method that approximates a level rate of return over the loan term in accordance with SFAS 91. Net deferred loan fees, origination and acquisition costs will be recognized in interest income over the loan term as a yield adjustment.

Loan impairment

For loans classified as held-for-investment, we will evaluate the loans for possible impairment on a quarterly basis in accordance with SFAS No. 114, “Accounting by Creditors for Impairment of a Loan,” as amended (or SFAS 114). Impairment occurs when it is deemed probable that we will not be able to collect all amounts due according to the contractual terms of the loan. Impairment will then be measured based on the present value of expected future cash flows discounted at the loans contractual effective rate or the fair value of the collateral, if the loan is collateral dependent. Upon measurement of impairment, we will reduce the carrying value of the loan accordingly and record a corresponding charge to net income. Significant judgments are required in determining impairment, including making assumptions regarding the value of the loan, the value of the underlying collateral and other provisions such as guarantees.

Management’s discussion and analysis of financial condition and results of operations

Hedging instruments and hedging activities

We will apply the provisions of SFAS 133, as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” SFAS 133 requires an entity to recognize all derivatives as either assets or liabilities in the balance sheets and to measure those instruments at fair value. Additionally, the fair value adjustments will affect either other comprehensive income in stockholders’ equity until the hedged item is recognized in earnings or net income depending on whether the derivative instrument qualifies as a hedge for accounting purposes and, if so, the nature of the hedging activity.

In the normal course of business, we may use a variety of derivative financial instruments to manage, or hedge, interest rate risk. These derivative financial instruments must be effective in reducing our interest rate risk exposure in order to qualify for hedge accounting. When the terms of an underlying transaction are modified, or when the underlying hedged item ceases to exist, all changes in the fair value of the instrument are marked-to-market with changes in value included in net income for each period until the derivative instrument matures or is settled. Any derivative instrument used for risk management that does not meet the hedging criteria is marked-to-market with the changes in value included in net income.

Derivatives will be used for hedging purposes rather than speculation. We will rely on quotations from a third party to determine these fair values. If our hedging activities do not achieve our desired results, our reported earnings may be adversely affected.

The FASB issued SFAS No. 161 (or SFAS 161), “Disclosures about Derivative Instruments and Hedging Activities,” and an amendment of SFAS 133. SFAS 161 attempts to improve the transparency of financial reporting by providing additional information about how derivative and hedging activities affect an entity’s financial position, financial performance and cash flows. This statement includes disclosure requirements for derivative instruments and hedging activities by requiring enhanced disclosure about (1) how and why an entity uses derivative instruments, (2) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (3) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. To meet these objectives, SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts and of gains and losses on derivative instruments, and disclosures about credit risk-related contingent features in derivative agreements. This disclosure framework is intended to better convey the purpose of derivative use in terms of the risks that an entity is intending to manage. We will include the disclosures required by SFAS 161 in our financial statements when we acquire derivative financial instruments.

Manager compensation

The management agreement provides for the payment of a base management fee to our Manager and an incentive fee if our financial performance exceeds certain benchmarks. The base management fee and the incentive fee are accrued and expensed during the period for which they are calculated and earned. For a more detailed discussion on the fees payable under the management agreement, see “Our Manager and the Management Agreement—Management Fees, Expense Reimbursements and Termination Fee.”

Income taxes

Our financial results are generally not expected to reflect provisions for current or deferred income taxes. We believe that we will operate in a manner that will allow us to qualify for taxation as a REIT. As a result of our expected REIT qualification, we do not generally expect to pay U.S. federal corporate level taxes. Many of the REIT requirements, however, are highly technical and complex. If we were to fail to meet the REIT requirements, we would be subject to U.S. federal, state and local income taxes.

Management’s discussion and analysis of financial condition and results of operations

Recent accounting pronouncements

In February 2008, the FASB issued FSP 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” (or FSP 140-3), which provides guidance on accounting for transfers of financial assets and repurchase financings. FSP 140-3 presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (i.e., a linked transaction) under SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (or SFAS 140). However, if certain criteria, as described in FSP 140-3, are met, the initial transfer and repurchase financing shall not be evaluated as a linked transaction and shall be evaluated separately under SFAS 140. If the linked transaction does not meet the requirements for sale accounting, the linked transaction shall generally be accounted for as a forward contract, as opposed to the current required accounting presentation, where the purchased asset and the repurchase liability are reflected separately on the balance sheet. FSP 140-3 is effective on a prospective basis for fiscal years beginning after November 15, 2008, with earlier application not permitted. We do not expect that the initial adoption of FSP 140-3 will have a material impact on our financial statements.

In October 2008, the FASB issued FASB Staff Position (or FSP) 157-3, “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (or FSP 157-3), in response to the deterioration of the credit markets. This FSP provides guidance clarifying how SFAS 157 should be applied when valuing securities in markets that are not active. The guidance provides an illustrative example that applies the objectives and framework of SFAS 157, utilizing management’s internal cash flow and discount rate assumptions when relevant observable data does not exist. It further clarifies how observable market information and market quotes should be considered when measuring fair value in an inactive market. It reaffirms the notion of fair value as an exit price as of the measurement date and that fair value analysis is a transactional process and should not be broadly applied to a group of assets. FSP 157-3 is effective upon issuance including prior periods for which financial statements have not been issued. We are currently evaluating the impact of FSP 157-3 on our financial statements.

On October 3, 2008, the EESA was signed into law. Section 133 of the EESA mandated that the SEC conduct a study on mark-to-market accounting standards. The SEC provided its study to the U.S. Congress on December 30, 2008. Part of the recommendations within the study indicated that “fair value requirements should be improved through development of application and best practices guidance for determining fair value in illiquid or inactive markets.” As a result of this study and the recommendations therein, on April 9, 2009, the FASB issued FSP 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly” (or FSP 157-4). FSP 157-4 provides additional guidance on determining fair value when the volume and level of activity for the asset or liability have significantly decreased when compared with normal market activity for the asset or liability (or similar assets or liabilities). FSP 157-4 gives specific factors to evaluate if there has been a decrease in normal market activity and if so, provides a methodology to analyze transactions or quoted prices and make necessary adjustments to fair value in accordance with Statement 157. The objective is to determine the point within a range of fair value estimates that is most representative of fair value under current market conditions. FSP 157-4 is effective for interim and annual reporting periods ending after June 15, 2009. We do not foresee FSP 157-4 having a material impact on the manner in which we expect to estimate fair value.

Additionally, in conjunction with FSP 157-4, the FASB issued SFAS 115-2 and SFAS 124-2, “Recognition and Presentation of Other Than Temporary Impairments” (or SFAS 115-2 and SFAS 124-2). The objective of the new guidance is to make impairment guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments (or OTTI) on debt and equity securities in financial statements. This, too, was as a result of the SEC mark-to-market study mandated under the EESA. The SEC’s recommendation was to “evaluate the need for modifications (or the elimination) of current OTTI guidance to provide for a more uniform system of impairment testing standards for financial instruments.” The new guidance revises the OTTI evaluation methodology.

Management’s discussion and analysis of financial condition and results of operations

Previously the analytical focus was on whether the entity had the “intent and ability to retain its investment in the debt security for a period of time sufficient to allow for any anticipated recovery in fair value.” Now the focus is on whether the entity has the “intent to sell the debt security or, more likely than not, will be required to sell the debt security before its anticipated recovery.” Further, the security is analyzed for credit loss (the difference between the present value of cash flows expected to be collected and the amortized cost basis). If the company does not intend to sell the debt security, nor will be required to sell the debt security prior to its anticipated recovery, the credit loss, if any, will be recognized in the statement of earnings, while the balance of impairment related to other factors will be recognized in Other Comprehensive Income (OCI). If the company intends to sell the security, or will be required to sell the security before its anticipated recovery, the full OTTI will be recognized in the statement of earnings. FAS 115-2 and FAS 124-2 will be effective for us for all interim and annual periods ending after June 15, 2009. We expect that adoption of these rules will increase footnote disclosure and may result in a cumulative effect adjustment to retained earnings in the period of adoption. In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (or SFAS 159). SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date.

In January 2009, the FASB issued EITF No. 99-20-1, “Amendments to the Impairment Guidance of EITF Issue 99-20” (or EITF 99-20-1). EITF 99-20-1 was issued in an effort to provide a more consistent determination on whether an other-than-temporary impairment has occurred for certain beneficial interests in securitized financial assets. Other-than-temporary impairment has occurred if there has been an adverse change in future estimated cash flow and its impact reflected in current earnings. The determination cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. For debt securities that are not within the scope of EITF 99-20-1, SFAS 115 continues to apply. The objective of other-than-temporary impairment analysis is to determine whether it is probable that the holder will realize some portion of the unrealized loss on an impaired security. Factors to consider when making an other-than-temporary impairment decision include information about past events, current conditions, reasonable and supportable forecasts, remaining payment terms, financial condition of the issuer, expected defaults, value of underlying collateral, industry analysis, sector credit rating, credit enhancement, and financial condition of guarantor. We anticipate that our Non-Agency MBS assets will fall under the guidance of EITF 99-20-1 and as such we will assess each security for other-than-temporary impairments based on estimated future cash flows.

On April 9, 2009, the FASB also issued FSP FAS 107-1 and Accounting Principles Board (or APB) 28-1, “Interim Disclosures about Fair Value of Financial Instruments” (or (FSP 107-1 and APB 28-1). The FSP requires disclosures about fair value of financial instruments for interim reporting periods as well as in annual financial statements. We anticipate that our adoption of FSP FAS 107-1 and APB 28-1 during the quarter ending September 30, 2009 will increase footnote disclosure.

RESULTS OF OPERATIONS

As of the date of this prospectus, we have not commenced any significant operations because we are in our organizational stage. We will not commence any significant operations until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than national economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related assets, other than those referred to in this prospectus.

Management’s discussion and analysis of financial condition and results of operations

LIQUIDITY AND CAPITAL RESOURCES

Liquidity is a measure of our ability to meet potential cash requirements, including ongoing commitments to repay borrowings, fund and maintain our assets and operations, make distributions to our stockholders and other general business needs. We will use significant cash to purchase our target assets, repay principal and interest on our borrowings, make distributions to our stockholders and fund our operations. Our primary sources of cash will generally consist of the net proceeds from this offering and the concurrent private placement, payments of principal and interest we receive on our portfolio of assets, cash generated from our operating results and unused borrowing capacity under our financing sources. We expect that our primary sources of financing will be through repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities). Given current market conditions, we may also seek to take advantage of borrowings, if any, available under new programs established by the U.S. government such as the TALF to finance our Non-Agency MBS and ABS. We plan to finance our assets with leverage, the level of which may vary based upon the particular characteristics of our portfolio and on market conditions.

Under our repurchase agreements, we will be required to pledge additional assets as collateral to our repurchase agreement counterparties (lenders) when the estimated fair value of the existing pledged collateral under such agreements declines and such lenders, through a margin call, demand additional collateral. Margin calls result from a decline in the value of our assets collateralizing the repurchase agreements, generally following the monthly principal reduction of such investments due to scheduled amortization and prepayments on the underlying mortgages, changes in market interest rates, a decline in market prices affecting such investments and other market factors. To cover a margin call, we may pledge additional securities or cash. At maturity, any cash on deposit as collateral (i.e., restricted cash), if any, would generally be applied against the repurchase agreement balance, thereby reducing the amount borrowed. Should the value of our assets suddenly decrease, significant margin calls on our repurchase agreements could result, causing an adverse change in our liquidity position.

While we generally intend to hold our target assets as long-term investments, certain of our investments securities may be sold in order to manage our interest rate risk and liquidity needs, meet other operating objectives and adapt to market conditions. The timing and impact of future sales of investment securities, if any, cannot be predicted with any certainty. Since we expect that our investment securities will generally be financed with repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government, we expect that a significant portion of the proceeds from sales of our investment securities (if any), prepayments and scheduled amortization will be used to repay balances under these financing sources.

CONTRACTUAL OBLIGATIONS AND COMMITMENTS

We had no contractual obligations as of July 20, 2009. Prior to the completion of this offering, we will enter into a management agreement with our Manager. Our Manager will be entitled to receive a base management fee, an incentive fee and the reimbursement of certain expenses. See “Our Manager and the Management Agreement—Management Fees, Expense Reimbursement and Termination Fee.”

Our Manager will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, will receive no cash compensation directly from us.

We expect to enter into certain contracts that may contain a variety of indemnification obligations, principally with brokers, underwriters and counterparties to repurchase agreements. The maximum potential future payment amount we could be required to pay under these indemnification obligations may be unlimited.

Management’s discussion and analysis of financial condition and results of operations

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured investment vehicles, or special purpose or variable interest entities, established to facilitate off-balance sheet arrangements or other contractually narrow or limited purposes. Further, we have not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

DIVIDENDS

We intend to make regular quarterly distributions to holders of our common stock. U.S. federal income tax law generally requires that a REIT distribute annually at least 90% of its REIT taxable income, without regard to the deduction for dividends paid and excluding net capital gains, and that it pay tax at regular corporate rates to the extent that it annually distributes less than 100% of its net taxable income. We intend to pay regular quarterly dividends to our stockholders in an amount equal to our net taxable income, if and to the extent authorized by our board of directors. Before we pay any dividend, whether for U.S. federal income tax purposes or otherwise, we must first meet both our operating requirements and debt service on our repurchase agreements and other debt payable. If our cash available for distribution is less than our net taxable income, we could be required to sell assets or borrow funds to make cash distributions or we may make a portion of the required distribution in the form of a taxable stock distribution or distribution of debt securities. In addition, prior to the time we have fully used the net proceeds of this offering and the concurrent private placement to acquire our target assets, we may fund our quarterly distributions out of such net proceeds.

INFLATION

Virtually all of our assets and liabilities will be interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions will be determined by our board of directors consistent with our obligation to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification; in each case, our activities and balance sheet are measured with reference to historical cost and/or fair market value without considering inflation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we do not seek to avoid risk completely, we believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Credit risk

We expect to be subject to varying degrees of credit risk, which is the risk of loss due to a borrower’s failure to repay principal or interest on a loan or an issuer’s failure to pay principal or interest on a security or otherwise meet a contractual obligation, in connection with our assets. While we do not expect to encounter credit risk in our Agency MBS assets, we will have exposure to credit risk on the whole mortgage loans, underlying mortgage loans in our Non-Agency MBS portfolio, and loans underlying ABS assets as well as other assets. Our Manager will seek to manage credit risk by performing deep credit fundamental analysis of potential assets. Our Manager will evaluate the credit

Management’s discussion and analysis of financial condition and results of operations characteristics of potential MBS and ABS assets based on their underlying collateral profiles, including, but not limited to, loan balance distribution, documentation, geographic concentration, property type, periodic and lifetime interest rate caps, weighted-average loan-to-value and weighted-average credit score. Qualifying assets will then be analyzed based on expectations of prepayments, defaults, losses, vintage, as well as structural nuances. Base case scenarios will be stressed utilizing credit risk-based models. Credit risk will also be addressed through our Manager’s on-going surveillance, as securities will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a monthly basis.

In our residential mortgage loan portfolio, we may retain the risk of potential credit losses on the mortgage loans that we hold in our portfolio. Our Manager will seek to manage this risk by focusing on higher-quality mortgage loans and by conducting extensive due diligence in consultation with third parties that allows us to remove loans that do not meet our credit standards based on loan-to-value ratios, borrower’s credit scores, debt-to-income ratio, income and asset documentation, property valuation and other criteria that we believe to be important indications of credit risk. Our Manager’s analysis of residential mortgage loans will include borrower profiles, as well as valuation and appraisal data. Our Manager will seek to obtain representations and warranties from each seller stating that each loan was underwritten to our requirements or, in the event underwriting exceptions were made, informing us of the exceptions so that we may evaluate whether to accept or reject the loans. In addition, our Manager will use the services of a third-party custodian to ensure the quality and accuracy of the individual mortgage loan closing documents. Credit risk on our residential mortgage loan portfolio will also be addressed through our Manager’s active asset surveillance.

Interest rate risk

Interest rates are highly sensitive to many factors, including fiscal and monetary policies and domestic and international economic and political considerations, as well as other factors beyond our control. We will be subject to interest rate risk in connection with our assets and our related financing obligations. In general, we expect to finance the acquisition of our target assets through financings in the form of repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government. We may mitigate interest rate risk through utilization of hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales. These instruments are intended to serve as a hedge against future interest rate increases on our borrowings.

Interest rate effect on net interest income

Our operating results will depend in large part on differences between the income earned on our assets and our cost of borrowing and hedging activities. The cost of our borrowings will generally be based on prevailing market interest rates. During a period of rising interest rates, our borrowing costs generally will increase (1) while the yields earned on our leveraged fixed-rate mortgage assets will remain static and (2) at a faster pace than the yields earned on our leveraged adjustable-rate and hybrid mortgage assets, which could result in a decline in our net interest spread and net interest margin. The severity of any such decline would depend on our asset/liability composition at the time as well as the magnitude and duration of the interest rate increase. Further, an increase in short-term interest rates could also have a negative impact on the market value of our target assets. If any of these events happen, we could experience a decrease in net income or incur a net loss during these periods, which could adversely affect our liquidity and results of operations.

Hedging techniques are partly based on assumed levels of prepayments of our target assets. If prepayments are slower or faster than assumed, the life of the investment will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on

Management’s discussion and analysis of financial condition and results of operations such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Interest rate cap risk

We will acquire adjustable-rate and hybrid mortgage assets. These are assets in which the underlying mortgages are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. However, our borrowing costs pursuant to our financing agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our adjustable-rate and hybrid mortgage assets would effectively be limited. This issue will be magnified to the extent we acquire adjustable-rate and hybrid mortgage assets that are not based on mortgages which are fully indexed. In addition, adjustable-rate and hybrid mortgage assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on such assets than we would need to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest rate mismatch risk

We may fund a portion of our acquisition of adjustable-rate and hybrid mortgages and MBS assets with borrowings that are based on the London Interbank Offered Rate (or LIBOR), while the interest rates on these assets may be indexed to LIBOR or another index rate, such as the one-year Constant Maturity Treasury (or CMT) index, the Monthly Treasury Average (or MTA) index or the 11th District Cost of Funds Index (or COFI). Accordingly, any increase in LIBOR relative to one-year CMT rates, MTA or COFI will generally result in an increase in our borrowing costs that is not matched by a corresponding increase in the interest earnings on these assets. Any such interest rate index mismatch could adversely affect our profitability, which may negatively impact distributions to our stockholders. To mitigate interest rate mismatches, we may utilize the hedging strategies discussed above.

Our analysis of risks is based on our Manager’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

Prepayment risk

Prepayment risk is the risk that principal will be repaid at a different rate than anticipated, causing the return on an asset to be less than expected. As we receive prepayments of principal on our assets, premiums paid on such assets will be amortized against interest income. In general, an increase in prepayment rates will accelerate the amortization of purchase premiums, thereby reducing the interest income earned on the assets. Conversely, discounts on such assets are accreted into interest income. In general, an increase in prepayment rates will accelerate the accretion of purchase discounts, thereby increasing the interest income earned on the assets.

Extension risk

Our Manager will compute the projected weighted-average life of our assets based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when MBS secured by hybrid or fixed-rate loans are acquired with borrowings, we may, but are not required to, enter into interest rate swap agreements or other hedging instruments that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the MBS.

Management’s discussion and analysis of financial condition and results of operations

This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the MBS.

However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related MBS could extend beyond the term of the interest swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid or fixed-rate MBS would remain fixed. This situation may also cause the market value of our hybrid or fixed-rate MBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Market risk

Market value risk
Our available-for-sale securities will be reflected at their estimated fair value, with the difference between amortized cost and estimated fair value reflected in accumulated other comprehensive income pursuant to SFAS 115. The estimated fair value of these securities fluctuates primarily due to changes in interest rates and other factors. Generally, in a rising interest rate environment, the estimated fair value of these securities would be expected to decrease; conversely, in a decreasing interest rate environment, the estimated fair value of these securities would be expected to increase. As market volatility increases or liquidity decreases, the fair value of our assets may be adversely impacted. If we are unable to readily obtain independent pricing to validate our estimated fair value of the securities in our portfolio, the fair value gains or losses recorded in other comprehensive income may be adversely affected.

Real estate risk
Residential mortgage assets and residential property values are subject to volatility and may be affected adversely by a number of factors, including, but not limited to, national, regional and local economic conditions (which may be adversely affected by industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing); changes or continued weakness in specific industry segments; construction quality, age and design; demographic factors; and retroactive changes to building or similar codes. In addition, decreases in property values reduce the value of the collateral and the potential proceeds available to a borrower to repay the underlying loans or loans, as the case may be, which could also cause us to suffer losses.

RISK MANAGEMENT

To the extent consistent with maintaining our REIT qualification, we will seek to manage risk exposure to protect our portfolio of Non-Agency MBS, Agency MBS, residential mortgage loans, ABS and other financial assets against the effects of major interest rate changes. We generally seek to manage this risk by:

➢	attempting to structure our financing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

➢	using hedging instruments, primarily interest rate swap agreements but also financial futures, options, interest rate cap agreements, floors and forward sales to adjust the interest rate sensitivity of our MBS and our borrowings;

➢	using securitization financing to better match the maturity of our financing with the duration of our assets; and

➢	actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our MBS and the interest rate indices and adjustment periods of our financings.

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OUR COMPANY

We are a newly formed specialty finance company that will acquire Non-Agency MBS, Agency MBS, residential mortgage loans, ABS and other financial assets. We will initially focus our strategy on acquiring highly rated tranches of Non-Agency MBS in combination with Agency MBS assets. Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively constructing a portfolio of assets that is comprised of a broad range of financial assets. We believe that the diversification of our portfolio of assets, our expertise among our target asset classes and flexibility of our strategy will enable us to achieve attractive risk-adjusted returns under a variety of market conditions and economic cycles.

We believe that our target assets currently present highly attractive risk-adjusted return profiles. In addition, we believe that current conditions in the financial markets present opportunities for us to acquire our target assets at significantly depressed trading prices. Beginning in the summer of 2007, adverse changes in the financial markets have resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several major market participants have failed or been impaired, resulting in a contraction in market liquidity for mortgage-related assets. This illiquidity has negatively affected both the terms and availability of financing for all mortgage-related assets, and has generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The recent period has also been characterized by an almost across the board downward movement in Non-Agency MBS and Agency MBS valuations, even though different mortgage pools have exhibited widely different default rate and performance characteristics. The lower asset prices have also been accompanied by correspondingly higher current yields on our universe of target assets. In an effort to stem the fallout from current market conditions, the United States and other nations have begun to inject unprecedented levels of liquidity into the financial system and take other actions designed to create a floor in financial asset valuations, restore stability to the financial sector and support the flow of credit and other capital into the broader economy. We believe that recent governmental and central bank actions, especially the establishment of the TALF and also the PPIP, may positively impact our business, potentially providing us with access to financing as well as opportunities to acquire assets at attractive prices. Our business strategy, however, is not dependent on these programs, involving the TALF and the PPIP, and we do not believe that our inability to access financings under or otherwise participate in these programs would adversely affect our business.

We believe that we are particularly well positioned to capitalize on opportunities that exist in the financial markets to acquire our target assets at significantly depressed trading prices. Our Manager’s and its affiliates’ in-depth understanding of MBS market fundamentals as well as their ability to analyze and set value parameters around the individual mortgages that collateralize Non-Agency MBS and Agency MBS will enable our Manager to selectively acquire assets for us that present attractive risk-adjusted return profiles and the potential for capital appreciation. In addition, our Manager’s and its affiliates’ experience in whole pool Agency MBS portfolio management is expected to enable our Manager to construct an Agency MBS portfolio for us that has the potential to generate attractive risk adjusted returns for us from the spread between the yield on our Agency MBS assets and the costs of our Agency MBS borrowings. We will also opportunistically supplement our MBS and residential mortgage loan businesses with ABS and other financial assets.

We are organized as a Maryland corporation and intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ending December 31, 2009. We

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also intend to operate our business in a manner that will permit us to maintain our exemption from registration under the 1940 Act. We will commence operations upon completion of this offering and the concurrent private placement.

OUR MANAGER

We will be externally managed and advised by our Manager, a fully integrated asset management firm. Certain members of our management team own 50% of our Manager and the owners of MD Sass are indirect minority owners of our Manager. Pursuant to the terms of our management agreement, our Manager will manage our day-to-day operations and will provide us with all of the management and support functions that we will need to conduct our business. Through an agreement among us, our Manager and MD Sass (or our sub-advisory agreement), we and our Manager will have access to the personnel and resources of MD Sass in the implementation and execution of our business strategy. MD Sass will provide guidance and expertise to our Manager with respect to our Agency MBS strategy. We believe that through the management agreement and the agreement among us, our Manager and MD Sass, we will have the opportunity to benefit from the combined knowledge, experience and resources of our Manager and MD Sass, thereby providing us with a significant advantage. See “Our Manager and the Management Agreement.”

Our Manager and MD Sass have a long track record of creating, evaluating, investing in and managing assets within our target asset classes. At March 31, 2009, our Manager and the taxable fixed income group within MD Sass had approximately $3.2 billion of total assets under management, including approximately $1.5 billion of Agency MBS and $1.4 billion of total ABS, MBS and loan assets. Our Manager manages two investment funds that focus on High Yield ABS, including Non-Agency MBS, and residential mortgage loans, as well as a limited number of separate accounts that focus primarily on ABS with an aggregate of approximately $15.0 million of total assets as of June 30, 2009. Our Manager also manages the TALF Funds, which focus on TALF-eligible ABS and had an aggregate of approximately $93.5 million of total ABS as of June 19, 2009. Our Manager’s experience and expertise in High Yield ABS provide it with a strong foundation for evaluating, acquiring and managing the more highly rated tranches of Non-Agency MBS that, in combination with Agency MBS, will be the initial focus of our business strategy. In addition, as of March 31, 2009, the taxable fixed income group within MD Sass managed $1.5 billion of Agency MBS on behalf of more than 90 separate accounts.

Our Manager will have an Investment Committee that will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines. The Investment Committee will be comprised of Messrs. Thomas Capasse, Jack Ross and Dominic Bruno. Messrs. Capasse and Ross, co-founders of our Manager, have an average of 25 years of experience in creating, evaluating, investing in and managing Non-Agency MBS, ABS, residential mortgage loans and other financial assets and have worked together for more than 13 years. Mr. Bruno has 25 years experience in investing in Agency MBS and has led the taxable fixed income group at MD Sass for the last 19 years. Collectively, Messrs. Capasse, Ross and Bruno have worked together for four years. We believe that we will benefit from their long track record and broad experience in managing MBS and other financial assets through a variety of credit and interest rate environments. We believe that our relationship with our Manager and its affiliates will enable us to leverage their infrastructure, analytical and portfolio management capabilities, business relationships and management expertise to execute our business strategy efficiently.

OUR COMPETITIVE ADVANTAGES

Disciplined, credit-oriented approach

We will seek to maximize our risk-adjusted returns, and minimize principal loss, through our Manager’s disciplined and credit-based approach. Our Manager’s investment approach relies on rigorous quantitative and qualitative analysis of the credit characteristics of MBS, which enables our Manager to carefully and selectively identify those assets which it believes will generate suitable risk-adjusted

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returns. Our Manager will monitor our overall portfolio risk and evaluate the credit characteristics of MBS including, but not limited to, loan balance distribution, documentation, geographic concentration, property type, occupancy, periodic and lifetime interest rate cap, weighted-average loan-to-value and weighted-average credit score. In the case of our Agency MBS, our Manager’s and its affiliates’ analysis will include a rigorous regimen of tests to ascertain each issue’s underlying level of prepayment risk/extension risk exposure, including total rate of return analysis, effective duration and effective convexity (the measure of the sensitivity of the duration of a bond to changes in interest rates) considerations. Additionally, post-purchase, our Manager will seek to reduce downside risk related to unanticipated credit events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage positions.

Experienced investment committee

Messrs. Capasse, Ross and Bruno, who comprise the Investment Committee that will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines, have an established track record and broad experience in managing financial assets, including our target asset classes, through a variety of credit and interest rate environments. They have demonstrated the ability to generate attractive risk-adjusted returns under various market conditions and economic cycles. We expect that their experience will allow us to identify, analyze, select and acquire attractive investment opportunities across all of our target asset classes and to effectively structure and finance our portfolio.

Access to our Manager’s and MD Sass’s analytical capabilities, infrastructure and experience

Our Manager and its affiliates maintain analytical and portfolio management capabilities with respect to Non-Agency MBS, Agency MBS and ABS, together with platform capabilities in the origination and risk management of performing and non-performing whole loans. We believe that our Manager’s and its affiliates’ unique combination of MBS, ABS and whole loan analytical and portfolio management capabilities will provide us with a sophisticated analysis of the numerous factors that influence MBS and ABS, including assessing collateral quality, changes in prepayment rates, changes in the level of interest rates, directional trends in housing prices, liquidation timelines for homes listed for sale, changes in servicer practices and counterparty risk, impact of government housing “rescue” programs (such as loan modifications), general economic conditions and other social and demographic conditions. We believe that these capabilities will aid in security selection and risk management, and will allow us to identify assets that we believe are undervalued. We also intend to capitalize on the market knowledge and ready access to data across the real estate finance industry that our Manager and its affiliates obtain through their established platforms.

Loan origination and whole loan/trading infrastructure

Our Manager maintains (1) the ability to potentially purchase newly originated whole loans through the 45% ownership interest of the Victoria Fund, an investment fund managed by our Manager, in GMFS, LLC, a loan originator that focuses on originating conforming loans and had originated approximately $139.2 million of such loans in the three months ended June 30, 2009, (2) analytical tools for assessing the trading of loans through the Victoria Fund and (3) a network of approved special servicers that execute loss mitigation decisions directed by our Manager. These capabilities afford our Manager access to information regarding whole loan credit performance that is critical to valuing MBS.

Strategic relationships and access to deal flow

Our Manager and its affiliates maintain extensive long-term relationships with financial intermediaries, including primary dealers, investment banks, brokerage firms, repurchase agreement counterparties, leading mortgage originators and commercial banks. We believe these relationships will enhance our

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ability to source and finance acquisition opportunities and access borrowings and, thus, enable us to grow through various credit and interest rate environments.

Returns not diluted by legacy portfolio

We believe that we have a competitive advantage relative to other existing comparable mortgage REITs because we do not have a legacy portfolio of lower-return or problem assets that could potentially dilute the attractive returns that we believe are available in the current liquidity-challenged environment. As a newly organized company, our initial portfolio will consist of newly acquired and currently priced assets. Therefore, we will not have any adverse credit exposure to, and our performance will not be negatively impacted by, previously purchased assets.

Access to attractive non-recourse term borrowing facilities

Although our business strategy is not dependent on recently established governmental programs, we believe the recent adoption of the PPIP by the U.S. Treasury and the proposed expansion of the TALF to cover highly rated tranches of Non-Agency MBS in addition to ABS may provide us with access to attractive non-recourse term borrowing facilities that we may use to finance the acquisition of our assets. Because our investment strategy is focused primarily on Non-Agency MBS and also incorporates residential mortgage loans and ABS, we expect that a substantial portion of our target assets may be eligible for financing under these programs.

Alignment of interests

We have taken multiple steps to structure our relationship with our Manager so that our interests and those of our Manager are closely aligned. In addition to our Manager’s incentive compensation structure, members of our senior management team and affiliates of our Manager have agreed to purchase shares of our common stock in a concurrent private placement, at the initial public offering price per share, for an aggregate investment equal to 6% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $15.0 million. These members of our senior management team and affiliates of our Manager have also agreed to an 18-month lock-up with respect to the shares of our common stock that they purchase in the concurrent private placement, subject to certain exceptions. Our Manager and its affiliates have also agreed to purchase shares of our common stock pursuant to the Contingent Share Placement, which shares are subject to vesting only upon achievement of performance hurdles tied to our Core Earnings, as described under “Certain relationships and related party transactions—Purchases of Common Stock by Affiliates.” We believe that the significant investment in us by members of our senior management team, our Manager and its affiliates, as well as our Manager’s incentive compensation structure, will align our interests with those of our senior management team and our Manager, which will create an incentive to maximize returns for our stockholders.

RECENT REGULATORY DEVELOPMENTS

Beginning in the summer of 2007, significant adverse changes in the financial market conditions have resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors have suffered severe losses in their residential mortgage portfolios and several major market participants have failed or been impaired, resulting in a significant contraction in market liquidity for mortgage-related assets. These conditions which have affected the entire global financial system have led to governmental and central bank actions designed to restore credit flows in the financial sector and the broader economy. Set forth below is a summary of U.S. governmental programs that may have an impact on our business and our assessment of their anticipated impact.

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Emergency Economic Stabilization Act of 2008 and the TARP

Signed into law on October 3, 2008, the EESA conferred broad authority on the U.S. Treasury Secretary to use up to $700 billion to establish the TARP to purchase from financial institutions residential or commercial mortgages and any securities, obligations or other instruments that are based on or related to such mortgages, that were originated or issued on or before March 14, 2008, and any other financial instrument that the U.S. Treasury Secretary, in consultation with the Chairman of the Federal Reserve, determines necessary to promote financial stability. In addition, under the EESA the U.S. Treasury Secretary has the authority to establish a program to guarantee, upon request of a financial institution, the timely payment of principal and interest on these financial assets.

To date, the U.S. Treasury has used approximately $200 billion available under the TARP to make preferred equity investments in certain financial institutions and has not yet exercised its authority to purchase illiquid mortgage-related assets held by these financial institutions. On February 10, 2009, the U.S. Treasury Secretary announced a Financial Stability Plan to further stabilize the financial system, restore the flow of credit to consumers and businesses, and tackle the foreclosure crisis to keep millions of Americans in their homes. The Financial Stability Plan includes a Capital Assistance Program (or CAP) for insured depository institutions and their holding companies, the establishment of the PPIP to purchase, among other things, illiquid mortgage-related assets, a Consumer and Business Lending Initiative intended to improve the flow of credit to businesses and consumers, and a commitment to the continued purchase of MBS issued by government-sponsored enterprises (or GSEs). On February 18, 2009, the President of the United States announced the Homeowner Affordability and Stability Plan (or HASP), which is intended to help homeowners restructure or refinance their mortgages, reduce foreclosures and stabilize the housing market. On March 4, 2009, the U.S. Treasury issued guidelines for HASP, which provides a subsidy for loan modifications for qualifying borrowers who already are delinquent or are likely to become delinquent, in order to lower their debt to income ratio. HASP also includes incentive payments to lenders, borrowers and services to encourage loan modifications and continuing performance of modified loans. The U.S. Treasury allocated $75 billion for this program and, at the same time, also announced an increase in its potential purchases of the preferred stock of each of Fannie Mae and Freddie Mac from $100 billion to $200 billion, in order to maintain confidence in the GSEs and mortgage affordability. The U.S. Treasury also announced support for legislation that would permit judicial modification of home mortgages in bankruptcy.

The goal of these government actions is to allow the government the flexibility to ease credit conditions in the financial markets by injecting capital into banks and other financial entities and enabling these entities to remove difficult-to-price financial assets from their balance sheets which should allow these entities to increase the availability of credit in the broader economy. As a result, we expect that some measure of liquidity should return to the market for mortgage-related and other credit assets.

TALF

In response to the severe dislocation in the credit markets, the U.S. Treasury and the Federal Reserve jointly announced the establishment of the TALF on November 25, 2008. The TALF is designed to increase credit availability and support economic activity by facilitating renewed issuance of consumer and small business ABS at more normal interest rate spreads. Under the TALF, upon satisfaction of certain terms and conditions, the FRBNY makes non-recourse loans to borrowers collateralized by eligible collateral. Eligible collateral includes U.S. dollar-denominated cash (that is, not synthetic) ABS that have a credit rating in the highest long-term or short-term investment grade rating category from two or more major NRSROs, do not have a credit rating below the highest investment grade rating category from a major NRSRO and are not on review or watch for a downgrade, that are issued on or after January 1, 2009 (or January 1, 2008 for certain small business loans) for credit exposures that were predominantly originated relatively recently, and that as measured by dollar volume are predominantly issued to U.S. domiciled obligors. The underlying credit exposures of the eligible ABS

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include auto loans, fleet vehicle loans, student loans, credit card loans, equipment loans, floorplan loans, small business loans fully guaranteed as to principal and interest by the SBA, receivables related to residential mortgage servicing advances (servicing advance receivables) and loans to finance premiums for property and casualty insurance. Additional eligible credit categories may be added. We believe that certain of the ABS assets that we will acquire may be TALF-eligible collateral.

Under the TALF, subject to the discretion of the FRBNY, the FRBNY will lend up to $200 billion to certain holders of TALF-eligible assets. Any U.S. company (that meets certain requirements, including that it is not controlled by a foreign government) that owns TALF-eligible assets may borrow from the FRBNY. The company must maintain an account relationship with a primary dealer and enter into a TALF-specific customer agreement with such primary dealer. The facility is presently scheduled to run through December 31, 2009. Currently, loans provided through the TALF will generally be: (1) non-recourse, unless the borrower breaches its representations, warranties and covenants, (2) available for a term of three to five years, depending on the collateral, with interest payable monthly and (3) available in an amount equal to the market value of the eligible assets pledged as collateral, minus an upfront haircut. The TALF loans are also currently exempt from margin calls related to a decrease in the underlying collateral value, and are pre-payable in whole or in part at the option of the borrower. Any payments of principal made on the underlying collateral will reduce the principal amount of the TALF loan pro rata based upon the original loan-to-value ratio. Additionally, certain terms of the TALF loans may be modified.

On March 23, 2009, in connection with the establishment of the PPIP, the U.S. Treasury and the Federal Reserve announced preliminary plans to expand the TALF to include certain highly rated Non-Agency MBS, as well as highly rated CMBS. On May 1, 2009, the FRBNY published the preliminary terms for the expansion of the TALF to include recently issued CMBS and announced that, beginning in June 2009, up to $100 billion of TALF loans will be available to finance purchases of eligible CMBS. On May 19, 2009, the FRBNY published preliminary terms for the expansion of the TALF to include certain highly rated CMBS issued prior to January 1, 2009. However, to date, neither the FRBNY nor the U.S. Treasury has announced how the TALF will be expanded to Non-Agency MBS.

We believe that should the TALF be expanded to include Non-Agency MBS as indicated by the U.S. Treasury and the Federal Reserve, a substantial portion of the target assets that we will seek to acquire will be eligible for TALF financing. We believe that the expansion of the TALF to include highly rated Non-Agency MBS may provide us with attractively priced non-recourse term borrowing facilities that we can use to purchase Non-Agency MBS. In addition, the expansion of the TALF to Non-Agency MBS could create a new class of buyers for Non-Agency MBS, which could increase the demand for, and the pricing of, such assets. However, there can be no assurance that the TALF will be expanded to include Non-Agency MBS, that, if so expanded, we will be able to utilize it successfully or at all or that it will have the desired effect on asset pricing. We do not believe that our inability to utilize the TALF would adversely affect our business.

Public-Private Investment Program

On March 23, 2009, the U.S. Treasury, in conjunction with the FDIC and the Federal Reserve, announced the establishment of the PPIP. The PPIP is designed to encourage the transfer of certain legacy assets, including real estate-related assets, off of the balance sheets of financial institutions, restarting the market for these assets and supporting the flow of credit and other capital into the broader economy. The PPIP has two primary components: a Legacy Loans Program and a Legacy Securities Program. We are primarily focused on the Legacy Loans Program, which contemplates the establishment of Legacy Loans PPIFs to purchase troubled loans from insured depository institutions with equity capital from both the U.S. Treasury and private investors and non-recourse debt issued by the Legacy Loans PPIF and guaranteed by the FDIC, with the FDIC guarantee collateralized by the assets acquired by the Legacy Loans PPIF. Based on a preliminary description, joint public and private

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investment funds organized under the Legacy Securities Program (or Legacy Securities PPIFs) under the PPIP will be established to purchase from financial institutions certain originally highly rated Non-Agency MBS as well as CMBS. Legacy Securities PPIFs will be funded with equity capital from both the U.S. Treasury and private investors as well as debt financing from one or more of the U.S. Treasury, the TALF and private sources. On June 3, 2009, the FDIC announced that the development of the Legacy Loans Program will continue, but that a previously planned pilot sale of assets by banks targeted for June 2009 will be postponed. In making the announcement, the FDIC noted that banks have been able to raise capital without having to sell assets through the Legacy Loans Program, which in the view of the FDIC reflects renewed investor confidence in the U.S. banking system. However, it is not clear whether and on what terms the Legacy Loans Program will continue. On July 8, 2009, the Treasury announced that it will invest up to $30 billion in equity and debt issued by Legacy Securities PPIFs.

We can provide no assurance, if this program does continue, that we will be eligible to participate in this program or, if we are eligible, that we would be able to utilize it successfully or at all. Further, the PPIP is still in early stages of development and it is not possible for us to predict how this program will impact our business. We do not believe our inability to participate in the PPIP would adversely affect our business.

Capital Assistance Program and bank stress tests

On February 25, 2009, the Treasury and the Federal Banking Agencies released details about the CAP. The CAP has two elements: (1) a forward looking stress test to determine if any major bank requires an additional capital buffer, and (2) access for insured depository institutions and their holding companies to preferred shares convertible into common equity from the government as a bridge to private capital in the future. Nineteen banks with risk weighted assets exceeding $100 billion were stress tested under various economic assumptions relating to further contractions in the U.S. economy and further declines in housing prices and increases in unemployment. The stress tests were completed on April 24, 2009 and the results were made public on May 7, 2009.

Housing and Economic Recovery Act of 2008

In response to general market instability and, more specifically, the financial conditions of Fannie Mae and Freddie Mac, on July 30, 2008, the HERA established a new regulator for Fannie Mae and Freddie Mac, the FHFA. On September 7, 2008, the U.S. Treasury, the FHFA, and the U.S. Federal Reserve announced a comprehensive action plan to help stabilize the financial markets, support the availability of mortgage finance and protect taxpayers. Under the HERA, the FHFA has been appointed as conservator of both Fannie Mae and Freddie Mac, allowing the FHFA to control the actions of the two GSEs, without forcing them to liquidate, which would be the case under receivership. Importantly, the primary focus of the plan appears to be to increase the availability of mortgage financing by allowing these companies to continue to grow their guarantee business without limit, while limiting net purchases of MBS to a more modest amount through the end of 2009. Beginning in 2010, these companies will gradually start to reduce their portfolios. In addition, in an effort to further stabilize the U.S. mortgage market, the U.S. Treasury took three further actions. First, it has entered into a preferred stock purchase agreement with each of the entities, pursuant to which $100 billion (subsequently increased to $200 billion) will be available to each entity. Second, it has established a new secured credit facility, the GSECF, available to each of Fannie Mae and Freddie Mac (as well as Federal Home Loan Banks) through December 31, 2009, when other funding sources are unavailable. Third, it established an Agency MBS purchase program, under which the U.S. Treasury may purchase Agency MBS in the open market. This latter program will also expire on December 31, 2009.

Although the U.S. government has committed capital to Fannie Mae and Freddie Mac, there can be no assurance that these actions will be adequate for their needs. If these actions are inadequate, these entities could continue to suffer losses and could fail to honor their guarantees and other obligations. If

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any of these entities were unable or failed to honor their guarantees, we would expect the value of any Agency MBS held by us to decline, which decline may be significant. We believe that the Agency MBS purchase program has created increased demand for Agency MBS which has tended to tighten the credit spreads in this asset class.

Hope for Homeowners Act of 2008

On July 30, 2008, the H4H Act was signed into law. The H4H Act created a new, temporary, voluntary program within the FHA to back FHA-insured mortgages to distressed borrowers. The Hope for Homeowners program, which is effective from October 1, 2008 through September 30, 2011, will enable certain distressed borrowers to refinance their mortgages into FHA-insured loans.

Temporary Guarantee Program for money market funds

On September 19, 2008, the U.S. Treasury announced the establishment of a temporary $50 billion guarantee program for investors in money market funds, designed to stabilize the money market fund industry, which is set to expire on September 18, 2009. The temporary measure enables the Exchange Stabilization Fund, established in 1934 as part of the Gold Reserve Act, to insure the holdings of any publicly offered money market mutual fund for both retail and institutional clients. At the same time that the U.S. Treasury guarantee program was introduced, the Federal Reserve created the Money Market Investor Funding Facility to help increase liquidity for certain money market instruments held by money market funds by providing up to $600 billion for their purchase. This facility is set to expire on October 30, 2009, but may be extended. In addition, the Federal Reserve established the Asset-Backed Commercial Paper Money Market Mutual Fund Liquidity Facility, which makes non-recourse advances to eligible borrowers to finance the purchase of eligible asset-backed commercial paper from eligible money market funds. This program is set to expire on February 1, 2010, but may be extended.

Money market funds are a vital source of short-term liquidity in the financial markets. Money market funds provide cash repurchase agreement financing by lending cash versus collateral such as Treasuries, Agency MBS and other MBS for short periods of time. Pressure on asset prices in the credit markets has recently caused several money market funds to come under pressure from a pricing and redemption standpoint.

We believe this insurance program has helped ease this pressure over time and has allowed lending capacity offered by money market funds to return to more normal levels.

As we expect to rely on short-term borrowing in the form of repurchase agreements as a source of funding the purchase of certain of our assets, we believe that this action should positively impact us by stabilizing a source of our anticipated future borrowings.

The end results of these initiatives cannot be determined at this time due to the relative uncertainty surrounding the plans. However, it is not unreasonable to assume that the guaranty program for money market funds referred to above, as well as the other initiatives described above, could increase the availability of lending in the credit markets and, perhaps, stabilize the valuation and pricing of MBS.

OUR STRATEGY

Our objective is to provide attractive risk-adjusted returns to our stockholders over the long term, primarily through dividend distributions and secondarily through capital appreciation. We intend to achieve this objective by selectively constructing a portfolio of assets that is comprised of a broad range of financial assets. We believe that our target assets currently present highly attractive risk-adjusted return profiles and that current market conditions present opportunities for us to selectively acquire our target assets at depressed trading prices. As market conditions change over time, we intend to adjust our strategy by shifting our asset allocations across our target asset classes to take advantage of changes in

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interest rates and credit spreads as well as economic and credit conditions. We believe that the diversification of our portfolio of assets, our expertise among our target assets and the flexibility of our strategy will position us to generate attractive risk-adjusted returns for our stockholders in a variety of assets and market conditions.

We will rely on our Manager’s and its affiliates’ expertise in identifying assets within the target assets described below and, to the extent that leverage is employed, efficiently financing those assets. We expect that our Manager will make decisions based on a variety of factors, including expected risk-adjusted returns, credit fundamentals, liquidity, availability of adequate financing, borrowing costs and macroeconomic conditions, as well as maintaining our REIT qualification and our exemption from registration under the 1940 Act. We intend to follow a predominantly long-term buy and hold strategy with respect to the assets that we acquire.

TARGET ASSETS

The target assets that we expect to acquire are as follows:

MBS

We intend to acquire MBS, which are typically certificates created by the securitization of adjustable-rate, hybrid and/or fixed-rate mortgage loans that are collateralized by residential real estate properties.

We expect to evaluate the credit characteristics of these types of securities based on their underlying collateral profiles, including, but not limited to, loan balance distribution, documentation, geographic concentration, property type, periodic and lifetime interest rate caps, weighted-average loan-to-value and weighted-average credit score. Qualifying securities will then be analyzed based on expectations of prepayments, defaults, losses, vintage, as well as structural nuances. Base case scenarios will be stressed utilizing credit risk-based models. Securities will be monitored for variance from expected prepayments, defaults, severities, losses and cash flow on a monthly basis.

Non-Agency MBS
Non-Agency MBS may be AAA rated through unrated, although we expect to acquire primarily highly rated tranches. The collateral backing these senior tranches may include Alt-A Mortgage Loans, Subprime Mortgage Loans and Prime Mortgage Loans, which may be adjustable-rate, hybrid or fixed-rate. The rating, as determined by one or more of the rating agencies, including Fitch, Inc., Moody’s Investors Service, Inc. and Standard & Poor’s Corporation, indicates the creditworthiness of the investment (which is the obligor’s ability to meet its financial commitment on the obligation). The mortgage loan collateral for Non-Agency MBS generally consists of residential mortgage loans that do not conform to the Agency underwriting guidelines due to certain factors including, but not limited to, mortgage balance in excess of such guidelines, and level of documentation.

Agency MBS
We will also acquire Agency MBS, which are guaranteed as to the payment of principal and/or interest by an Agency. Whole pool Agency MBS are considered qualifying assets for any of our subsidiaries that intend to qualify for an exemption from registration under the 1940 Act pursuant to Section 3(c)(5)(C). See “—Operating and Regulatory Structure—1940 Act Exemption.”

HECM MBS
Our Agency MBS assets may include HECM MBS, the collateral for which consists of HECMs. Ginnie Mae guarantees the timely payment of principal and interest on HECM MBS. The Ginnie Mae guaranty is backed by the full faith and credit of the U.S. government.

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H4H MBS
Our Agency MBS assets may include H4H MBS. The mortgage loan collateral for H4H MBS consists of mortgage loans issued by FHA approved lenders under the H4H Act. H4H mortgage loans are insured by the FHA and the payment of principal and interest on H4H MBS is guaranteed by Ginnie Mae.

Agency CMOs

Our Agency MBS assets may include CMOs which are securities that are structured from U.S. government agency, or federally chartered corporation-backed mortgage pass-through certificates. CMOs receive monthly payments of principal and interest. CMOs divide the cash flows which come from the underlying mortgage pass-through certificates into different classes of securities, and can have different maturities and different weighted average lives than the underlying mortgage pass-through certificates. CMOs can re-distribute the risk characteristics of mortgage pass-through certificates to better satisfy the demands of various investor types. These risk characteristics would include average life variability, prepayments, volatility, floating versus fixed interest rate and payment and interest rate risk.

Residential mortgage loans

We expect to acquire primarily Prime Mortgage Loans and Alt-A Mortgage Loans which may be adjustable-rate, hybrid and/or fixed-rate residential mortgage loans. We expect that the residential mortgage loans that we may acquire to primarily be performing loans at the time of acquisition. We will acquire residential mortgage loans primarily through direct purchases from selected sellers. We intend to enter into mortgage loan purchase agreements with a number of sellers, including investment banks, commercial banks, savings and loan associations, home builders, credit unions and mortgage conduits. We may purchase mortgage loans on both the primary and secondary markets. We expect these loans to be secured primarily by residential properties in the United States.

We will seek to obtain representations and warranties from each seller stating that each loan was underwritten to our requirements or, in the event underwriting exceptions were made, we are informed of the exceptions so that we may evaluate whether to accept or reject the loans. A seller who breaches these representations and warranties in making a loan that we purchase may be obligated to repurchase the loan from us. As added security, we will use the services of a third-party document custodian to insure the quality and accuracy of all individual mortgage loan closing documents and to hold the documents in safekeeping. As a result, to the extent available, all of the original loan collateral documents that are signed by the borrower, other than the original credit verification documents, are examined, verified and held by the third-party document custodian.

We currently do not intend to originate mortgage loans or provide other types of financing to the owners of real estate. We initially expect to retain highly rated servicers to service our mortgage loan portfolio. We will also conduct a due diligence review of each servicer before executing a servicing agreement. We may also purchase certain residential mortgage loans on a servicing-retained basis. In the future, however, we may decide to originate mortgage loans or other types of financing, and we may elect to service mortgage loans and other types of financing.

We expect that the residential mortgage loans we acquire will be first lien, single-family residential traditional adjustable-rate, hybrid and/or fixed-rate loans with original terms to maturity of not more than 40 years and are either fully amortizing or are interest-only for up to ten years, and fully amortizing thereafter. Fixed-rate mortgage loans bear an interest rate that is fixed for the term of the loan and do not adjust. The interest rates on adjustable-rate mortgage loans generally adjust monthly (although some may adjust less frequently) to an increment over a specified interest rate index. Hybrid mortgage loans have interest rates that are fixed for a specified period of time (typically three to ten years) and, thereafter, adjust to an increment over a specified interest rate index. Adjustable-rate and

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hybrid mortgage loans generally have periodic and lifetime constraints on how much the loan interest rate can change on any predetermined interest rate reset date.

We may acquire residential mortgage loans for our portfolio with the intention of either holding them in our residential mortgage loan portfolio or securitizing them and retaining them in our portfolio as securitized mortgage loans. To facilitate the securitization or financing of our loans, we may create subordinate certificates, which would provide a specified amount of credit enhancement. To the extent possible, we expect to issue securities through securities underwriters and either retain these securities or finance them in the repurchase agreement market. There is no limit on the amount we may retain of these below-investment-grade or unrated subordinate certificates. We expect to finance our residential mortgage loan portfolio through the use of repurchase agreements and then, to the extent possible, we may securitize our residential mortgage loans.

Once a potential residential loan package investment has been identified, our Manager and the third parties it engages will analyze the loan pool and conduct follow-up due diligence as part of the underwriting process. As part of this process, the key factors which the underwriters will consider include, but are not limited to, documentation, debt-to-income ratio, loan-to-value ratios and property valuation. This diligence may be done by an affiliated entity, Ginger Mae Financial Services (or GMFS), or an unrelated third party. The diligence findings are then measured along with other key factors such as price of the pool, geographic concentrations and type of product to determine the pools relative attractiveness. Our Manager will refine its underwriting criteria based upon actual loan portfolio experience and as market conditions and investor requirements evolve.

Home equity conversion mortgages

Subject to maintaining our qualification as a REIT, we intend to acquire HECM. HECM, also commonly referred to as “reverse mortgages,” are insured by the FHA.

HECM are mortgage loans designed specifically for senior citizens to convert equity in their homes to monthly streams of income or lines of credit. Unlike a traditional “forward” mortgage in which a borrower repays the outstanding balance of a mortgage loan in periodic payments, a borrower or his estate is not required to repay any advances made in respect of the HECM until a maturity event occurs, which is generally under one of the following circumstances: (1) a borrower dies and the property is not the principal residence of at least one surviving borrower, (2) a borrower conveys all of his or her title in the mortgaged property and no other borrower retains title to the mortgaged property, (3) the mortgaged property ceases to be the principal residence of a borrower for reasons other than death and the mortgaged property is not the principal residence of at least one surviving borrower, (4) a borrower fails to occupy the mortgaged property for a period of longer than 12 consecutive months because of physical or mental illness and the mortgaged property is not the principal residence of at least one other borrower, or (5) a borrower fails to perform any of its obligations under the HECM. In addition, the borrower may elect to make voluntary prepayments of the HECM without any penalty being assessed. With regard to repayment of the HECM, the borrower or the estate (in the event that the borrower dies) is not obligated to pay any amounts in excess of the net proceeds from the disposition of the property. To the extent the aggregate amount of the participations related to a particular HECM, including the accrued interest, and any costs or expenses reimbursable to the lender exceeds the net proceeds from the sale of the property, FHA insurance will cover any balance due to the lender up to the maximum claim amount.

ABS

Subject to maintaining our qualification as a REIT, we intend to acquire debt and equity tranches of securitizations backed by various asset classes including, but not limited to, small balance commercial mortgage, manufactured housing, aircraft, automobiles, credit cards, equipment, franchise, recreational

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vehicles and student loans. To the extent such securities are treated as debt of the issuer of the securitization vehicle for U.S. federal income tax purposes, we will hold the securities directly, subject to the requirements of our continued qualification as a REIT as described in “U.S. Federal Income Tax Considerations—Asset Tests.” To the extent the securities represent equity interests in the issuer of the securitization for U.S. federal income tax purposes, we may hold such securities through a TRS which would cause the income recognized with respect to such securities to be subject to U.S. federal (and applicable state and local) corporate income tax. We may utilize the TALF to finance certain of our ABS assets. Under the TALF, the FRBNY makes non-recourse loans to borrowers collateralized by eligible collateral, which includes U.S. dollar-denominated cash (that is, not synthetic) ABS that have a credit rating in the highest long-term or short-term investment grade rating category from two or more major NRSROs and do not have a credit rating below the highest investment grade rating category from a major NRSRO. The underlying credit exposures of the eligible ABS include auto loans, student loans, credit card loans, equipment loans, floorplan loans, small business loans fully guaranteed as to principal and interest by the SBA, or receivables related to residential mortgage servicing advances (servicing advance receivables). We believe that certain of the ABS assets that we will acquire may be TALF-eligible collateral. See “—Recent Regulatory Developments.”

Other financial assets

Subject to maintaining our qualification as a REIT, over time, we may acquire securities, including common stock, preferred stock and debt, of other real estate-related entities.

SOURCING

Our Manager and its affiliates have extensive long-term relationships with financial intermediaries, including primary dealers, investment banks, brokerage firms, repurchase agreement counterparties, leading mortgage originators and commercial banks. We expect our Manager and its affiliates to take advantage of their broad network of relationships to identify opportunities for us to acquire our target assets.

Acquiring, and sourcing financing for, our target assets is highly competitive. Our Manager and its affiliates compete with many other investment managers for profitable acquisition opportunities in fixed income asset classes and related acquisition opportunities and sources of financing.

ACQUISITION PROCESS

We expect our acquisition process will benefit from the resources and professionals of our Manager and its affiliates. Acquisitions of assets will be overseen by an Investment Committee comprised of Messrs. Capasse, Ross and Bruno. The Investment Committee will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines and will meet periodically to discuss our strategies.

Our acquisition process will include sourcing and screening of opportunities, assessing asset suitability, conducting credit and prepayment analysis, analyzing collateral performance including deriving projected loss and default assumptions on the underlying collateral and evaluating cash flow. Our Manager and its affiliates will perform cash flow modeling for valuation purposes utilizing both vendor and in-house credit default models and will perform cash flow stress testing to determine whether there is sufficient remaining structural credit enhancement to allow for the return of principal under various scenarios. Our Manager and its affiliates will also conduct due diligence to validate the specific cash flow projections, which may include contacting a variety of parties involved in the security such as investment bankers and traders, MBS and equity research analysts, rating agency analysts, servicers, competitors of the issuer or servicer, stand-by servicers, trustees and other investors and attorneys. In addition, our Manager and its affiliates will conduct a legal review of the security documentation to understand the priority of cash flow payments in the

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relevant structure. Upon identification of an acquisition opportunity, the asset will be screened and monitored by our Manager and its affiliates to determine its impact on maintaining our REIT qualification and our exemption from registration under the 1940 Act.

Our Manager and its affiliates will evaluate each one of our opportunities based on their expected risk-adjusted return relative to the returns available from other, comparable assets. The evaluation process with respect to MBS will include relative value analyses based on yield, credit rating, average life, effective duration, option-adjusted spreads, prepayment assumptions, credit exceptions and credit loss cushions built into the individual bonds. For example, under certain market conditions, our Manager may conclude, based on available market prices for different bonds, that MBS collateralized by Alt-A Mortgage Loans represent a better relative value compared to MBS collateralized by Prime Mortgage Loans, even taking into account that estimated ultimate credit losses on the Alt-A Mortgage Loans may exceed the credit losses on Prime Mortgage Loans by many times. Under different market conditions, our Manager may conclude that MBS collateralized by Prime Mortgage Loans represent the better relative value based on its assessment that the pricing differential between MBS collateralized by Prime Mortgage Loans and those collateralized by Alt-A Mortgage Loans is too small to justify the higher estimated credit losses and risks associated with MBS collateralized by Alt-A Mortgage Loans. In addition, our Manager and its affiliates will evaluate new opportunities based on their relative expected returns compared to comparable securities held in our portfolio. Our Manager and its affiliates will also evaluate whether the assets being acquired are eligible for financing under programs established by the U.S. government, such as the TALF and the PPIP. The terms of any leverage available to us for use in funding an asset purchase are also taken into consideration, as are any risks posed by illiquidity or correlations with other securities in the portfolio.

Post-purchase, our Manager and its affiliates will seek to reduce downside risk related to unanticipated credit events through the use of active asset surveillance to evaluate collateral pool performance and will proactively manage positions. MBS servicers provide monthly reports on collateral performance, and our Manager and its affiliates will review and analyze this data. Our Manager and its affiliates will contact the trustee or servicer, if necessary, to discuss discrepancies and unusual or negative credit trends. Each month, the pool performance will be compared with to the performance as projected by our Manager and its affiliates. As a result of this analysis, each security will be assigned a rating by our Manager and its affiliates (“hold,” “watch” or “sell”). This process will enable our Manager and its affiliates to proactively manage our portfolio based on current credit trends in each individual holding.

INVESTMENT GUIDELINES

Our board of directors has adopted a set of investment guidelines that set out our target asset classes and other criteria to be used by our Manager to evaluate specific assets as well as our overall portfolio composition. See “Use of Proceeds” for a discussion of how, based on prevailing market conditions and to the extent consistent with maintaining our REIT qualification and our exemption from registration under the 1940 Act, we anticipate that we will deploy the net proceeds of this offering and the concurrent private placement in our wholly owned subsidiaries, which in turn will use such net proceeds to acquire our target assets. Our Manager will make determinations as to the percentage of our assets that will be invested in each of our target asset classes. Our Manager’s Investment Committee will review our compliance with the investment guidelines periodically and our board of directors will receive an investment report at each quarter-end in conjunction with its review of our quarterly results. Our board also will review our portfolio of assets and related compliance with our policies and procedures and investment guidelines at each regularly scheduled board of directors meeting.

Our board of directors has adopted the following guidelines for our assets and borrowings:

➢	No acquisition shall be made that would cause us to fail to qualify as a REIT for U.S. federal income tax purposes;

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➢	No acquisition shall be made that would cause us to be required to register as an investment company under the 1940 Act; and

➢	With the exception of real estate and housing, no single industry shall represent greater than 20% of the securities or aggregate risk exposure in our portfolio.

These investment guidelines may be changed from time to time by a majority of our board of directors without the approval of our stockholders. To the extent that our board of directors approves changes to these investment guidelines that constitute material information to our stockholders, our stockholders will be informed of such changes through disclosure in our periodic reports and other filings under the Securities Exchange Act of 1934, as amended (or the Exchange Act).

Our board of directors has also adopted a separate set of policies and procedures to govern our relationships with our Manager and its affiliates. See “Our Management—Conflicts of Interest.” We have also adopted detailed compliance policies to govern our interaction with our Manager when our Manager is in receipt of material non-public information.

OUR FINANCING STRATEGY

Our financing sources will include the net proceeds of this offering and the concurrent private placement and, if and to the extent available at the relevant time, borrowings in the form of repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities), public and private equity and debt issuances and hedging instruments, in addition to transaction or asset specific funding arrangements. Given current market conditions, we may also seek to take advantage of borrowings, if any, available under new programs established by the U.S. government such as the TALF to finance our Non-Agency MBS and ABS. From time to time, we may seek to “match fund” our assets. This means that we would seek to match the interest rate characteristics, repricing schedules and/or maturities of our financial obligations with those of our assets to minimize the risk that we have to refinance our financial obligations prior to the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

We expect to use leverage to increase potential returns to our stockholders. To the extent available on desirable terms, we expect to finance our initial Agency MBS with repurchase agreement financing. To date, we have signed repurchase agreements with four financial institutions. In addition, we are having ongoing discussions with a number of additional financial institutions which may in the near future make repurchase financing available to us. We expect the terms of our repurchase agreements will generally conform to the terms in the standard master repurchase agreement as published by SIFMA as to repayment, margin requirements and segregation of all securities that will be initially sold under the repurchase transaction. We expect that our repurchase agreements will primarily be short term (generally 30 days). Over time, as market conditions change, in addition to these financings, we may use other forms of leverage.

Although we are not required to maintain any particular assets-to-equity leverage ratio, the amount of leverage we may employ for particular assets will depend upon the availability of particular types of financing and our Manager’s and its affiliates’ assessment of the credit, liquidity, price volatility and other risks of those assets and financing counterparties. We expect, initially, that we may deploy, on an assets-to-equity basis, up to six to nine times leverage on our Agency MBS assets. In addition, we do not initially expect under current market conditions to use leverage on our Non-Agency MBS, residential mortgage loans and other assets, except in conjunction with financings that may be available to us under programs established by the U.S. government and/or resecuritizations. For these asset classes, we expect to use approximately zero to three times leverage. We intend to use leverage for the primary purpose of financing our portfolio and not for the purpose of speculating on changes in interest rates.

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Subject to our maintaining our qualification as a REIT, over time we may use a number of sources to finance our assets, including the following:

➢	Government Financing. To the extent that we are eligible to participate in programs established by the U.S. government such as the TALF and the PPIP, we may utilize borrowings under these programs to finance our assets. See “—Recent Regulatory Developments.” There can be no assurance that we will be eligible to participate in these programs or, if we are eligible, that we will be able to utilize them successfully or at all.

➢	Repurchase Agreements. We may use repurchase agreements to finance our assets. Repurchase agreements effectively allow us to borrow against loans and securities that we own. Under these agreements, we will sell our loans and securities to a counterparty and agree to repurchase the same loans and securities from the counterparty at a price equal to the original sales price plus an interest factor. During the term of the repurchase agreement, we earn the principal and interest on the related loans and securities and pay interest to the counterparty. We intend to maintain formal relationships with multiple counterparties to obtain repurchase agreement financing on favorable terms. For a description of risks related to repurchase agreements, see “Risk Factors—Risks Related to Our Business—We expect to use leverage in executing our business strategy, which may adversely affect the return on our assets and may reduce cash available for distribution to our stockholders, as well as increase losses when economic conditions are unfavorable” and “—We may depend on repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.”

➢	Resecuritization. We may engage in transactions with Non-Agency MBS in which we would acquire originally investment grade Non-Agency MBS and would further enhance the credit of these securities by re-securitizing them and selling all or a portion of the senior securities issued by the new securitization trust while retaining a portion of the rated or unrated tranches. We would expect to purchase the Non-Agency MBS in the secondary markets. The Non-Agency MBS that we would consider purchasing would undergo a strict underwriting process in which we would review, analyze and re-underwrite the residential mortgage loans underlying such Non-Agency MBS.

➢	Securitization. Based on management’s assessment of market conditions, we may also acquire residential mortgage loans or MBS for our portfolio with the intention of securitizing them and retaining all or a part of the securitized assets in our portfolio. To facilitate the securitization, we may create subordinate certificates, which would provide a specified amount of credit enhancement, which we intend to retain in our portfolio. To the extent that we securitize residential mortgage loans, we anticipate that we will often hold the most junior certificates associated with a securitization. As a holder of the most junior certificates, we are more exposed to losses on the portfolio investments because the equity interest we retain in the issuing entity would be subordinate to the more senior notes issued to investors and we would, therefore, absorb all of the losses sustained with respect to a securitized pool of assets before the owners of the notes experience any losses.

➢	Warehouse Facilities. We may use warehouse facilities as a source of short-term financing for our assets. Warehouse facilities are typically lines of credit from commercial and investment banks that can be drawn upon to fund the acquisition of assets. Warehouse facilities are typically collateralized loans made to investors who invest in loans and securities that in turn pledge the resulting loans and securities to the warehouse lender. Third party custodians, usually large banks, typically hold the loans and securities funded with the warehouse facility borrowings, including the loans, securities, notes, mortgages and other important loan documentation, for the benefit of the lender who is deemed to own the loans and securities and, if there is a default under the warehouse line, for the benefit of the warehouse lender. For a description of risks related to warehouse facilities, see “Risk Factors—Risks Related to Our Business—We may depend on repurchase agreements,

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resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.”

➢	Bank Credit Facilities. We may use bank credit facilities (including term loans and revolving facilities) to finance our assets. These financings may be collateralized or non-collateralized and may involve one or more lenders. Credit facilities typically have maturities ranging from two to five years and may accrue interest at either fixed or floating rates. For a description of risks related to bank credit facilities, see “Risk Factors—Risks Related to Our Business—We may depend on repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities) to execute our business plan, and our inability to access funding could have a material adverse effect on our results of operations, financial condition and business.”

OUR INTEREST RATE HEDGING AND RISK MANAGEMENT STRATEGY

We may, from time to time, utilize derivative financial instruments to hedge the interest rate risk associated with our borrowings. Under the U.S. federal income tax laws applicable to REITs, we generally will be able to enter into certain transactions to hedge indebtedness that we may incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from interest rate hedges that do not meet this requirement and other non-qualifying sources must not exceed 25% of our gross income.

We also may engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. The U.S. federal income tax rules applicable to REITs may require us to implement certain of these techniques through a domestic TRS that is fully subject to U.S. federal corporate income taxation. Our interest rate management techniques may include:

➢	interest rate swap agreements, interest rate cap agreements and swaptions;

➢	puts and calls on securities or indices of securities;

➢	Eurodollar futures contracts and options on such contracts;

➢	U.S. Treasury securities and options on U.S. Treasury securities; and

➢	other similar transactions.

We expect to attempt to reduce interest rate risks and to minimize exposure to interest rate fluctuations through the use of match funded financing structures, when appropriate, whereby we may seek (1) to match the maturities of our debt obligations with the maturities of our assets and (2) to match the interest rates on our assets with like-kind debt (i.e., we may finance floating rate assets with floating rate debt and fixed-rate assets with fixed-rate debt), directly or through the use of interest rate swap agreements, interest rate cap agreements, or other financial instruments, or through a combination of these strategies. We expect these instruments will allow us to minimize, but not eliminate, the risk that we have to refinance our liabilities before the maturities of our assets and to reduce the impact of changing interest rates on our earnings.

Risk management is a component of our strategy to deliver consistent risk-adjusted returns to our stockholders. Because we intend to acquire primarily fixed income securities, losses from credit defaults, interest rate volatility or other risks can meaningfully reduce or eliminate our distributions to stockholders. In addition, because we expect to employ financial leverage in funding a portion of our portfolio, mismatches in the maturities of our assets and liabilities creates risk in the need to continually renew or otherwise refinance our liabilities. Our net interest margins are dependent upon a positive spread between the returns on our asset portfolio and our overall cost of funding. In order to minimize the risks to us, we expect to employ security-specific risk measurement and management processes. Our risk management tools include software and services licensed or purchased from third parties, in

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addition to proprietary analytical methods developed by our Manager. There can be no guarantee that these tools will protect us from market risks.

POLICIES WITH RESPECT TO CERTAIN OTHER ACTIVITIES

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

We may offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future. We may also make loans to third parties, including, to joint ventures in which we participate. We may, but do not intend to, underwrite securities of other issuers or invest in the securities of other issuers for the purpose of exercising control.

In addition, we may borrow money to finance the acquisition of assets. If and to the extent available at the relevant time, we expect to use traditional forms of financing, such as repurchase agreements, resecuritizations, securitizations, warehouse facilities and bank credit facilities (including term loans and revolving facilities). Given current market conditions, we may also seek to take advantage of available borrowings, if any, available under new programs established by the U.S. government such as the TALF to finance our Non-Agency MBS and ABS. We also may utilize structured financing techniques, such as securitizations, to create attractively priced non-recourse financing at an all-in borrowing cost that is lower than that provided by traditional sources of financing and that provide long-term, floating rate financing. Our investment guidelines and our portfolio and leverage will periodically reviewed by our board of directors as part of their oversight of our Manager.

We may, subject to gross income and asset tests necessary for REIT qualification, acquire securities of other REITs, other entities engaged in real estate activities or securities of other issuers.

Our board of directors may change any of these policies at any time without prior notice to you or a vote of our stockholders.

HISTORICAL PERFORMANCE OF OUR MANAGER AND OUR SUBADVISOR

Our Manager and its affiliates and their personnel have a long track record of creating, evaluating, investing in and managing assets within our target asset classes. At March 31, 2009, our Manager and the taxable fixed income group within MD Sass had approximately $3.2 billion of total assets under management, including approximately $1.5 billion of Agency MBS and $1.4 billion of total ABS, MBS and loan assets. Our Manager currently manages the Eden Fund, the Victoria Fund, the TALF Funds and a limited number of separate accounts that focus primarily on ABS. In addition, the taxable fixed income group within MD Sass invests in Agency MBS on behalf of more than 90 separate accounts. The aggregate amount of funds raised by the Eden Fund and the Victoria Fund from approximately 130 investors in the period March 1, 2005 through March 31, 2009 was approximately $1.7 billion, and the aggregate amount of funds raised from the TALF Funds from approximately five investors through June 30, 2009 was approximately $14.8 million. The aggregate amount of bonds and investments acquired by the Eden Fund and the Victoria Fund in the period March 1, 2005 through March 31, 2009 was approximately $3.9 billion, and the aggregate amount of ABS acquired by the TALF Funds through June 30, 2009 was approximately $93.5 million.

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Set forth below is certain historical information for the Eden Fund, the Victoria Fund as well as the taxable fixed income group within MD Sass and the TALF Funds. We have included this information because we believe that it could allow for a meaningful assessment of our Manager’s performance. These funds, as well as the separate accounts of the taxable fixed income group within MD Sass, are managed by the same individuals at our Manager who will be responsible for our day-to-day management. In addition, as illustrated in the table below, substantially all of the assets included in these funds and separate accounts substantially overlap with our target assets.

Sutherland Asset
	Eden		MD Sass	TALF	Management
Asset Class	Fund	Victoria Fund	TFI	Funds	Corporation

Non-Agency MBS	✓	✓	—	—	✓
Highly rated tranches	—	—	—	—	✓
High Yield	✓	✓	—	—	—
Agency MBS	—	—	✓	—	✓
Residential Mortgage Loans	—	✓	—	—	✓
Performing	—	✓	—	—	✓
Non-performing	—	✓	—	—	—
ABS	✓	✓	—	✓	✓
CMBS	✓	✓	—	—	—

As it does for the Eden Fund, the Victoria Fund and the TALF Funds, our Manager intends to deploy leverage in implementing our strategy. For a discussion of our proposed leveraging strategy, see “Business-Financing Strategy.” The use of leverage has the potential to enhance returns, while at the same time subjecting a portfolio to greater risk of loss.

Historical performance of the Eden Fund

Our Manager established the Waterfall Eden Fund, LP in March 2005 and Waterfall Eden Fund, Ltd. in September 2005. The Eden Fund focuses on High Yield ABS, including Non-Agency MBS, as well as CMBS and various other types of ABS. The Eden Fund primarily targets investments in High Yield ABS diversified across a number of ABS sectors. At March 31, 2009, the Eden Fund had approximately $1.1 billion of gross assets under management. For the quarter ended March 31, 2009 and the years ended December 31, 2008, 2007, 2006 and 2005, Waterfall Eden Fund, LP generated returns of 0.60%, (12.7%), 0.5%, 20.9% and 18.7%, respectively. For the quarter ended March 31, 2009 and the years ended December 31, 2008, 2007, 2006 and 2005, Waterfall Eden Fund, Ltd. generated returns of (0.13%), (12.8%), 1.2%, 20.4% and 4.8%, respectively. The “return” information is calculated using a weighted average composite of each investor who was in the fund for the entire year, calculated after base management fees and fund expenses, but before incentive fees. The “return” is based on net income (loss) in an investor’s capital account, excluding further subscriptions or redemptions by an investor. See Appendix II, Table II (Compensation to Sponsor), for information relating to incentive fees.

The challenging market conditions beginning in the summer of 2007 have impacted the performance of the Eden Fund. As indicated above, beginning in the summer of 2007, adverse changes in the financial markets resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage-related and other financial assets. As a result of these conditions, many traditional mortgage investors suffered severe losses in their residential mortgage portfolios and several major market participants failed or were impaired, resulting in a contraction in market liquidity for mortgage-related assets.

This illiquidity negatively impacted both the terms and availability of financing for all mortgage-related assets, and generally resulted in mortgage-related assets trading at significantly lower prices compared to prior periods. The period from the summer of 2007 through the spring of 2009 was also characterized by

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an almost across the board downward movement in Non-Agency MBS valuations, even though different mortgage pools exhibited widely different default rate and performance characteristics.

These market conditions impacted the performance of the Eden Fund. For example, during 2008, Waterfall Eden Fund, LP and Waterfall Eden Fund, Ltd. were down 12.7% and 12.8%, respectively, for the year, primarily as a result of declines in the market values of assets that were held in the long portfolio of the Eden Fund. However, the Eden Fund was able to mitigate the full impact of these market conditions, and resulting market value declines, by hedging its long investments with short positions (which allowed the Eden Fund to profit from market value declines). Please see Table III (Operating Results) of Appendix II.

The following table illustrates the gross returns of each of Waterfall Eden Fund, Ltd. and Waterfall Eden Fund, LP.

(1)	Actual return since date of inception, September 1, 2005

(2)	Actual return since date of inception, March 1, 2005

Waterfall Eden Fund, LP and Waterfall Eden Fund, Ltd. invest in substantially the same assets. Waterfall Eden Fund, LP is organized as a Delaware limited partnership whose investor base consists primarily of taxable U.S. investors and Waterfall Eden Fund, Ltd. is organized as a Cayman Islands exempted company whose investor base consists primarily of non-U.S. and U.S. tax-exempt investors, and, as a result, Waterfall Eden Fund, LP may hold a limited amount of certain assets that are not efficient for Waterfall Eden Fund, Ltd. to hold in its portfolio. As indicated in the table above, these funds achieved similar returns for the years ended December 31, 2008, 2007 and 2006, and the difference in returns for the year ended December 31, 2005 is primarily attributable to Waterfall Eden Fund, LP commencing operations on March 1, 2005 and Waterfall Eden Fund, Ltd. commencing operations on September 1, 2005.

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For supplemental prior performance of the Eden Funds, see Appendix II which includes the following prior performance tables: Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor), Table III (Operating Results), Table IV (Sales of Bonds and Investments) and Table V (Acquisitions of Bonds and Investments).

Historical performance of the Victoria Fund

Our Manager established the Victoria Fund in July 2007. The Victoria Fund invests primarily in performing and non-performing mortgage whole loans. The Victoria Fund focuses primarily on capital appreciation resulting from the restructuring of non-performing whole loans achieved through active management of loss mitigation decisions, and secondarily on current income. At March 31, 2009, the Victoria Fund had approximately $302 million of gross assets under management, primarily comprised of approximately 1500 mostly non-performing whole loans. At March 31, 2009, the total unpaid principal balance of the whole loans held by the Victoria Fund was approximately $371 million, of which residential mortgage loans represented approximately 94% and commercial mortgage loans represented approximately 6%. At March 31, 2009, as a percentage of the total unpaid principal balance, approximately 36% of the loans were secured by properties located in the Western region of the United States, while approximately 33%, 19% and 12% of the loans were secured by properties located in the South, Northeast and Midwest regions, respectively. At March 31, 2009, as a percentage of the total unpaid principal balance, approximately 70% of the loans were secured by primary residencies, approximately 17% of the loans were secured by vacant properties, approximately 5% of the loans were secured by rental properties, while approximately 6% and 2% of the loans were secured by commercial properties and by second homes, respectively. At March 31, 2009, as a percentage of the total unpaid principal balance, approximately 19% of the loans were current, approximately 31% of the loans were in foreclosure, approximately 17% of the loans were real estate-owned properties, approximately 6% of the loans were made to homeowners involved in bankruptcy proceedings, approximately 20% of the loans were more than 90 days past due, approximately 2% of the loans were 61 to 90 days past due, and approximately 5% of the loans were 30 to 60 days past due.

For the quarter ended March 31, 2009 and the years ended December 31, 2008 and 2007, Waterfall Victoria Fund, LP generated returns of 0.0%, 7.5% and 2.4%, respectively. For the quarter ended March 31, 2009 and the years ended December 31, 2008 and 2007, Waterfall Victoria Fund, Ltd. generated returns of (0.23%), 5.4% and 1.7%, respectively. The “return” information is calculated using a weighted average composite of each investor who was in the fund for the entire year, calculated after base management fees and fund expenses, but before incentive fees. The “return” is based on net income (loss) in an investor’s capital account, excluding further subscriptions or redemptions by an investor. See Appendix II, Table II (Compensation to Sponsor), for information relating to incentive fees. The adverse market conditions described above under “—Historical Performance of the Eden Fund” have also impacted the performance of the Victoria Fund, primarily by creating an investment climate that has presented and continues to present opportunities for the Victoria Fund to acquire whole loans that are suitable for restructuring. See Table III (Operating Results) of Appendix II.

For supplemental prior performance of the Victoria Fund, see Appendix II which includes the following prior performance tables: Table I (Experience in Raising and Investing Funds), Table II (Compensation to Sponsor), Table III (Operating Results), Table IV (Sales of Bonds and Investments) and Table V (Acquisitions of Bonds and Investments).

Historical performance of the taxable fixed income group within MD Sass

MD Sass implemented its specialized high quality bond strategy in 1993. Its approach is quantitative, geared toward identifying Agency MBS offering attractive yields (net of prepayment/extension risk), and focused on a broad spectrum of Agency MBS and also CMOs. At March 31, 2009, the taxable fixed income group within MD Sass had approximately $1.5 billion of Agency MBS under management on

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behalf of more than 90 separate accounts. For the quarter ended March 31, 2009 MD Sass generated gross returns of 1.24%.

The following table illustrates the gross returns of the taxable fixed income group within MD Sass compared to the Barclays Index for the years indicated. The Barclays Index measures the performance of the U.S. investment grade bond market. The securities in the Barclays Index are SEC-registered, taxable and U.S. dollar denominated and must be fixed-rate and non-convertible and have $250 million or more of outstanding face value and at least one year remaining to maturity. The Barclays Index is market capitalization weighted and the securities in the Barclays Index are updated on the last calendar day of each month. The Barclays Index has index components for government and corporate securities, mortgage pass-through securities and ABS. The taxable fixed income group within MD Sass, in line with the investment grade composition of the Barclays Index, focuses entirely on investment grade fixed income assets. The taxable fixed income group within MD Sass is not, however, an investor in corporate securities which, over the ten-year and three-month period ended March 31, 2009, have composed between approximately 17% and 23% of the Barclays Index.

The performance of high grade investment managers, such as the taxable fixed income group within MD Sass, is commonly benchmarked against the performance of the Barclays Index, and we therefore believe that the table below may be useful in assessing the capabilities of the taxable fixed income group within MD Sass. The investment returns shown in the following table were obtained without the use of any financial leverage, and we intend to use financial leverage in managing our Agency MBS assets.

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The following table illustrates the gross returns of the taxable fixed income group within MD Sass over the prior one, three, five and ten year periods. The investment returns shown below were obtained without the use of any financial leverage, and we intend to use financial leverage in managing our Agency MBS assets. In addition, the percentile rankings noted below reflect the performance of the taxable fixed income group within MD Sass compared to other asset managers for the same period. For example, performance that is reflected in the first percentile means that the performance of the taxable fixed income group within MD Sass ranked in the top one percent of all asset managers categorized as core fixed income managers by PSN for the period indicated.

PSN Core Fixed Income Universe(1)—percentile rankings (as of March 31, 2009)

	Gross
	return	Percentile

1 year (3/31/08-3/31/09)	7.83%	1
3 year (3/31/06-3/31/09)	8.03%	1
5 year (3/31/04-3/31/09)	5.55%	1
10 year (3/31/99-3/31/09)	6.42%	1

(1)	This information was obtained from PSN which is a third-party investment manager database and is a division of Informa Investment Solutions. Neither we nor MD Sass has verified the accuracy of the information provided by PSN. All rates of return are annualized. Performance figures shown are gross of fees and do not take into account management or advisory fees or transaction costs. These costs reduced actual returns. Index returns do not reflect any management fees, transaction costs or expenses.

Historical Capital Raising of the TALF Funds

Our Manager recently established the TALF Funds which focus on acquiring eligible ABS under the TALF. The TALF Funds commenced operations in June 2009. As of June 30, 2009, the TALF Funds raised an aggregate of approximately $14.8 million, had acquired total ABS of approximately $93.5 million, had repurchase agreement financing in an aggregate amount of approximately $81.3 million and had generated investment income of approximately $0.1 million.

Important information about historical performance

The information above sets forth certain historical investment performance data about the Eden Fund and the Victoria Fund and the taxable fixed income group within MD Sass. This information is a reflection of the past performance of the Eden Fund, the Victoria Fund and the taxable fixed income group within MD Sass and is not intended to be indicative of, or a guarantee or prediction of, the returns that we, our Manager, the Eden Fund, the Victoria Fund, the TALF Funds, MD Sass or the taxable fixed income group within MD Sass may achieve in the future. This is especially true for us because, unlike the Eden Fund, the Victoria Fund and MD Sass, we intend to elect and qualify to be taxed as a REIT for U.S. federal income tax purposes. Accordingly, to qualify as a REIT, we must comply with requirements regarding the composition and values of our assets, our sources of income and the amounts we distribute to our stockholders, and we intend to acquire a more limited range of financial assets than the Eden Fund and the Victoria Fund have on a historical basis, and a more diverse range of financial assets than the taxable fixed income group within MD Sass has on a historical basis. In contrast to the Eden Fund and the Victoria Fund (which focus primarily on a broad range of High Yield ABS across a variety of sectors and performing and non-performing residential mortgage loans) and the taxable fixed income group within MD Sass (which focuses primarily on Agency MBS), our initial focus will be on highly rated tranches of Non-Agency MBS in combination with whole pool Agency MBS and residential mortgage loans, and a significantly lesser focus on ABS and other financial

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assets, subject to our investment guidelines and to the extent consistent with maintaining our qualification as a REIT. In addition, the performance information set forth in the tables above for the taxable fixed income group within MD Sass was obtained without the use of financial leverage, and we intend to use leverage in managing our Agency MBS assets. The performance information for the Eden Fund and the Victoria Fund are calculated after base management fees and fund expenses, but before incentive fees. The performance information for the taxable fixed income group within MD Sass is shown gross of fees and does not take into account management or advisory fees or transaction costs which reduce actual returns. We will pay our Manager a base management fee and an incentive fee, and we expect to incur certain transaction costs with respect to our assets. Accordingly, the historical returns of our Manager, the Eden Fund, the Victoria Fund, MD Sass and the taxable fixed income group within MD Sass will not be indicative of the performance of our strategy and we can offer no assurance that our Manager will replicate the historical performance of its or its affiliates’ investment professionals in their previous endeavors. Our returns could be substantially lower than the returns achieved by our Manager’s and its affiliates’ investment professionals in their previous endeavors.

OPERATING AND REGULATORY STRUCTURE

REIT qualification

We intend to elect to qualify as a REIT under the Internal Revenue Code commencing with our taxable year ending on December 31, 2009. Our qualification as a REIT depends upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lost our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act exemption

We intend to conduct our operations so that the company is not required to register as an investment company under the 1940 Act. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act. The company intends to conduct its operations so that it does not come within the definition of an investment company because less than 40% of its total assets on an unconsolidated basis will consist of “investment securities.” The securities issued to the company by any wholly owned or majority owned subsidiary that we may form in the future that is excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities the company may own, may not have a value in excess of

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40% of the value of the company’s total assets on an unconsolidated basis. We will monitor our holdings to ensure continuing and ongoing compliance with the 40% test. In addition, we believe the company will not be considered an investment company under Section 3(a)(1)(A) of the 1940 Act because the company will not engage primarily or hold itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through the company’s wholly owned and majority owned subsidiaries, the company will be primarily engaged in the non-investment company businesses of these subsidiaries.

If the value of the company’s investments in its subsidiaries that are excepted from the definition of “investment company” by Section 3(c)(1) or 3(c)(7) of the 1940 Act, together with any other investment securities it owns, exceeds 40% of its total assets on an unconsolidated basis, or if one or more of such subsidiaries fail to maintain their exceptions or exemptions from the 1940 Act, the company may have to register under the 1940 Act and could become subject to substantial regulation with respect to its capital structure (including its ability to use leverage), management, operations, transactions with affiliated persons (as defined in the 1940 Act), portfolio composition, including restrictions with respect to diversification and industry concentration, and other matters.

We expect Sutherland Asset I, LLC to qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(5)(C) of the 1940 Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” In addition, certain of the company’s other subsidiaries that we may form in the future also may qualify for the Section 3(c)(5)(C) exemption. This exemption generally means that at least 55% of each such subsidiaries’ portfolio must be comprised of qualifying assets and at least 80% of its portfolio must be comprised of qualifying assets and real estate-related assets under the 1940 Act. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool Agency MBS, that the SEC staff in various no-action letters has determined are the functional equivalent of mortgage loans for the purposes of the 1940 Act. We intend to treat as real estate-related assets Non-Agency MBS (including tranches of our resecuritizations), debt and equity securities of companies primarily engaged in real estate businesses, agency partial pool certificates and securities issued by pass-through entities of which substantially all of the assets consist of qualifying assets and/or real estate-related assets. Although we intend to monitor our portfolio periodically and prior to each investment acquisition, there can be no assurance that we will be able to maintain this exemption from registration for each of these subsidiaries.

We expect that Sutherland Asset II, LLC will qualify for an exemption from registration under the 1940 Act as an investment company pursuant to Section 3(c)(7) of the 1940 Act, which is available for entities that are owned by qualified purchasers. Sutherland Asset II, LLC is not making and does not intend to make a public offering of securities. Sutherland Asset Management Corporation is the sole owner of Sutherland Asset II, LLC and will be a qualified purchaser.

We may in the future organize special purpose subsidiaries that will seek to borrow under the TALF. We expect that these TALF subsidiaries will rely on Section 3(c)(7) for their 1940 Act exemption and, therefore, our interest in each of these TALF subsidiaries would constitute an “investment security” for purposes of determining whether we pass the 40% test. We may in the future organize one or more TALF subsidiaries that seek to rely on the 1940 Act exemption provided to certain structured financing vehicles by Rule 3a-7. Any such TALF subsidiary would need to be structured to comply with any guidance that may be issued by the Division of Investment Management of the SEC on how the TALF subsidiary should be organized and operated to comply with the restrictions contained in Rule 3a-7. In general, Rule 3a-7 exempts from the 1940 Act issuers that limit their activities as follows:

•	the issuer issues securities the payment of which depends primarily on the cash flow from “eligible assets,” which include many of the types of assets that we expect to acquire in our TALF fundings, that by their terms convert into cash within a finite time period;

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•	the securities sold are fixed-income securities rated investment grade by at least one rating agency (fixed-income securities which are unrated or rated below investment grade may be sold to institutional accredited investors and any securities may be sold to “qualified institutional buyers” and to persons involved in the organization or operation of the issuer);

•	the issuer acquires and disposes of eligible assets (1) only in accordance with the agreements pursuant to which the securities are issued, (2) so that the acquisition or disposition does not result in a downgrading of the issuer’s fixed-income securities and (3) the eligible assets are not acquired or disposed of for the primary purpose of recognizing gains or decreasing losses resulting from market value changes; and

•	unless the issuer is issuing only commercial paper, the issuer appoints an independent trustee, takes reasonable steps to transfer to the trustee an ownership or perfected security interest in the eligible assets, and meets rating agency requirements for commingling of cash flows.

In addition, in certain circumstances, compliance with Rule 3a-7 may also require, among other things, that the indenture governing the TALF subsidiary include additional limitations on the types of assets the subsidiary may sell or acquire out of the proceeds of assets that mature, are refinanced or otherwise sold, on the period of time during which such transactions may occur, and on the level of transactions that may occur. We expect that the aggregate value of our interests in TALF subsidiaries that seek to rely on Rule 3a-7 will comprise less than 20% of our total assets on an unconsolidated basis.

The determination of whether an entity is a majority owned subsidiary of Sutherland Asset Management Corporation is made by us. The 1940 Act defines a majority owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority owned subsidiary of such person. The 1940 Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which Sutherland Asset Management Corporation owns at least a majority of the outstanding voting securities as majority owned subsidiaries for purposes of the 40% test. We have not requested the SEC to approve our treatment of any company as a majority owned subsidiary and the SEC has not done so. If the SEC were to disagree with our treatment of one or more companies as majority owned subsidiaries, we would need to adjust our strategy and our assets in order to continue to pass the 40% test. Any such adjustment in our strategy could have a material adverse effect on us.

Qualification for exemption from registration under the 1940 Act will limit our ability to make certain investments. For example, these restrictions will limit the ability of our subsidiaries to invest directly in mortgage-backed securities that represent less than the entire ownership in a pool of mortgage loans, debt and equity tranches of securitizations and certain ABS and real estate companies or in assets not related to real estate.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.

Licensing

We may be required to be licensed to purchase and sell previously originated residential mortgage loans in certain jurisdictions in which we will conduct our business. Our failure to obtain or maintain licenses will restrict our investment options with respect to residential mortgage loans. We may consummate this offering even if we have not yet obtained such licenses. Once we are fully licensed to purchase and sell mortgage loans in each of the states in which we become licensed, we may acquire previously originated residential loans in those states. The state of New York, which is the jurisdiction in which our principal place of business is located, does not require us to be licensed to purchase and sell residential mortgage

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loans, and we believe that, in the jurisdictions that require us to be licensed, most of such licenses are generally easily and inexpensively obtainable within a few months following application for the license.

COMPETITION

In acquiring our target assets, we will compete with a variety of institutional investors, including other REITs, public and private funds, commercial and investment banks, money managers, hedge funds, commercial finance and insurance companies and other financial institutions. Many of our competitors are substantially larger and have considerably greater financial, technical, marketing and other resources than we do. A number of other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create additional competition for opportunities to acquire assets. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us, such as funding under programs established by the U.S. government to the extent that we are not eligible to participate in such programs. Many of our competitors are not subject to the operating constraints associated with REIT tax compliance or maintenance of an exemption from the 1940 Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of assets and establish more relationships than us. Furthermore, competition for assets of the types and classes which we will seek to acquire may lead to the price of such assets increasing, which may further limit our ability to generate desired risk-adjusted returns for our stockholders. We may also compete for opportunities to acquire assets with other clients of our Manager and its affiliates. See “Our Management—Conflicts of Interest.”

In the face of this competition, we expect to have access to our Manager’s and its affiliates’ professionals and their industry expertise, which may provide us with a competitive advantage and help us assess investment risks and determine appropriate pricing for certain potential assets. We expect that these relationships will enable us to compete more effectively for attractive opportunities to acquire our target assets. In addition, we believe that current market conditions may have adversely affected the financial condition of certain competitors. Thus, not having a legacy portfolio may also enable us to compete more effectively for attractive opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk Factors—Risks Related To Our Business—We operate in a highly competitive market and competition may limit our ability to acquire desirable assets.”

STAFFING

We will be managed by our Manager pursuant to the management agreement between our Manager and us. All of our officers are employees of our Manager or its affiliates. We will have no employees upon completion of this offering. See “Our Manager and the Management Agreement—Management Agreement.”

LEGAL PROCEEDINGS

Neither we nor our Manager is currently subject to any legal proceedings which are considered to be material.

Our Manager and the management agreement

GENERAL

We are externally advised and managed by our Manager. All of our officers are employees of our Manager or its affiliates. The executive offices of our Manager are located at 1185 Avenue of the Americas, 18th Floor, New York, New York 10036, and the telephone number of our Manager’s executive offices is (212) 730-2000.

EXECUTIVE OFFICERS AND KEY PERSONNEL OF OUR MANAGER

The following table sets forth certain information with respect to each of the executive officers and certain other key personnel of our Manager:

Executive officer	Age	Position held with our manager

Thomas E. Capasse	52	Principal
Jack J. Ross	52	Principal
Mark Crawley	35	Director
Patrick Lo	27	Director

BIOGRAPHICAL INFORMATION

Set forth below is biographical information for the executive officers and other key personnel of our Manager.

Thomas E. Capasse is a Principal and co-founder of our Manager. Mr. Capasse also serves as President, Co-Chief Executive Officer and a Director of our company. Prior to founding our Manager, Mr. Capasse managed the principal finance groups at Greenwich Capital from 1995 until 1997, Nomura Securities from 1997 until 2001, and Macquarie Securities from 2001 until 2004. Mr. Capasse has significant and long standing experience in the securitization market as a founding member of Merrill Lynch’s ABS Group (1983—1994) with a focus on MBS transactions (including the initial Subprime Mortgage and Manufactured Housing ABS) and experience in many other ABS sectors. Mr. Capasse began his career as a fixed income analyst at Dean Witter and Bank of Boston. Mr. Capasse received a Bachelor of Arts degree from Bowdoin College in 1979.

Jack J. Ross is a Principal and co-founder of our Manager. Mr. Ross also serves as Chairman of the Board and Co-Chief Executive Officer of our company. Prior to founding our Manager, Mr. Ross was the founder of Licent Capital, a specialty broker/dealer for intellectual property securitization. From 1987 until 1999, Mr. Ross was employed by Merrill Lynch where he managed the real estate finance and ABS groups. Mr. Ross began his career at Drexel Burnham Lambert where he worked on several of the early ABS transactions and at Laventhol & Horwath where he served as a senior auditor. Mr. Ross received a Masters of Business Administration degree in Finance with distinction from the University of Pennsylvania’s Wharton School of Business in 1984 and a Bachelor of Science degree in Accounting, cum laude, from the State University of New York at Buffalo in 1978.

Mark Crawley, CFA, serves as a Director of our Manager and a Portfolio Manager of our company. Prior to joining our Manager in 2007, Mr. Crawley was a managing director at Pentalpha Capital, where he advised institutional clients in the trading, structuring and valuation of ABS transactions from 2000 until 2007, with a focus on MBS. Prior to Pentalpha, Mr. Crawley was an associate in the fixed income division of Ark Asset Management from 1996 until 2000. Mr. Crawley received a Bachelor of Science degree in Finance from the University of Vermont in 1996 and received his Chartered Financial Analyst designation in 2004.

Our Manager and the management agreement

Patrick Lo serves as a Director of our Manager and a Portfolio Manager of our company, where he focuses on MBS-related transactions. Prior to joining our Manager in 2006, Mr. Lo was an analyst at Citigroup Global Markets from 2004 until 2005 where he focused on the origination, structuring and financing of various asset classes of ABS. Mr. Lo received a Bachelor of Science degree in Finance from the Massachusetts Institute of Technology in 2004.

INVESTMENT COMMITTEE

Our Manager has an Investment Committee that will oversee our asset acquisition and financing strategies as well as compliance with our investment guidelines. The Investment Committee will be comprised of Messrs. Thomas Capasse, Jack Ross and Dominic Bruno. For biographical information on the members of the Investment Committee, see “—Biographical Information” and “Our Management—Biographical Information.” The Investment Committee will meet as frequently as it believes is necessary.

MANAGEMENT AGREEMENT

Before the completion of this offering, we will enter into a management agreement with our Manager pursuant to which it will provide for the day-to-day management of our operations, which will become effective upon completion of this offering.

The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors. Our Manager will be responsible for (1) the selection, purchase and sale of our portfolio of assets, (2) our financing activities, and (3) providing us with advisory services. Our Manager will be responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)  serving as our consultant with respect to the periodic review of the investment guidelines and other parameters for our acquisitions of assets, financing activities and operations, any modification to which will be approved by a majority of our independent directors;

(ii)  investigating, analyzing and selecting possible opportunities and acquiring, financing, retaining, selling, restructuring or disposing of assets consistent with the investment guidelines;

(iii)  with respect to prospective purchases, sales or exchanges of assets, conducting negotiations on our behalf with sellers, purchasers and brokers and, if applicable, their respective agents and representatives;

(iv)  advising us on, negotiating and entering into, on our behalf, repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities), credit finance agreements, agreements relating to borrowings under programs established by the U.S. government, commercial papers, interest rate swap agreements and other hedging instruments, and all other agreements and engagements required for us to conduct our business;

(v)  engaging and supervising, on our behalf and at our expense, independent contractors which provide investment banking, mortgage brokerage, securities brokerage, other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to our assets;

(vi)  advising us on, preparing, negotiating and entering into, on our behalf, applications and agreements relating to programs established by the U.S. government;

(vii)  coordinating and managing operations of any co-investment interests or joint venture held by us and conducting all matters with the co-investment partners or joint venture;

Our Manager and the management agreement

(viii)  providing executive and administrative personnel, office space and office services required in rendering services to us;

(ix)  administering the day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(x)  communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(xi)  counseling us in connection with policy decisions to be made by our board of directors;

(xii)  evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with such strategies as so modified from time to time, with our qualification as a REIT and with the investment guidelines;

(xiii)  counseling us regarding the maintenance of our qualification as a REIT and monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xiv)  counseling us regarding the maintenance of our exemption from the status of an investment company required to register under the 1940 Act, monitoring compliance with the requirements for maintaining such exemption and using commercially reasonable efforts to cause us to maintain such exemption from such status;

(xv)  assisting us in developing criteria for asset purchase commitments that are specifically tailored to our objectives and strategies and making available to us its knowledge and experience with respect to MBS, mortgage loans, real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets;

(xvi)  furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xvii)  monitoring the operating performance of our assets and providing periodic reports with respect thereto to the board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xviii)  deploying and redeploying any moneys and securities of ours (including acquiring short-term investments pending the acquisition of other assets, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners) and advising us as to our capital structure and capital raising;

(xix)  assisting us in retaining qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting systems and procedures, internal controls and other compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xx)  assisting us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xxi)  assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under

Our Manager and the management agreement

applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, the Securities Act, or by stock exchange requirements;

(xxii)  assisting us in taking all necessary action to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent required by the provisions of the Internal Revenue Code applicable to REITs;

(xxiii)  placing, or facilitating the placement of, all orders pursuant to our Manager’s investment determinations for us either directly with the issuer or with a broker or dealer (including any affiliated broker or dealer);

(xxiv)  handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) on our behalf in which we may be involved or to which we may be subject arising out of our day-to-day operations (other than with our Manager or its affiliates), subject to such limitations or parameters as may be imposed from time to time by the board of directors;

(xxv)  using commercially reasonable efforts to cause expenses incurred by us or on our behalf to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by the board of directors from time to time;

(xxvi)  representing and making recommendations to us in connection with the purchase and finance of, and commitment to purchase and finance, MBS, mortgage loans (including on a portfolio basis), real estate, real estate-related securities, other real estate-related assets and non-real estate-related assets, and the sale and commitment to sell such assets;

(xxvii)  performing such other services as may be required from time to time for management and other activities relating to our assets and business as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxviii)  using commercially reasonable efforts to cause us to comply with all applicable laws.

Pursuant to the management agreement, our Manager will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except because of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its officers, stockholders, members, managers, directors, personnel, any person controlling or controlled by our Manager and any person providing sub-advisory services to our Manager with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts or omissions of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s personnel relating to the terms and conditions of their employment by our Manager. Our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment decision making process (for example, a transaction was effected in violation of our investment guidelines) or in the trade process (for example, a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount

Our Manager and the management agreement

or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

Pursuant to the terms of our management agreement, our Manager is required to provide us with our management team, including a chief executive officer and chief financial officer along with appropriate support personnel, to provide the management services to be provided by our Manager to us. None of the officers or employees of our Manager will initially be dedicated exclusively to us, other than our Chief Financial Officer.

The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on the third anniversary of the closing of this offering and will be automatically renewed for a one-year term each anniversary date thereafter unless previously terminated as described below. Our independent directors will review our Manager’s performance and the management fees annually and, following the initial term, the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors or by a vote of the holders of a majority of the outstanding shares of our common stock (other than shares held by members of our senior management team and affiliates of our Manager), based upon (1) unsatisfactory performance that is materially detrimental to us or (2) our determination that the management fees payable to our Manager are not fair, subject to our Manager’s right to prevent such termination due to unfair fees by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors. We must provide 180 days prior notice of any such termination. Unless terminated for cause, our Manager will be paid a termination fee equal to three times the sum of (1) the average annual base management fee and (2) the annual average incentive fee earned by our Manager during the 24-month period immediately preceding such termination, calculated as of the end of the most recently completed fiscal quarter before the date of termination.

We may also terminate the management agreement at any time, including during the initial term, without the payment of any termination fee, with 30 days prior written notice from our board of directors for cause, which is defined as:

➢	our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

➢	our Manager’s fraud, misappropriation of funds, or embezzlement against us;

➢	our Manager’s gross negligence of duties under the management agreement;

➢	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

➢	our Manager is convicted (including a plea of nolo contendere) of a felony; and

➢	the dissolution of our Manager.

Upon termination of the management agreement, the shares of common stock sold to our Manager and its affiliates pursuant to the Contingent Share Placement will vest immediately to the extent that such shares have not already vested, and we will pay $      per share sold in this offering in underwriting discounts to the underwriters to the extent such amount has not already been paid by us.

Our Manager may generally only assign the management agreement or any of its duties thereunder with the written approval of a majority of our independent directors. Our Manager, however, may assign the management agreement or any of its duties thereunder to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940.

Our Manager and the management agreement

Our Manager may terminate the management agreement if we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately before such event, in which case we would not be required to pay a termination fee. Our Manager may also decline to renew the management agreement following the initial term by providing us with 180 days written notice, in which case we would not be required to pay a termination fee. In addition, if we default in the performance of any material term of the agreement and the default continues for a period of 30 days after written notice to us, our Manager may terminate the management agreement upon 60 days’ written notice. If the management agreement is terminated by our Manager upon our breach, we would be required to pay our Manager the termination fee described above.

MANAGEMENT FEES, EXPENSE REIMBURSEMENTS AND TERMINATION FEE

We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our day-to-day operations. Expense reimbursements to our Manager are made in cash on a monthly basis following the end of each month.

Base management fee and incentive fee

Base management fee

We will pay our Manager a base management fee in an amount equal to 1.50% per annum of our stockholders’ equity, calculated and payable quarterly in arrears.

For purposes of calculating the base management fee, our stockholders’ equity means the sum of the net proceeds from all issuances of our equity securities since inception (allocated on a pro rata basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of the most recently completed fiscal quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common stock since inception, and excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP, and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors. Our stockholders’ equity, for purposes of calculating the base management fee, could be greater than or less than the amount of stockholders’ equity shown on our financial statements. Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

The base management fee of our Manager shall be calculated within 30 days after the end of each fiscal quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of the written statement of our Manager setting forth the computation of the base management fee for such quarter.

Incentive fee

As described in more detail below, we will pay a quarterly incentive fee to our Manager if (1) our Core Earnings (as defined below) exceeds a quarterly hurdle and (2) the conditions of a four quarter hurdle (which on a quarterly basis retests our performance over a rolling four quarter period) are satisfied. In addition, as described in more detail below, any earned quarterly incentive fee is subject to a clawback or repayment by our Manager based on our performance in the four quarter period following the payment of a quarterly incentive fee.

Our Manager and the management agreement

Quarterly Hurdle.  Our Manager is entitled to receive a quarterly incentive fee equal to 15.0% of the dollar amount by which Core Earnings for the most recently completed fiscal quarter (or the Current Quarter) before the incentive fee and excluding the impact of any clawback received in relation to such fiscal quarter and any prior period, exceeds the product of (1) the weighted average of the issue price per share of common stock in all of our offerings multiplied by the weighted average number of shares of common stock outstanding during the Current Quarter and (2) the greater of (A) 8.0% and (B) 3.0% per annum plus the daily average of the one-month LIBOR for the Current Quarter (or the Hurdle), expressed on a quarterly basis.

Four Quarter Hurdle.  The incentive fee payable for the Current Quarter to our Manager shall also be subject to a trailing four-quarter hurdle (or the Four Quarter Hurdle). The Four Quarter Hurdle shall be satisfied if the sum of Current Quarter and prior three fiscal quarters’ Core Earnings exceeds an annual hurdle (or the Four Quarter Hurdle Amount) calculated based upon the sum of the Hurdle for the Current Quarter and the applicable Hurdle for each of the prior three fiscal quarters. For purposes of satisfying the Four Quarter Hurdle in the third fiscal quarter following this offering, Core Earnings and the Four Quarter Hurdle Amount will be calculated on the basis of the three then completed fiscal quarters.

Clawback.  To the extent that the sum of the Core Earnings for the four fiscal quarters following the Current Quarter (or the Clawback Period) does not exceed the sum of the applicable Hurdle for each of the fiscal quarters in the Clawback Period, our Manager shall be required to repay to us any cash or common stock incentive fee payments made to our Manager in respect of the Current Quarter. Each incentive fee payment made to our Manager shall be subject to a one-time clawback test following the last day of the Clawback Period and calculated within 30 days after the end of the last fiscal quarter in the Clawback Period and delivered to the Company within five business days. If the management agreement is terminated by us without cause or by our Manager if we materially breach the management agreement, any clawback or repayment that would otherwise be required to be made by our Manager to us under the management agreement will have no further force or effect.

Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors.

Core Earnings for the initial fiscal quarter following this offering will be calculated from the settlement date of this offering through the end of such fiscal quarter to the extent that such period is not a full fiscal quarter, and the Hurdle for the initial fiscal quarter following this offering will be calculated from the settlement date of this offering (allocated on a pro rata daily basis for such fiscal quarter).

Core Earnings is a non-GAAP financial measure. We believe that Core Earnings more appropriately reflects our Manager’s performance than GAAP net income, will be utilized by the investment community to assess our Manager’s performance and will more closely align our Manager’s incentives with the interests of our stockholders.

For examples of the calculation of the incentive fee, see Appendix 1 to this prospectus.

The incentive fee shall be calculated within 30 days after the end of each quarter and such calculation shall promptly be delivered to us. We are obligated to pay the incentive fee 50% in cash and 50% in restricted common stock within five business days after delivery to us of the written statement of our Manager setting forth the computation of the incentive fee for such quarter. The number of shares of restricted common stock payable to our Manager in respect of its incentive fee, if any, for a fiscal quarter shall equal 50% of the incentive fee for such quarter, divided by the average closing price of our common stock on the NYSE during the 30 days prior to the end of such quarter. If in the future our

Our Manager and the management agreement

common stock is no longer listed on a national securities exchange or otherwise publicly traded, the incentive fee shall be payable 100% in cash until such time as our shares are listed or otherwise publicly traded.

The shares of restricted common stock payable to our Manager in respect of its incentive fee for a Current Quarter shall vest in two equal installments over a two-year period, with 50% of such shares vesting on the one year anniversary of the last day of such Current Quarter and the remaining 50% of shares vesting on the two year anniversary of the last day of such Current Quarter.

For purposes of calculating the Hurdle for a Current Quarter, the shares of common stock sold pursuant to the Contingent Share Placement will not be considered to be outstanding and the proceeds received from such sale will not be considered to be raised until such shares have vested. See “Certain relationships and related transactions—Purchases of Common Stock by Affiliates.” In addition, any amounts that we pay to the underwriters in respect of the underwriting discount will be excluded from the calculation of Core Earnings. See “Underwriting.”

Reimbursement of expenses

Because our Manager’s personnel perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis.

We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. The expenses required to be paid by us include, but are not limited to:

➢	expenses in connection with the issuance and transaction costs incident to the acquisition, disposition and financing of our assets;

➢	costs of legal, tax, accounting, third party administrators for the establishment and maintenance of the books and records, consulting, auditing, administrative and other similar services rendered for us by providers retained by our Manager or, if provided by our Manager’s personnel, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s-length basis;

➢	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

➢	costs associated with the establishment and maintenance of any of our repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities) or other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing and other similar costs) or any of our securities offerings;

➢	expenses in connection with the application for, and participation in, programs established by the U.S. government;

➢	expenses connected with communications to holders of our securities or of our subsidiaries and other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including, without limitation, all costs of preparing and filing required reports with the SEC, the costs payable by us to any transfer agent and registrar in connection with the listing and/or trading of our stock on any exchange, the fees payable by us to any such exchange in connection with its listing, and the costs of preparing, printing and mailing our annual report to our stockholders and proxy materials with respect to any meeting of our stockholders;

Our Manager and the management agreement

➢	costs associated with any computer software or hardware, electronic equipment or purchased information technology services from third-party vendors that is used for us;

➢	expenses incurred by managers, officers, personnel and agents of our Manager for travel on our behalf and other out-of-pocket expenses incurred by managers, officers, personnel and agents of our Manager in connection with the purchase, financing, refinancing, sale or other disposition of an asset or establishment and maintenance of any of our repurchase agreements, resecuritizations, securitizations, warehouse facilities, bank credit facilities (including term loans and revolving facilities) and borrowings under programs established by the U.S. government or any of our securities offerings;

➢	costs and expenses incurred with respect to market information systems and publications, research publications and materials, and settlement, clearing and custodial fees and expenses;

➢	compensation and expenses of our custodian and transfer agent, if any;

➢	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency;

➢	all taxes and license fees;

➢	all insurance costs incurred in connection with the operation of our business;

➢	costs and expenses incurred in contracting with third parties, including affiliates of our Manager, for the servicing and special servicing of our assets;

➢	all other costs and expenses relating to our business operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of assets, including appraisal, reporting, audit and legal fees;

➢	expenses relating to any office(s) or office facilities, including but not limited to disaster backup recovery sites and facilities, maintained for us or our assets separate from the office or offices of our Manager;

➢	expenses connected with the payments of interest, dividends or distributions in cash or any other form authorized or caused to be made by the board of directors to or on account of holders of our securities or of our subsidiaries, including, without limitation, in connection with any dividend reinvestment plan;

➢	any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary, or against any trustee, director or officer of us or of any subsidiary in his capacity as such for which we or any subsidiary is required to indemnify such trustee, director or officer by any court or governmental agency;

➢	expenses incurred in connection with obtaining and maintaining “errors and omissions” insurance coverage and other insurance coverage which is customarily carried by property, asset and investment managers performing functions similar to those of our Manager in an amount which is comparable to that customarily maintained by other managers or servicers of similar assets; and

➢	all other expenses actually incurred by our Manager (except as described below) which are reasonably necessary for the performance by our Manager of its duties and functions under the management agreement.

We will not reimburse our Manager or its affiliates for the salaries and other compensation of its personnel, except for (1) the allocable share of the compensation of our Chief Financial Officer based on the percentage of his time spent managing our affairs, which will be all of our Chief Financial Officer’s compensation so long as he is exclusively dedicated to our affairs, and (2) personnel hired by our Manager who are dedicated exclusively to us. Although we will not have any employees upon completion of this offering and the concurrent private placement, we expect that our Chief Financial Officer will be dedicated exclusively to our affairs. Although our Chief Financial Officer will initially be the only individual dedicated

Our Manager and the management agreement

exclusively to us, our Manager or we may in the future hire additional personnel that may be dedicated exclusively to us. Our Manager will be responsible for the compensation of our Co-Chief Executive Officers, Executive Vice President, Portfolio Managers and our Manager’s investment professionals. We expect our Co-Chief Executive Officers, our Executive Vice President, our Portfolio Managers and any other appropriate personnel of our Manager and MD Sass will devote such portion of their time to our affairs as is necessary to enable us to effectively operate our business.

In addition, we may be required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

Termination fee

A termination fee will be payable in the event that the management agreement is terminated without cause upon the affirmative vote of at least two-thirds of our independent directors or the holders of a majority of our outstanding common stock (other than shares held by members of our senior management team and affiliates of our Manager), based upon unsatisfactory performance by our Manager that is materially detrimental to us or a determination that the compensation payable to our manager under the management agreement is not fair, unless our Manager agrees to compensation that at least two-thirds of our independent directors determine is fair. The termination fee will be equal to three times the sum of (1) the average annual base management fee and (2) the average annual incentive fee earned by our Manager during the prior 24-month period immediately preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may in the future become self-managed, and we may do so in a variety of ways, including by (1) effectively terminating the management agreement in connection with a transaction that results in us acquiring or otherwise assuming control of our Manager, or (2) actually terminating the management agreement in connection with a transaction that results in us hiring substantially all of the management team of the Manager. We refer to these two events as an internalization. Although we are generally obligated to pay a termination fee to the Manager if we elect to terminate the management agreement without cause, if an internalization occurs, then we will not be required to pay any termination fee. However, we may pay consideration to compensate the Manager for the internalization in an amount that we will negotiate with our Manager in good faith and which will require approval of at least a majority of our independent directors.

GRANTS OF EQUITY COMPENSATION TO OUR MANAGER, ITS PERSONNEL AND ITS AFFILIATES

Under our 2009 equity incentive plan, our board of directors is authorized to approve grants of equity-based awards to our Manager, its personnel and its affiliates. To date, our board of directors has approved an initial grant of equity awards to our Chief Financial Officer which, together with the shares of common stock to be granted to our independent directors, will be in an aggregate amount equal to 0.07% of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold in the concurrent private placement and excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. See “Our Management—2009 Equity Incentive Plan.”

SUB-ADVISORY AGREEMENT

Pursuant to the terms of our management agreement, our Manager will provide us with our management team, including our officers, along with appropriate support personnel. Our Manager is at all times subject to the supervision and oversight of our board of directors and has only such functions and authority as we delegate to it.

MD Sass will serve as our sub-advisor pursuant to an agreement among us, our Manager and MD Sass. MD Sass will not be directly involved in our management. However, through this agreement, we and

Our Manager and the management agreement

our Manager will have access to the personnel and resources of MD Sass in the implementation and execution of our business strategy. MD Sass will provide guidance and expertise to our Manager with respect to our Agency MBS strategy. The initial term of this agreement will extend for three years from the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. The fees charged by MD Sass under this agreement shall be paid by our Manager and shall not constitute a reimbursable expense by our Manager under the management agreement. Our Manager is also party to a shared facilities and services agreement with MD Sass pursuant to which MD Sass provides our Manager with access to, among other things, its information technology, office space, legal, marketing and other back office functions.

We have no employees and we do not pay any of our officers or our Manager’s officers or personnel any cash compensation, except that we will reimburse our Manager for (1) the allocable share of the compensation of our Chief Financial Officer based on the percentage of his time spent managing our affairs, which will be all of our Chief Financial Officer’s compensation so long as he is exclusively dedicated to our affairs, and (2) personnel hired by our Manager who are dedicated exclusively to us. Rather, we pay our Manager a base management fee and an incentive fee that is based on performance pursuant to the terms of our management agreement. We expect that our Chief Financial Officer will be dedicated exclusively to us.

Our management

OUR DIRECTORS, DIRECTOR NOMINEES AND OFFICERS

Upon completion of the offering, our board of directors will be comprised of seven members. We currently have two directors. In connection with the closing of this offering, we expect that our board of directors will increase the size of our board to seven directors and elect the director nominees listed below as well as one other individual to fill the five resulting vacancies on our board of directors. Our board of directors has determined that our director nominees satisfy the listing standards for independence of the NYSE. Upon completion of this offering, a majority of our board of directors will be “independent,” as determined by the requirements of the NYSE. Our bylaws provide that a majority of the entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL nor more than 15.

The following sets forth certain information with respect to our directors, director nominees and officers:

Officer	Age	Position held with our company

Thomas E. Capasse	52	President, Co-Chief Executive Officer and Director
Jack J. Ross	52	Chairman of the Board and Co-Chief Executive Officer
Dominic Bruno	58	Executive Vice President, Director Nominee
Frank P. Filipps	62	Director Nominee
Oscar J. Junquera	55	Director Nominee
Mark R. McCollom	45	Director Nominee
Bruce G. Miller	67	Director Nominee
Frederick C. Herbst	52	Chief Financial Officer and Treasurer
Bobby Liu	36	Corporate Secretary
Mark Crawley	35	Portfolio Manager
Patrick Lo	27	Portfolio Manager
Fred Sung	36	Portfolio Manager
Lipkee Lu	41	Portfolio Manager

BIOGRAPHICAL INFORMATION

Directors, director nominees and officers

For biographical information on Messrs. Capasse, Ross, Crawley and Lo, see “Our Manager and the Management Agreement—Executive Officers and Key Personnel of Our Manager.” Additional biographical information of Key Personnel of our Company is outlined below.

Dominic Bruno serves as Executive Vice President and a Director of our company and Senior Vice President of MD Sass. Prior to joining MD Sass in 1989, Mr. Bruno was a Futures and Options analyst for Merrill Lynch. Previously, he was a Futures and Options analyst for the Chicago Board of Trade, a Mortgage-Backed Securities Portfolio Manager and Interest Rate Risk Manager with United Savings Association of Texas, and a Senior Investment Officer at Aetna Life and Casualty. Mr. Bruno has 29 years of investment experience. Mr. Bruno received a Master of Arts degree in Economics from the University of Maryland and a Bachelor of Arts degree from St. Joseph’s College.

Frank P. Filipps is a nominee to be one of our directors. Mr. Filipps has served since 1995 as a director of Impac Mortgage Holdings, Inc. (NYSE: IMH), and has served since March 2002 as a director of Primus Guaranty Limited (NYSE: PRS). From April 2005 to July 2008, Mr. Filipps was Chairman and Chief Executive Officer of Clayton Holdings, Inc. From 1995 to 2005, Mr. Filipps was Chairman, Chief

Our management

Executive Officer and a Director of Radian Group Inc. Mr. Filipps began his career at Radian in 1992 as Senior Vice President and Chief Financial Officer. In 1994, he was promoted to Executive Vice President and Chief Operating Officer and in 1995 he was named President, Chief Executive Officer and Director. From 1975 to 1992, Mr. Filipps was at American International Group where he served in a number of executive, financial and investment management positions. Mr. Filipps holds a Master of Business Administration degree in corporate finance and international business from the Stern School of Business at New York University and a Bachelor of Arts degree from Rutgers University.

Oscar J. Junquera is a nominee to be one of our directors. Mr. Junquera is currently the Managing Partner of PanMar Capital LLC, a private equity and financial advisory firm that he founded in January 2008. From 2001 to 2007, Mr. Junquera was a Managing Director in the Financial Institutions Group at UBS Investment Bank and the Global Head of the Asset Management Group. He joined PaineWebber Incorporated in 1980 and was Financial Institutions Group Head in the Investment Banking Division prior to the sale of the firm to UBS AG in 2000. Mr. Junquera holds a Master of Business Administration degree from Harvard Business School and a Bachelor of Science degree from the University of Pennsylvania.

Mark R. McCollom, CPA, is a nominee to be one of our directors. Mr. McCollom is currently a Senior Managing Director at Griffin Financial Group LLC, a position he has held since January 2009. From April 1996 to May 2008, Mr. McCollom held various progressive positions with Sovereign Bancorp, Inc. and its subsidiary, Sovereign Bank (collectively, Sovereign), serving as a Senior Vice President, Chief Accounting Officer and Managing Director of Strategic Planning from April 1996 to April 2001; Executive Vice President and Chief Financial Officer of Sovereign Bank from April 2001 to March 2008; and as Executive Vice President and Chief Financial Officer of Sovereign Bancorp, Inc. from May 2005 to May 2008. Prior to joining Sovereign, Mr. McCollom worked at Meridian Bancorp, Inc, where he served as Vice President — Corporate Development from 1993 to 1996, and as Assistant Vice President — Financial Reporting from 1989 to 1993. From 1987 to 1989, Mr. McCollom was employed by Price Waterhouse. Mr. McCollom holds a Bachelor of Science degree in Accounting from Pennsylvania State University.

Bruce G. Miller is a nominee to be one of our directors. Since his retirement in 2007 he has been a private investor. From July 2007 to December 2007, Mr. Miller served as a Managing Director of Stifel Nicolaus in their FIG Investment Banking Group. From July 1992 to July 2007, Mr. Miller served as a Managing Director of Ryan Beck & Co., Inc. He has been a FIG Investment Banker for various firms since 1971. From 1983 to 2007, Mr. Miller served as a Director and Chair of the Audit Committee of Claire’s Stores, Inc. Mr. Miller holds an A.B. degree in Economics from Johns Hopkins University and a Master of Business Administration degree in Finance from the University of Chicago.

Frederick C. Herbst, CPA, serves as the Chief Financial Officer of our company. Prior to joining our company in 2009, Mr. Herbst was Chief Financial Officer of Clayton Holdings, Inc., a publicly-traded provider of analytics and due diligence services to participants in the mortgage industry. Prior to Clayton Holdings, he was Chief Financial Officer of Arbor Realty Trust, Inc., a publicly-traded real estate investment trust, from 2003 until 2005, and of Arbor Commercial Mortgage, LLC from 1999 until 2005. Prior to joining Arbor, Mr. Herbst was Chief Financial Officer of The Hurst Companies, Inc., Controller with The Long Island Savings Bank, FSB, Vice President-Finance with Eastern States Bankcard Association and a Senior Manager with Ernst & Young. Mr. Herbst received a Bachelor of Arts degree from Wittenberg University. Mr. Herbst became a Certified Public Accountant in 1983.

Bobby Liu serves as our Corporate Secretary. Mr. Liu currently serves as a Senior Vice President and General Counsel of MD Sass, which positions he has held since July 2005. From 2003 to 2005, Mr. Liu served as General Counsel of Och-Ziff Capital Management Group. Prior to Och-Ziff Capital, Mr. Liu was an associate at Cleary, Gottlieb, Steen and Hamilton from 1996 to 2003. Mr. Liu is admitted as an attorney in the State of New York and holds a Juris Doctorate degree from the New York University

Our management

School of Law, where he was awarded the Judge John J. Galgay Fellowship in Bankruptcy and Reorganization. Mr. Liu holds a Bachelor of Arts degree in History and Economics, summa cum laude, from the State University of New York at Binghamton.

Lipkee Lu, CFA, serves as a Portfolio Manager of our company and as a Fixed Income Portfolio Manager of MD Sass. Prior to joining MD Sass in 2009, Mr. Lu was Vice President/Senior Portfolio Manager at AllianceBernstein Investments, Inc. Previously he was a Senior Vice President and Structured Product Portfolio Manager at Deerfield Capital Management LLC since March 2001 and a Portfolio Manager and Quantitative Analyst at Zurich Scudder Investments, Inc. since 2001. Mr. Lu has 13 years of investment experience. Mr. Lu received a Bachelor of Arts degree in Economics and a Master of Science degree in Finance from the University of Wisconsin—Madison, and a Master of Business Administration in Finance from the University of Chicago.

Fred Sung, CFA, serves as a Portfolio Manager of our company and as a Fixed Income Portfolio Manager of MD Sass. Prior to joining MD Sass in 2004, Mr. Sung was a Fixed Income Portfolio Manager/Trader at Credit Suisse Asset Management, specializing in short duration and money market products, and a Trader at DLJ in short-term products. Mr. Sung has 14 years of investment experience. Mr. Sung received a Bachelor of Science degree in Finance from Syracuse University and a Master of Arts degree in Economics from New York University.

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation of directors

We will pay a $50,000 annual director’s fee to each of our independent directors. In addition, we will pay an annual fee of $10,000 to the chair of the audit committee of our board of directors and an annual fee of $5,000 to each of the chairs of the compensation committee and the nominating and corporate governance committee of our board of directors. We will also reimburse all members of our board of directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

Our independent directors will also be eligible to receive restricted common stock, options and other stock-based awards under our 2009 equity incentive plan. In addition, each of our independent directors will receive 1,000 shares of restricted common stock upon completion of this offering, which will fully vest on the 18-month anniversary of the date of the grant.

We will pay director’s fees only to those directors who are independent under the NYSE listing standards. We have not made any payments to our independent director nominees since our inception.

Executive compensation

Because our management agreement provides that our Manager is responsible for managing our affairs, our officers, who are employees of our Manager, do not receive cash compensation from us for serving as our officers. In their capacities as officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to effectively operate our business. However, we will pay (1) the allocable share of the compensation of our Chief Financial Officer based on the percentage of his time spent managing our affairs, which will be all of our Chief Financial Officer’s compensation so long as he is exclusively dedicated to our affairs and, (2) personnel hired by our Manager or us who are dedicated exclusively to our affairs. We expect that our Chief Financial Officer will be dedicated exclusively to our affairs, and our Manager or we may in the future hire additional personnel that may be dedicated exclusively to our affairs.

Except for certain equity grants, our Manager compensates each of our officers. We pay our Manager a management fee and our Manager uses the proceeds from the management fee in part to pay compensation to its officers and personnel. We will adopt a 2009 equity incentive plan under which we

Our management

may provide incentive compensation to our officers, our directors, our Manager’s personnel and other service providers to encourage their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain key personnel. See “—2009 Equity Incentive Plan” for detailed description of our 2009 equity incentive plan.

CORPORATE GOVERNANCE—BOARD OF DIRECTORS AND COMMITTEES

Our business is managed by our Manager, subject to the supervision and oversight of our board of directors, which has established investment guidelines for our Manager to follow in its day-to-day management of our business. Upon completion of this offering, a majority of our board of directors will be “independent,” as determined by the requirements of the NYSE. Our directors keep informed about our business by attendance at meetings of our board and its committees and through supplemental reports and communications. Our independent directors meet regularly in executive sessions without the presence of our corporate officers or non-independent directors.

Upon completion of this offering, our board of directors will form an audit committee, a compensation committee and a nominating and corporate governance committee and adopt charters for each of these committees. Each of these committees will have three directors and will be composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code, qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code.

Audit committee

The audit committee will comprise Messrs. Filipps, Miller and McCollom , each of whom will be an independent director and “financially literate” under the rules of the NYSE. Mr. Filipps will chair our audit committee and serve as our audit committee financial expert, as that term is defined by the SEC. The audit committee will be responsible for engaging independent certified public accountants, preparing audit committee reports, reviewing with the independent certified public accountants the plans and results of the audit engagement, approving professional services provided by the independent certified public accountants, reviewing the independence of the independent certified public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation committee

The compensation committee will comprise Messrs. Junquera, McCollom and Filipps, each of whom will be an independent director. Mr. Junquera will chair our compensation committee. The principal functions of the compensation committee will be to (1) evaluate the performance of our officers, (2) review the compensation payable to our officers, (3) evaluate the performance of our Manager, (4) review the compensation and fees payable to our Manager under the management agreement, (5) prepare compensation committee reports and (6) administer the issuance of any common stock issued to the personnel of our Manager who provide services to us.

Nominating and corporate governance committee

The nominating and corporate governance committee will comprise Messrs. McCollom, Junquera and Miller, each of whom will be an independent director. Mr. McCollom will chair our nominating and corporate governance committee. The nominating and corporate governance committee will be responsible for seeking, considering and recommending to the board qualified candidates for election as

Our management

directors and will approve and recommend to the full board of directors the appointment of each of our officers.

It also will periodically prepare and submit to the board of directors for adoption the committee’s selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance and will annually recommend to the board of directors nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors’ performance as a whole and of the individual directors and report thereon to the board.

CODE OF BUSINESS CONDUCT AND ETHICS

Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager’s officers, directors and personnel when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

➢	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

➢	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

➢	compliance with applicable governmental laws, rules and regulations;

➢	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

➢	accountability for adherence to the code.

Any waiver of the code of business conduct and ethics for our officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

CONFLICTS OF INTEREST

We are dependent on our Manager and, pursuant to the sub-advisory agreement, MD Sass for our day-to-day management, and we do not have any independent officers or employees. Each of our officers and non-independent directors is also an employee of our Manager or one of its affiliates. Our management agreement with our Manager and the sub-advisory agreement among us, our Manager and MD Sass were negotiated between related parties and their respective terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated on an arm’s-length basis with unaffiliated third parties. In addition, the ability of our Manager, MD Sass and their officers and personnel to engage in other business activities, including the management of other entities and separate accounts, may reduce the time our Manager, MD Sass and their officers and personnel spend managing us. Furthermore, although our independent directors have the ability to terminate our management agreement in the case of a material breach of a term of the agreement by our Manager, because our officers and some of our directors are employed by our Manager and MD Sass, our independent directors may be less willing to enforce vigorously the provisions of our management agreement against our Manager because the loss of the key personnel provided to us pursuant to the management agreement would have an adverse affect on our operations. Furthermore, the termination of the sub-advisory agreement or the loss of any of the key personnel of MD Sass would have an adverse effect on certain aspects of our business.

Our Manager manages the Eden and Victoria Funds, which focus on High Yield ABS and residential mortgage loans, and a limited number of separate accounts that focus primarily on ABS. Our Manager also manages the TALF Funds, which focus on TALF-eligible ABS. In addition, the taxable fixed income group within MD Sass invests in Agency MBS on behalf of more than 90 separate accounts. At

Our management

March 31, 2009, our Manager and the taxable fixed income group with MD Sass had approximately $3.2 billion of total assets under management, including approximately $1.5 billion of Agency MBS and $1.4 billion of ABS, MBS and loan assets. The Eden Fund and the Victoria Fund have emphasized the acquisition of a broad range of High Yield ABS and performing and non-performing residential mortgage loans. We intend to acquire a more limited range of real estate-related financial assets than the Eden Fund and the Victoria Fund have on a historical basis. Furthermore, our strategy will initially focus on highly rated tranches of Non-Agency MBS in combination with Agency MBS and residential mortgage loans whereas the Eden Fund and the Victoria Fund have focused on High Yield ABS and performing and non-performing residential mortgage loans. However, we will compete for opportunities to acquire assets directly with other clients of our Manager and its affiliates, including the Eden Fund, the Victoria Fund, the TALF Funds and separate accounts. In addition, it is possible in the future that our Manager and its affiliates may have additional clients that compete directly with us for opportunities. Further, our interests with respect to our strategy may conflict with those of other clients of our Manager and its affiliates. We and other clients or affiliates of our Manager and its affiliates may invest in different tranches of the same security or financial instrument, which may give rise to competing interests among us and those clients or affiliates. Similarly, we may acquire securities structured or issued by affiliates of our Manager and its affiliates. There may be certain situations where our Manager allocates assets that may be suitable for us to the Eden Fund, the Victoria Fund, the TALF Funds and separate accounts or other entities managed by our Manager or its affiliates instead of us.

Our Manager has an allocation policy in place that is intended to enable us to share equitably with other clients of our Manager and its affiliates in all opportunities that may be suitable for us and such other clients. Pursuant to this allocation policy, assets may be allocated by taking into account factors including, without limitation, investment guidelines, diversification requirements, fund size and risk tolerance, legal and regulatory restrictions, availability of cash and liquidity needs. Our Manager’s allocation policy also includes other procedures intended to prevent any other clients from receiving more favorable treatment in accessing opportunities to acquire assets than any other account. In order to address situations where there is limited availability of certain securities or financial instruments, our Manager may allocate opportunities to acquire the particular securities or financial instruments based on any system that does not intentionally favor one account over another, such as pro rata allocation based on the size of the account or on a rotational system. If a security or financial instrument is limited in amount and our Manager believes that each account will benefit without necessarily acquiring a certain threshold amount, then our Manager will allocate the security or financial instrument to each account based on the total assets of the account, until the account fills its position. Alternatively, if a security or financial instrument is limited in amount and our Manager believes that the security or financial instrument would be suitable for various accounts but only if each account will receive a certain threshold amount, our Manager may determine to allocate the entire amount available only to one account. In the next transaction involving a similarly limited capacity situation, our Manager would allocate the securities or financial instruments to a different account, on a rotational basis. This allocation policy may be amended by our Manager at any time without our consent. Pursuant to the terms of the management agreement, our Manager is required to notify us of any amendments to this allocation policy and, to the extent such amendments constitute material information to our stockholders, our stockholders will be informed of such amendments through disclosure in our periodic reports and other filings under the Exchange Act. To the extent our Manager’s, its affiliates’ or our business evolves in such a way as to give rise to conflicts not currently addressed by our Manager’s allocation policy, our Manager may need to refine its allocation policy to handle such situation. Our independent directors will review our Manager’s and its affiliates’ compliance with this allocation policy. Notwithstanding our Manager’s allocation policy, there can be no assurance that the policy will be sufficient to prevent other clients of our Manager and its affiliates from receiving preferential treatment, and it may not prevent our Manager and its affiliates from directing attractive opportunities to other clients rather than us. In addition, to avoid any actual or

Our management

perceived conflicts of interest with our Manager and its affiliates, prior to an acquisition of any security structured or issued by an entity managed by our Manager or its affiliates or the purchase or sale of any asset from or to an entity managed by our Manager or its affiliates, such transaction must be approved by a majority of our independent directors. We do not expect these transactions to represent a material amount of our transactions. Our independent directors may amend this approval policy at any time without stockholder consent.

Our Manager is empowered to follow broad investment guidelines established by our board of directors and has significant latitude within those guidelines to determine the assets that are appropriate for us. Our board of directors will periodically review our investment guidelines and our portfolio of assets. However, our board of directors will not review every decision. Furthermore, in conducting its periodic reviews, our board of directors will rely primarily upon information provided to the board of directors by our Manager and its affiliates.

We have agreed to pay our Manager a base management fee that is not tied to our performance and an incentive fee that is based entirely on our performance. This compensation-based arrangement may cause our Manager to acquire assets with higher yield potential, which are generally riskier or more speculative. The base management fee component may not sufficiently incentivize our Manager to generate attractive risk-adjusted returns for us. The performance-based incentive fee component may cause our Manager to place undue emphasis on the maximization of net income, including through the use of leverage, at the expense of other criteria, such as preservation of capital, to achieve higher incentive distributions. This could result in increased risk to the value of our portfolio of assets.

We do not have a policy that expressly prohibits our directors, officers, securityholders or affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of business conduct and ethics contains a conflicts of interest policy that prohibits our directors, officers and employees, to the extent we have employees in the future, from engaging in any transaction that involves an actual conflict of interest with us. Furthermore, under our code of business ethics and conduct, our directors, officers and employees, to the extent we have employees in the future, must disclose to our board of directors any direct or indirect pecuniary interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest.

2009 EQUITY INCENTIVE PLAN

Prior to the completion of this offering, we will adopt a 2009 equity incentive plan to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours. The 2009 equity incentive plan will be administered by a committee (which may be the compensation committee) appointed by our board of directors. The 2009 equity incentive plan will permit the granting of share options, restricted shares of common stock, phantom shares, dividend equivalent rights and other equity-based awards. Prior to the completion of this offering, we will not have issued any equity-based compensation.

Administration

The committee appointed by our board of directors to administer the 2009 equity incentive plan has the full authority to administer and interpret the 2009 equity incentive plan, to authorize the granting of awards, to determine the eligibility directors, officers, advisors, consultants and other personnel, including our Manager and affiliates and personnel of our Manager and its affiliates, and any joint venture affiliates of ours to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the individual participant limitations provided in the 2009 equity incentive plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the 2009 equity incentive plan), to prescribe the form of instruments

Our management

evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the 2009 equity incentive plan or the administration or interpretation thereof. In connection with this authority, the committee may, among other things, establish performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. From and after the consummation of this offering, the 2009 equity incentive plan will be administered by a committee consisting of two or more independent directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code and intend that grant be exempt from the restriction of Section 162(m), qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code, or, if no committee exists, the board of directors. References below to the committee include a reference to the board for those periods in which the board is acting.

Available shares

Our 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of 6.0% of the issued and outstanding shares of our common stock (on a fully diluted basis, assuming, if applicable, the exercise of all outstanding options and the conversion of all warrants and convertible securities into common stock, and including shares to be sold to members of our senior management team and affiliates of our Manager in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award, subject to a ceiling of 40,000,000 shares available for issuance under the plan. If an option or other award granted under the 2009 equity incentive plan expires or terminates, the shares subject to any portion of the award that forfeits, expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by our board of directors, no new award may be granted under the 2009 equity incentive plan after the tenth anniversary of the date that such plan was initially approved by our board of directors. No award may be granted under our 2009 equity incentive plan to any person who, assuming exercise of all options and payment of all awards held by such person would own or be deemed to own more than 9.8% of the outstanding shares of our common stock.

Awards under the plan

Share Options.  The terms of specific options, including whether options shall constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, shall be determined by the committee. The exercise price of an option shall be determined by the committee and reflected in the applicable award agreement. The exercise price with respect to incentive stock options may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan) of the fair market value of our common stock on the date of grant. Each option will be exercisable after the period or periods specified in the award agreement, which will not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder, if permitted under the plan). Options will be exercisable at such times and subject to such terms as determined by the committee.

Restricted Shares of Common Stock.  A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, as the committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the committee may determine. A participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the

Our management

restricted shares of common stock. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are prohibited from selling such shares until they vest.

Phantom Shares.  Phantom shares, when issued, will reduce the number of shares available for grant under the 2009 equity incentive plan and will vest as provided in the applicable award agreement. A phantom share represents a right to receive the fair market value of a share of common stock, or, if provided by the committee, the right to receive the fair market value of a share of common stock in excess of a base value established by the committee at the time of grant. Phantom shares may generally be settled in cash or by transfer of shares of common stock (as may be elected by the participant, in accordance with procedures established by the committee, or us, as may be provided by the committee at grant). The committee may, in its discretion and under certain circumstances, permit a participant to receive as settlement of the phantom shares installments over a period not to exceed ten years.

Dividend Equivalents.  A dividend equivalent is a right to receive (or have credited) the equivalent value (in cash or shares of common stock) of dividends paid on shares of common stock otherwise subject to an award. The committee may provide that amounts payable with respect to dividend equivalents shall be converted into cash or additional shares of common stock. The committee will establish all other limitations and conditions of awards of dividend equivalents as it deems appropriate.

Other Share-Based Awards.  The 2009 equity incentive plan authorizes the granting of other awards based upon shares of our common stock (including the grant of securities convertible into shares of common stock and share appreciation rights), subject to terms and conditions established at the time of grant.

Change in control

Upon a change in control (as defined in the 2009 equity incentive plan), the committee may make such adjustments as it, in its discretion, determines are necessary or appropriate in light of the change in control, but only if the committee determines that the adjustments do not have a substantial adverse economic impact on the participants (as determined at the time of the adjustments).

Our board of directors may amend, suspend, alter or discontinue the 2009 equity incentive plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the board of directors must obtain approval of our stockholders for any amendment that would:

➢	other than through adjustment as provided in the 2009 equity incentive plan, increase the total number of shares of common stock reserved for issuance under the 2009 equity incentive plan; or

➢	change the class of officers, directors, employees, consultants and advisors eligible to participate in the 2009 equity incentive plan.

The committee or our board of directors may amend the terms of any award granted under the 2009 equity incentive plan, prospectively or retroactively, except that no amendment may adversely affect the rights of any participant with respect to awards previously granted unless such amendments are in connection with compliance with applicable laws without his or her consent.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

Our management

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (1) any present or former director or officer of our company or (2) any individual who, while serving as our director or officer and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, manager or trustee of such corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise, and who is made or threatened to be made a party to the proceeding by reason of his or her service in such capacity or capacities. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served any predecessor of our company in any of the capacities described above and any employee or agent of our company or of any predecessor.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.

Principal stockholders

Immediately prior to the completion of this offering, there will be 100 shares of common stock outstanding and one stockholder of record. At that time, we will have no other shares of capital stock outstanding. The following table sets forth certain information, prior to and after this offering, regarding the ownership of each class of our capital stock by:

➢	each of our directors and director nominees;

➢	each of our executive officers;

➢	each holder of 5% or more of each class of our capital stock; and

➢	all of our directors, director nominees and executive officers as a group.

In accordance with SEC rules, each listed person’s beneficial ownership includes:

➢	all shares the investor actually owns beneficially or of record;

➢	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

➢	all shares the investor has the right to acquire within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days).

Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The business address of the persons listed below is the address of our principal executive office, 1185 Avenue of the Americas, 18th Floor, New York, New York 10036.

Percentage of common stock outstanding
	Immediately prior to this offering		Immediately after this offering(1)
Name and address	Shares owned	Percentage	Shares owned	Percentage

Thomas E. Capasse	—	—
Jack J. Ross	—	—
Dominic Bruno	—	—
Frederick C. Herbst	—	—
Frank P. Filipps	—	—
Oscar J. Junquera	—	—
Mark R. McCollom	—	—
Bruce G. Miller	—	—
M.D. Sass FinStrat Waterfall Holdings, LLC(3)	—	—
Waterfall Asset Management, LLC(2)(3)	100	100%
All Directors, Director Nominees and Officers as a Group	—	—

(1)	Assumes issuance of shares offered hereby, shares of common stock sold to members of our senior management team and affiliates of our Manager in the concurrent private placement and 12,333 shares of restricted common stock to be granted to our Chief Financial Officer and our independent directors under our 2009 equity incentive plan. Does not reflect (A) shares of common stock reserved for issuance upon exercise of the underwriters’ overallotment option in full and (B) shares of common stock to be sold to our Manager and its affiliates pursuant to the Contingent Share Placement.

(2)	We will repurchase the 100 shares currently owned by our Manager acquired in connection with our formation.

Principal stockholders

(3)	An affiliate of one of the underwriters, Macquarie Capital (USA) Inc., is an affiliate of our Manager. Macquarie Group, through Macquarie Holdings (USA) Inc., the direct parent of Macquarie Capital (USA) Inc., owns 42% of the general partner in a joint venture, M.D. Sass FinStrat Waterfall Holdings, LLC (or FinStrat). One of the managers that FinStrat seeded is our Manager, of which FinStrat owns approximately 49%. Macquarie Holdings (USA) Inc. indirectly owns about 20% of our Manager. FinStrat has also agreed to participate in the concurrent private placement, which will give Macquarie Holdings (USA) Inc. an indirect equity stake in us, after giving effect to this offering and the concurrent private placement.

Certain relationships and related transactions

MANAGEMENT AGREEMENT AND SUB-ADVISORY AGREEMENT

Prior to the completion of this offering, we will enter into a management agreement with our Manager, pursuant to which our Manager will provide the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. The management agreement has an initial three-year term and will be renewed for one-year terms thereafter unless terminated by either us or our Manager. Our Manager is entitled to receive a termination fee from us, under certain circumstances. We are also obligated to reimburse certain expenses incurred by our Manager. Our Manager is entitled to receive from us a base management fee and an incentive fee that is based on our performance. See “Our Manager and the Management Agreement—Management Agreement.”

MD Sass will serve as our sub-advisor pursuant to an agreement among us, our Manager and MD Sass. Through this agreement, we and our Manager will have access to the personnel and resources of MD Sass in the implementation and execution of our business strategy. MD Sass will provide guidance and expertise to our Manager with respect to our Agency MBS strategy. The initial term of this agreement will extend for three years from the closing of this offering, with automatic one-year renewal terms starting on the third anniversary of the closing of this offering. Our Manager is also party to a shared facilities and services agreement with MD Sass pursuant to which MD Sass provides our Manager with access to, among other things, its information technology, office space, legal, marketing and other back office functions. These agreements and the management agreement are intended to provide our Manager and us with access to all of the management and support functions that we will need to conduct our business, including credit analysis, portfolio management, back office management, portfolio administration, legal and regulatory compliance, marketing, information technology services, human resources and investor relations, as well as assistance with corporate operations, legal and compliance functions and governance. See “Our Manager and the Management Agreement—Sub-Advisory Agreement.”

Our officers also are employees of our Manager and its affiliates. As a result, the management agreement between us and our Manager and the sub-advisory agreement among us, our Manager and MD Sass were negotiated between related parties, and their terms, including fees and other amounts payable, may not be as favorable to us as if they had been negotiated with unaffiliated third parties. See “Our Management—Conflicts of Interest” and “Risk Factors —Risks Associated with Our Management and Our Relationship with Our Manager —There are conflicts of interest in our relationship with our Manager and its affiliates, which could result in decisions that are not in the best interests of our stockholders.”

TRANSACTIONS WITH UNDERWRITERS

An affiliate of one of the underwriters, Macquarie Capital (USA) Inc., is an affiliate of our Manager. In August 2006, MD Sass and Macquarie Group, through Macquarie Holdings (USA) Inc., the direct parent of Macquarie Capital (USA) Inc., established a joint venture to manage an alternative strategies private equity fund initially formed by MD Sass. The fund, now known as, M.D. Sass FinStrat Waterfall Holdings, LLC (or FinStrat), was formed to make seed investments in specialized investment management companies. Macquarie Holdings (USA) Inc. owns 42% of the general partner in this joint venture.

One of the managers that the joint venture seeded is our Manager, of which FinStrat owns approximately 49%. Macquarie Holdings (USA) Inc. indirectly owns about 20% of our Manager. FinStrat has also agreed to participate in the concurrent private placement, which will give Macquarie Funds Group an indirect equity stake in us, after giving effect to this offering and the concurrent private placement.

Certain relationships and related transactions

The underwriters are foregoing the receipt of payment of $      per share in underwriting discounts on the shares sold in this offering. However, we will pay the $      per share to the underwriters in the event that during any full four calendar quarter period during the 16 full calendar quarters after the completion of this offering our Core Earnings for such four-quarter period equals or exceeds an 8% hurdle rate. See “Underwriting.”

If the underwriters exercise their overallotment option in full, $      of the additional underwriting discount will be funded exclusively from the proceeds received by us from an additional Contingent Share Placement to our Manager and its affiliates, and the underwriters will forego the receipt of payment of $      per share in underwriting discounts. Upon our achievement of the condition described above, we will pay the $      per share in additional underwriting discounts. See “Underwriting.”

In addition, upon termination of the management agreement, we will pay the $      per share sold in this offering in underwriting discounts to the underwriters to the extent such amount has not already been paid by us.

RESTRICTED COMMON STOCK AND OTHER EQUITY-BASED AWARDS

Our 2009 equity incentive plan provides for grants of restricted common stock and other equity-based awards up to an aggregate of 6.0% of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to members of our senior management team and affiliates of our Manager in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of the award, subject to a ceiling of 40,000,000 shares available for issuance under the plan. Each independent director will receive 1,000 shares of our restricted common stock upon completion of this offering. In addition, our Chief Financial Officer will receive 8,333 shares of our restricted common stock under our 2009 equity incentive plan which, together with the shares to be granted to our independent directors, will be an aggregate of 0.07% of the issued and outstanding shares of our common stock after giving effect to the shares sold in this offering, including shares sold in the concurrent private placement and excluding shares sold pursuant to the underwriters’ exercise of their overallotment option. The shares of restricted common stock to be granted to our Chief Financial Officer shall vest in equal installments on the first business day of each fiscal quarter over a period of three years expected to begin on October 1, 2009, and the shares of restricted common stock to be granted to our independent directors shall fully vest on the 18-month anniversary of the date of grant.

PURCHASES OF COMMON STOCK BY AFFILIATES

Members of our senior management team and affiliates of our Manager have agreed to purchase in the concurrent private placement, at the initial public offering price per share, shares of our common stock for an aggregate investment equal to 6% of the gross proceeds raised in this offering, excluding the underwriters’ overallotment option, up to $15.0 million. We plan to use the net proceeds of this offering and the concurrent private placement in accordance with our objectives and strategies described in this prospectus.

To allow substantially all of the total cash from this offering and the concurrent private placement to be applied to our business strategy from the outset, $      of the total underwriting discount will be funded exclusively from the proceeds received by us from a separate private placement (or the Contingent Share Placement) of shares of common stock, at the initial public offering price per share, to our Manager and its affiliates, which shares will vest only in the event that, during any full four calendar quarter period during the 16 full calendar quarters after the date of the completion of this offering, our Core Earnings (as described herein) for such four-quarter period (and before the incentive fee) equals or exceeds an 8% hurdle rate. Under the Contingent Share Placement, the hurdle rate for any quarter is the product of (1) the weighted average of the issue price per share of common stock in all of our offerings through the end of the applicable quarter multiplied by the weighted average number of shares of common stock

Certain relationships and related transactions

outstanding during such quarter (2) 8.0% (expressed on quarterly percentage). Any shares sold pursuant to the Contingent Share Placement not vested at the end of the 16-quarter period will be forfeited by the holders and returned to us. During the period that the shares sold pursuant to the Contingent Share Placement have not yet vested, the holders will be entitled to receive distributions paid by us on such shares. For purposes of calculating the hurdle rate, as well as incentive fee payable to our Manager, the shares of common stock sold pursuant to the Contingent Share Placement will not be considered to be outstanding and the proceeds received from such sale will not be considered to be raised until such shares have vested as described above. Core Earnings is a non-GAAP financial measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, excluding any unrealized gains, losses or other items that do not affect realized net income (regardless of whether such items are included in other comprehensive income or loss, or in net income). This amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain non-cash items after discussions between our Manager and our independent directors and approved by a majority of our independent directors.

INDEMNIFICATION AND LIMITATION OF DIRECTORS’ AND OFFICERS’ LIABILITY

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that limits the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

➢	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

➢	the director or officer actually received an improper personal benefit in money, property or services; or

➢	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

➢	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

Certain relationships and related transactions

➢	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

➢	any present or former director or officer of our company who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

➢	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, manager or trustee of such corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REGISTRATION RIGHTS

We will enter into a registration rights agreement with regard to the common stock owned upon completion of this offering and the concurrent private placement by members of our senior management team, our Manager and its affiliates. Pursuant to the registration rights agreement, we will grant to members of our senior management team, our Manager and its affiliates (1) unlimited demand registration rights to have the shares purchased by them in the concurrent private placement and the Contingent Share Placement registered for resale, and (2) in certain circumstances, the right to “piggy-back” these shares in registration statements we might file in connection with any future public offering. The registration rights of the members of our senior management team and affiliates of our Manager with respect to the common stock that they will purchase in the concurrent private placement will only begin to apply 18 months after the date of this prospectus. Notwithstanding the foregoing, any registration will be subject to cutback provisions, and we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods.” We also intend to grant our Manager registration rights to have the shares of restricted common stock paid to our Manager in respect of its incentive fee registered for resale.

Description of capital stock

The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request. See “Where You Can Find More Information.”

GENERAL

Our charter provides that we may issue up to 450,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our board of directors to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. After giving effect to this offering and the other transactions described in this prospectus,                shares of common stock will be issued and outstanding (                if the underwriters’ overallotment option is exercised in full), and no shares of preferred stock will be issued and outstanding. Under Maryland law, stockholders are not generally liable for our debts or obligations.

SHARES OF COMMON STOCK

All of the shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights, if any, of any other class or series of our stock and to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, holders of shares of common stock are entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock that we are offering will be issued by us and do not represent any interest in or obligation of our Manager, MD Sass or any of their affiliates. Further, the shares are not a deposit or other obligation of any bank, are not an insurance policy of any insurance company and are not insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as provided with respect to any other class or series of stock, the holders of shares of common stock will possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any securities of our company. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge or consolidate with another entity, sell all or substantially all of its assets or engage in a share exchange unless the action is approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, unless a lesser percentage (but not less than a majority of all of

Description of capital stock

the votes entitled to be cast on the matter) is specified in the corporation’s charter. Our charter provides that these actions (other than certain amendments to the provisions of our charter related to the vote required to remove a director and the restrictions on ownership and transfer of our stock, which must be approved by at least two-thirds of the votes entitled to be cast on the amendment and advised by our board of directors) may be approved by a majority of all of the votes entitled to be cast on the matter.

POWER TO RECLASSIFY OUR UNISSUED SHARES OF STOCK

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority with respect to voting rights, dividends or upon liquidation over our common stock, and authorize us to issue the newly-classified shares. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Our board of directors may take these actions without stockholder approval unless stockholder approval is required by the rules of any stock exchange or automatic quotation system on which our securities may be listed or traded. Therefore, our board could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interest of our stockholders. No shares of preferred stock are presently outstanding, and we have no present plans to issue any shares of preferred stock.

POWER TO INCREASE OR DECREASE AUTHORIZED SHARES OF STOCK AND ISSUE ADDITIONAL SHARES OF COMMON AND PREFERRED STOCK

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the additional shares of common stock, will be available for issuance without further action by our stockholders, unless such approval is required by the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, it could authorize us to issue a class or series of stock that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

In order for us to qualify as a REIT under the Internal Revenue Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT.”

Our charter contains restrictions on the ownership and transfer of our stock. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Internal Revenue

Description of capital stock

Code, more than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (the aggregate share ownership limit). We refer to the common share ownership limit and the aggregate share ownership limit collectively as the “ownership limit.” A person or entity that, but for operation of the ownership limit or another restriction on ownership and transfer our stock as described below, would beneficially own or be deemed to beneficially own, by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, shares of our stock and, if appropriate in the context, a person or entity that would have been the record owner of shares of our stock, is referred to as a “prohibited owner.”

The constructive ownership rules under the Internal Revenue Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of our common stock, or 9.8% by value or number of shares, whichever is more restrictive, of the outstanding shares of all classes and series of our capital stock (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.

Our board may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain representations and undertakings, prospectively or retroactively, waive the ownership limit or establish a different limit on ownership, or excepted holder limit, for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise would result in our failing to qualify as a REIT. As a condition of its waiver, our board of directors may, but is not required to, require an opinion of counsel or IRS ruling satisfactory to our board of directors with respect to our qualification as a REIT. Our board of directors has created an excepted holder limit for          . The excepted holder limit for          , which our board of directors has approved, will allow           and certain of its affiliates, together as an excepted holder, to hold up to     % by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, or     % by value or number of shares, whichever is more restrictive, of our outstanding capital stock.

In connection with granting a waiver of the ownership limit, creating an excepted holder limit or at any other time, our board of directors may from time to time increase or decrease the ownership limit for all other persons and entities unless, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding or we would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of our common stock or stock of all classes and series, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage ownership of our common stock or stock of all classes and series, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or stock of any other class or series, as applicable, in excess of such percentage ownership of our common stock or stock of all classes and series will be in violation of the ownership limit.

Our charter further prohibits:

➢	any person from beneficially or constructively owning, applying certain attribution rules of the Internal Revenue Code, shares of our stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT; and

Description of capital stock

➢	any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any of the foregoing restrictions on transferability and ownership must give at least 15 days prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

If any transfer of shares of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our board of directors or in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we, or our designee, accepts such offer. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock. After the sale of the shares, the interest of the charitable beneficiary in the shares transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a prohibited owner, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner

Description of capital stock

received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

➢	to rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

➢	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

In addition, if our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of our stock, our board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, must give us written notice, stating the stockholder’s name and address, the number of shares of each class and series of our stock that the stockholder beneficially owns and a description of the manner in which the shares are held. Each such owner must provide us with such additional information as we may request in order to determine the effect, if any, of the stockholder’s beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each stockholder must provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Any certificates representing shares of our stock will bear a legend referring to the restrictions described above.

These restrictions on ownership and transfer will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT.

These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

TRANSFER AGENT AND REGISTRAR

We expect the transfer agent and registrar for our common stock to be Computershare Trust Company, Inc.

Shares eligible for future sale

After giving effect to this offering and the other transactions described in this prospectus, we will have           shares of common stock outstanding on a fully diluted basis, not including the shares of common stock sold in the Contingent Share Placement. Shares of our common stock are newly issued securities for which there is no established trading market. No assurance can be given as to (1) the likelihood that an active market for shares of our common stock will develop, (2) the liquidity of any such market, (3) the ability of the stockholders to sell the shares or (4) the prices that stockholders may obtain for any of the shares. No prediction can be made as to the effect, if any, that future sales of shares or the availability of shares for future sale will have on the market price prevailing from time to time. Sales of substantial amounts of shares of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the shares of common stock. See “Risk Factors—Risks Related to Our Common Stock.”

For a description of certain restrictions on ownership and transfer of shares of our common stock, see “Description of Capital Stock—Restrictions on Ownership and Transfer.”

SECURITIES CONVERTIBLE INTO SHARES OF COMMON STOCK

Upon completion of this offering, we will have reserved for issuance up to an aggregate of 6.0% of the issued and outstanding shares of our common stock (on a fully diluted basis and including shares to be sold to members of our senior management team and affiliates of our Manager in the concurrent private placement and shares to be sold pursuant to the underwriters’ exercise of their overallotment option) at the time of award, subject to a ceiling of 40,000,000 shares, for future awards under our 2009 equity incentive plan. In connection with this offering, our board of directors has approved an aggregate of 12,333 shares of our restricted common stock to be granted to our Chief Financial Officer and our independent directors under our 2009 equity incentive plan.

RULE 144

                of the shares of our common stock that will be outstanding after giving effect to this offering and the transactions described in this prospectus on a fully-diluted basis will be “restricted” securities under the meaning of Rule 144 under the Securities Act, and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption provided by Rule 144.

In general, under Rule 144 under the Securities Act, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months (including any period of consecutive ownership of preceding non-affiliated holders) would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

A person (or persons whose shares are aggregated) who is deemed to be an affiliate of ours and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of our common stock or the average weekly trading volume of our common stock during the four calendar weeks preceding such sale. Such sales are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which requires that we are current in our periodic reports under the Exchange Act).

Shares eligible for future sale

LOCK-UP AGREEMENTS

We, our executive officers and directors and our existing security holders have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of UBS Securities LLC and Keefe, Bruyette & Woods, Inc., offer, sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock. These restrictions will be in effect for a period of 180 days after the date of this prospectus (subject to extension under certain circumstances). At any time and without public notice, UBS Securities LLC and Keefe, Bruyette & Woods, Inc. may in their sole discretion release some or all of the securities from these lock-up agreements. Additionally, purchasers in the concurrent private placement have agreed with us to a further lock-up period relating only to the shares of our common stock purchased by them in the concurrent private placement that will expire at the date which is 18 months following the date of this prospectus, subject to certain exceptions.

Certain provisions of the Maryland General Corporation Law and our charter and bylaws

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. For a complete description, we refer you to the MGCL, our charter and our bylaws, copies of which will be available before the closing of this offering from us upon request.

OUR BOARD OF DIRECTORS

Our charter and bylaws provide that the number of directors we have may be established by our board of directors but may not be more than 15. Upon the completion of this offering, subject to the terms of any class or series of preferred stock, vacancies on our board of directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will hold office for the remainder of the full term of the directorship in which the vacancy occurred and until his or her successor is duly elected and qualifies.

Each of our directors is elected by our stockholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors at any annual meeting.

REMOVAL OF DIRECTORS

Our charter provides that a director may be removed with or without cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on our board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

BUSINESS COMBINATIONS

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must generally be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an

Certain provisions of the Maryland General Corporation Law and our charter and bylaws interested stockholder. Our board of directors may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and our Manager and its affiliates and associates and persons acting in concert with the foregoing and (2) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and any person described above. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance by our company with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

CONTROL SHARE ACQUISITIONS

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Certain provisions of the Maryland General Corporation Law and our charter and bylaws

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

SUBTITLE 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

➢	a classified board;

➢	a two-thirds vote requirement for removing a director;

➢	a requirement that the number of directors be fixed only by vote of the directors;

➢	a requirement that a vacancy on the board be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

➢	a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, at such time as we are able to make a Subtitle 8 election, vacancies on our board may be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board, with or without cause, (2) vest in the board the exclusive power to fix the number of directorships and (3) require, unless called by our chairman of the board, either of our co-chief executive officers, our executive vice president or the board of directors, the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast at such a meeting to call a special meeting.

MEETINGS OF STOCKHOLDERS

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors beginning in 2010. The chairman of our board of directors, either of our co-chief executive officers, our executive vice president or our board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by our secretary upon the written request of the stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

AMENDMENT TO OUR CHARTER AND BYLAWS

Except for amendments to the provisions of our charter relating to the vote required to remove a director and the restrictions on ownership and transfer of our shares of stock (each of which must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter), our charter generally may be amended only with the approval of our board of directors and the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

Certain provisions of the Maryland General Corporation Law and our charter and bylaws

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

DISSOLUTION OF OUR COMPANY

The dissolution of our company must be approved by a majority of our entire board of directors and the affirmative vote of the stockholders entitled to cast not less than a majority of all of the votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who is entitled to vote at the meeting on such business or in the election of such nominee and has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the meeting has been called for the purpose of electing directors, by a stockholder who is entitled to vote at the meeting in the election of such nominee and has complied with the advance notice provisions set forth in our bylaws.

ANTI-TAKEOVER EFFECT OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our shares of common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt in to the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

INDEMNIFICATION AND LIMITATION OF DIRECTORS’ AND OFFICERS’ LIABILITY

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

➢	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

Certain provisions of the Maryland General Corporation Law and our charter and bylaws

➢	the director or officer actually received an improper personal benefit in money, property or services; or

➢	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

➢	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

➢	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

➢	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

➢	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, manager or trustee of such corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT QUALIFICATION

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. federal income tax considerations

The following is a summary of the material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “our,” “us” or “our company” mean only Sutherland Asset Management Corporation and not our subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury (or the Treasury regulations), current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of our company, and of its subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with its applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

➢	U.S. expatriates;

➢	persons who mark-to-market our common stock;

➢	subchapter S corporations;

➢	U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

➢	financial institutions;

➢	insurance companies;

➢	broker-dealers;

➢	regulated investment companies (or RICs);

➢	trusts and estates;

➢	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

➢	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

➢	persons subject to the alternative minimum tax provisions of the Internal Revenue Code;

➢	persons holding their interest through a partnership or similar pass-through entity;

➢	persons holding a 10% or more (by vote or value) of our outstanding capital stock;

➢	tax-exempt organizations, except to the extent discussed below in “—Taxation of Tax-Exempt U.S. Stockholders”; and

➢	non-U.S. stockholders (as defined below), except to the extent discussed below in “—Taxation of Non-U.S. Stockholders”.

This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS

U.S. federal income tax considerations

OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK.

TAXATION OF OUR COMPANY—GENERAL

We intend to elect to be taxed as a REIT under Sections 856 through 859 of the Internal Revenue Code, commencing with our taxable year ending December 31, 2009. We believe that we have been organized and we intend to operate in a manner that allows us to qualify for taxation as a REIT under the Internal Revenue Code.

The law firm of Clifford Chance US LLP has acted as our counsel in connection with this offering. We will receive an opinion of Clifford Chance US LLP to the effect that, commencing with our taxable year ending December 31, 2009, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and our proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that the opinion of Clifford Chance US LLP is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct, all actions described in this prospectus are completed in a timely fashion and that we will at all times operate in accordance with the method of operation described in our organizational documents and this prospectus. Additionally, the opinion of Clifford Chance US LLP is conditioned upon factual representations and covenants made by our management and affiliated entities, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action inconsistent with our qualification as a REIT. In addition, to the extent we make certain investments, such as investments in securitizations, the accuracy of such opinion will also depend on the accuracy of certain opinions rendered to us in connection with such transactions. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Clifford Chance US LLP or us that we will so qualify for any particular year. Clifford Chance US LLP will have no obligation to advise us or the holders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Internal Revenue Code, the compliance with which will not be reviewed by Clifford Chance US LLP. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which entities will not have been reviewed by Clifford Chance US LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise

U.S. federal income tax considerations

determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

TAXATION OF REITS IN GENERAL

As indicated above, qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Internal Revenue Code. The material qualification requirements are summarized below, under “—Requirements for Qualification as a REIT.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT.

For tax years through 2010, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends.

With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See ‘‘—Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income taxation as follows:

➢	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed net capital gains.

➢	We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

➢	If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

➢	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to U.S. federal corporate income tax at the highest applicable rate (currently 35%).

➢	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

U.S. federal income tax considerations

➢	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

➢	If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

➢	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (or the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

➢	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

➢	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

➢	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

➢	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (or REMICs) to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “—Effect of Subsidiary Entities—Taxable Mortgage Pools.”

➢	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s tax basis in our common stock.

➢	We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which could be subject to U.S. federal corporate income tax.

U.S. federal income tax considerations

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

REQUIREMENTS FOR QUALIFICATION AS A REIT

The Internal Revenue Code defines a REIT as a corporation, trust or association:

(1)  that is managed by one or more trustees or directors;

(2)  the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)  that would be taxable as a domestic corporation but for the special Internal Revenue Code provisions applicable to REITs;

(4)  that is neither a financial institution nor an insurance company subject to specific provisions of the Internal Revenue Code;

(5)  the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include specified entities);

(7)  which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Internal Revenue Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. We believe that we will issue in this offering common stock with sufficient diversity of ownership to satisfy the requirements described in conditions (5) and (6) above. In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of shares of our stock, in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

U.S. federal income tax considerations

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

EFFECT OF SUBSIDIARY ENTITIES

Ownership of partner interests

In the case of a REIT that is a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes), Treasury regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Internal Revenue Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as assets and items of income of our company for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

U.S. federal income tax considerations

We may make TRS elections with respect to certain domestic entities and non-U.S. entities we may form in the future. The Internal Revenue Code and the Treasury regulations promulgated thereunder provide a specific exemption from U.S. federal income tax that applies to a non-U.S. corporation that restricts its activities in the United States to trading in stock and securities (or any activity closely related thereto) for its own account whether such trading (or such other activity) is conducted by such a non-U.S. corporation or its employees through a resident broker, commission agent, custodian or other agent. Certain U.S. shareholders of such a non-U.S. corporation are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We may invest in certain non-U.S. corporations with which we will jointly make a TRS election which will be organized as Cayman Islands companies and will either rely on such exemption or otherwise operate in a manner so that such non-U.S. corporations will not be subject to U.S. federal income tax on their net income. Therefore, despite such contemplated entities’ status as TRSs, such entities should generally not be subject to U.S. federal corporate income tax on their earnings. However, we will likely be required to include in our income, on a current basis, the earnings of any such TRSs. This could affect our ability to comply with the REIT income tests and distribution requirement. See “—Gross Income Tests” and “—Annual Distribution Requirements.”

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying fee or hedging income or inventory sales). If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we will not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Taxable mortgage pools

An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Internal Revenue Code if:

➢	substantially all of its assets consist of debt obligations or interests in debt obligations;

➢	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

U.S. federal income tax considerations

➢	the entity has issued debt obligations that have two or more maturities; and

➢	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a taxable mortgage pool.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns directly, or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT.

If a REIT is a taxable mortgage pool, or if a REIT owns a qualified REIT subsidiary that is a taxable mortgage pool, then a portion of the REIT’s income may be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders may be considered to be excess inclusion income. A stockholder’s share of excess inclusion income (a) could not be offset by any losses otherwise available to the stockholder, (b) in the case of a stockholder that is a REIT, a RIC or a common trust fund or other pass through entity, would be considered excess inclusion income of such entity, (c) would be subject to tax as unrelated business taxable income in the hands of most tax-exempt stockholders, (d) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to non-U.S. stockholders, and (e) would be taxable (at the highest corporate tax rates) to the REIT, rather than its stockholders, to the extent allocable to the REIT’s stock held in record name by disqualified organizations (generally, tax-exempt entities not subject to unrelated business income tax, including governmental organizations). Nominees or other broker/dealers who hold the REIT’s stock on behalf of disqualified organizations would be subject to this tax on the portion of the REIT’s excess inclusion income allocable to the REIT’s stock held on behalf of disqualified organizations. Recently issued IRS guidance indicates that a REIT’s excess inclusion income will be allocated among its stockholders in proportion of its dividends paid. The manner in which excess inclusion income would be allocated among shares of different classes of stock is not clear under the current law. Tax-exempt investors, RIC or REIT investors, foreign investors, and taxpayers with net operating losses should consult with their tax advisors with respect to excess inclusion income.

Although we intend to leverage our assets, we do not currently intend to enter into transactions that could result in us or any portion of our assets being treated as a taxable mortgage pool, however, we are not precluded from engaging in such transactions.

GROSS INCOME TESTS

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property (including certain types of MBS), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale

U.S. federal income tax considerations

or disposition of stock or securities, which need not have any relation to real property. We intend to monitor the amount of our non-qualifying income and manage our portfolio of assets to comply with the gross income tests but we cannot assure you that we will be successful in this effort.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property securing the loan by leasing substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property.

Among the assets we may hold are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above). Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above). To the extent we make corporate

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mezzanine loans, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for the 75% gross income test (described above).

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Fee income

We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests.

Dividend income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT is qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Income inclusions from certain equity investments in a foreign TRS or other non-U.S. corporation in which we hold an equity interest are technically neither dividends nor any of the other enumerated categories of income specified in the 95% gross income test for U.S. federal income tax purposes, and there is no other clear precedent with respect to the qualification of such income. However, based on advice of counsel, we intend to treat such income inclusions, to the extent distributed by a foreign TRS or other non-U.S. corporation in which we hold an equity interest in the year accrued, as qualifying income for purposes of the 95% gross income test. Nevertheless, because this income does not meet the literal requirements of the REIT provisions, it is possible that the IRS could successfully take the position that such income is not qualifying income. We do not currently expect such income together with any other nonqualifying income that we receive for purposes of the 95% gross income test to be in excess of 5% of our annual gross income. In the event that such income, together with any other nonqualifying income for purposes of the 95% gross income test was in excess of 5% of our annual gross income and was determined not to qualify for the 95% gross income test, we would be subject to a penalty tax with respect to such income to the extent it and our other nonqualifying income exceeds 5% of our gross income and/or we could fail to qualify as a REIT. See “—Failure to Satisfy the Gross Income Tests” and “—Failure to Qualify.” In addition, if such income was determined not to qualify for the 95% gross income test, we would need to invest in sufficient qualifying assets, or sell some of our interests in any foreign TRSs or other non-U.S. corporations in which we hold an equity interest to ensure that the income recognized by us from our foreign TRSs or such other corporations does not exceed 5% of our gross income.

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Hedging transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

Rents from real property

We currently do not intend to acquire real property with the proceeds of this offering. To the extent that we acquire real property or interests therein, rents we receive therefrom will qualify as “rents from real property” in satisfying the gross income tests described above, only if the following conditions are met:

➢	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

➢	Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

➢	Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

➢	Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “non-customary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS, which may provide customary and non-customary services to tenants without tainting its rental income from the related properties.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be

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excluded from rents from real property solely by being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire interests in debt instruments in the secondary market for less than their face amount. The discount at which such interests in debt instruments are acquired may reflect doubts about their ultimate collectibility rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for U.S. federal income tax purposes. We expect to accrue market discount on the basis of a constant yield to maturity of a debt instrument, based generally on the assumption that all future payments on the debt instrument will be made. Accrued market discount is reported as income when, and to the extent that, any payment of principal on the debt instrument is made. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions in a subsequent taxable year.

Some of the securities that we acquire may have been issued with original issue discount. In general, we will be required to accrue original issue discount based on the constant yield method, and income will accrue on the debt instrument based on the assumption that all future payments due on such securities will be made. If such securities turn out not to be fully collectible, an offsetting loss deduction will only become available in a later year when uncollectiblity is provable.

In addition, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the

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unmodified debt, and we would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes.

In addition, in the event that any debt instruments or securities acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential timing differences between income recognition or expense deduction and the related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to satisfy the gross income tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Internal Revenue Code. These relief provisions will generally be available if the failure of our company to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulation. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of MBS and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to stock or securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Internal Revenue Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition,

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(a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Internal Revenue Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Internal Revenue Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities will not be qualifying assets for purposes of the 75% asset test. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine compliance with these requirements, we will need to estimate the value of our assets. We do not intend to obtain independent appraisals to support our conclusions concerning the values of our assets, and we will generally rely on representations and warranties of sellers from whom we acquire mortgage loans concerning the loan-to-value ratios for such mortgage loans. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Although we will be prudent in making these estimates, there can be no assurance that the IRS

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will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. As an example, if we were to acquire equity securities of a REIT issuer that were determined by the IRS to represent debt securities of such issuer, such securities would also not qualify as real estate assets. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase agreement will be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual distribution requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)  the sum of:

➢	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains); and

➢	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)  the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts

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included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

In addition, if we were to recognize “built-in-gain” (as defined below) on the disposition of any assets acquired from a “C” corporation in a transaction in which our basis in the assets was determined by reference to the “C” corporation’s basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. “Built-in-gain” is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess being OID), reverse mortgages or market discount bonds such that we will be required to include in our income a portion of income each year that such instrument is held before we receive any corresponding cash. Thus, for any taxable year, we may be required to fund distributions in excess of cash flow received from our investments. If such circumstances arise, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

RECORDKEEPING REQUIREMENTS

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

PROHIBITED TRANSACTIONS

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct

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our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Internal Revenue Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

FORECLOSURE PROPERTY

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

FAILURE TO QUALIFY

In the event that we violate a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Internal Revenue Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Internal Revenue Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

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TAXATION OF TAXABLE U.S. STOCKHOLDERS

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for U.S. federal income tax purposes is:

➢	a citizen or resident of the U.S.;

➢	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

➢	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

➢	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by such taxable U.S. stockholders as ordinary dividend income and will not be eligible for the dividends received deduction that applies to corporate stockholders. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held its stock. To the extent that we elect under the applicable provisions of the Internal Revenue Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of U.S. stockholders who are individuals, and 35% in the case of U.S. stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares of our common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the

U.S. federal income tax considerations

adjusted tax basis of a U.S. stockholder’s shares of our common stock, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)  the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)  the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)  the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of Our Company—General” and ‘‘—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of our common stock

In general, a U.S. stockholder will realize gain or loss upon the sale, redemption or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of

U.S. federal income tax considerations

35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Holders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive activity losses and investment interest limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

TAXATION OF TAX-EXEMPT U.S. STOCKHOLDERS

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, U.S. tax-exempt entities are subject to taxation on their unrelated business taxable income, which we refer to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Internal Revenue Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt U.S. stockholder), (2) our common stock is not otherwise used in an unrelated trade or business and (3) we do not hold an asset that gives rise to “excess inclusion income” (see “—Effect of Subsidiary Entities”), distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder. As previously noted, we do not currently expect to engage in transactions that would result in a portion of our dividend income being considered “excess inclusion income,” although we are not precluded from engaging in such transactions, and, if we were to engage in such transactions, a portion of our dividends received by a tax-exempt U.S. stockholder, other than a disqualified organization, would be treated as UBTI.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

U.S. federal income tax considerations

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Internal Revenue Code, (2) is tax exempt under Section 501(a) of the Internal Revenue Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Internal Revenue Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Internal Revenue Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions on ownership and transfer of our stock should generally prevent a U.S. tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

TAXATION OF NON-U.S. STOCKHOLDERS

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder (as defined above under “—Taxation of Taxable U.S. Stockholders”) or an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation. Non-U.S. stockholders should consult their own tax advisors concerning the U.S. federal estate tax consequences of ownership of our common stock.

Ordinary dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of our dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed on a non-U.S. stockholder, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such withheld shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

U.S. federal income tax considerations

Non-dividend distributions

Unless (A) our common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in our common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital gain dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. However, the 35% withholding tax will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the taxable year. We anticipate that our common stock will be regularly traded on an established securities market in the United States immediately following the offering. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “—Taxation of Non-U.S. Stockholders—Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year).

U.S. federal income tax considerations

Dispositions of our common stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S.

Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period. We anticipate that our common stock will be regularly traded on an established securities market in the United States immediately following the offering.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s net capital gain.

BACKUP WITHHOLDING AND INFORMATION REPORTING

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

U.S. federal income tax considerations

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

STATE, LOCAL AND FOREIGN TAXES

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or foreign tax treatment of our company and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our company’s common stock.

LEGISLATIVE OR OTHER ACTIONS AFFECTING REITS

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

ERISA considerations

A fiduciary of a pension, profit sharing, retirement or other employee benefit plan (or plan), subject to the Employee Retirement Income Security Act of 1974, as amended (or ERISA), should consider the fiduciary standards under ERISA in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the shares of common stock. Accordingly, such fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA, (ii) whether the investment is in accordance with the documents and instruments governing the plan as required by Section 404(a)(1)(D) of ERISA, and (iii) whether the investment is prudent under ERISA. In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Internal Revenue Code, prohibit a wide range of transactions involving the assets of the plan and persons who have certain specified relationships to the plan (“parties in interest” within the meaning of ERISA, “disqualified persons” within the meaning of the Internal Revenue Code). Thus, a plan fiduciary considering an investment in the shares of common stock also should consider whether the acquisition or the continued holding of the shares of common stock might constitute or give rise to a direct or indirect prohibited transaction that is not subject to an exemption issued by the Department of Labor (or the DOL).

The DOL has issued final regulations (or the DOL Regulations) as to what constitutes assets of an employee benefit plan under ERISA. Under the DOL Regulations, if a plan acquires an equity interest in an entity, which interest is neither a “publicly offered security” nor a security issued by an investment company registered under the 1940 Act, the plan’s assets would include, for purposes of the fiduciary responsibility provision of ERISA, both the equity interest and an undivided interest in each of the entity’s underlying assets unless certain specified exceptions apply. The DOL Regulations define a publicly offered security as a security that is “widely held,” “freely transferable,” and either part of a class of securities registered under the Exchange Act, or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the public offering occurred). The shares of common stock are being sold in an offering registered under the Securities Act and will be registered under the Exchange Act.

The DOL Regulations provided that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer’s control. The company expects the common stock to be “widely held” upon completion of the initial public offering.

The DOL Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The DOL Regulations further provide that when a security is part of an offering in which the minimum investment is $10,000 or less, as is the case with this offering, certain restrictions ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable.” We believe that the restrictions imposed under our charter on the transfer of our common stock are limited to the restrictions on transfer generally permitted under the DOL Regulations and are not likely to result in the failure of common stock to be “freely transferable.” The DOL Regulations only establish a presumption in favor of the finding of free transferability, and, therefore, no assurance can be given that the DOL will not reach a contrary conclusion.

Assuming that the common stock will be “widely held” and freely transferable,” we believe that our common stock will be publicly offered securities for purposes of the DOL Regulations and that our assets will not be deemed to be “plan assets” of any plan that invests in our common stock.

Each holder of our common stock will be deemed to have represented and agreed that its purchase and holding of such common stock (or any interest therein) will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code.

Underwriting

We are offering the shares of our common stock described in this prospectus through the underwriters named below. UBS Securities LLC and Keefe, Bruyette & Woods, Inc. are the representatives of the underwriters. We have entered into an underwriting agreement with the representatives. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase the number of shares of common stock listed next to its name in the following table:

Number
Underwriters	of shares

UBS Securities LLC
Keefe, Bruyette & Woods, Inc.
JMP Securities LLC
Macquarie Capital (USA) Inc.
Stifel, Nicolaus & Company, Incorporated

Total	16,666,667

The underwriting agreement provides that the underwriters must buy all of the shares if they buy any of them. However, the underwriters are not required to take or pay for the shares covered by the underwriters’ overallotment option described below.

Our common stock is offered subject to a number of conditions, including:

➢	receipt and acceptance of the common stock by the underwriters, and

➢	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Sales of shares made outside of the United States may be made by affiliates of the underwriters.

OVERALLOTMENT OPTION

We have granted the underwriters an option to buy up to 2,500,000 additional shares of our common stock. The underwriters may exercise this option solely for the purpose of covering overallotments, if any, made in connection with this offering. The underwriters have 30 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional shares approximately in proportion to the amounts specified in the table above. The underwriters will forego the receipt of $      per share in underwriting discounts on any additional shares purchased by them pursuant to their overallotment option on the same terms as described in Note 1 in the table below under “—Commissions and Discounts.”

COMMISSIONS AND DISCOUNTS

Shares sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $      per share from the public offering price. Any of these securities dealers may resell any shares purchased from the underwriters to other brokers or dealers at a discount of up to $      per share from the public offering price. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The underwriters have informed us that they do not expect discretionary sales to exceed 5% of the shares of common stock to be offered.

Underwriting

The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 2,500,000 shares:

	No exercise	Full exercise

Per Share(1)	$	$
Total(1)	$	$

(1)	Of the total underwriting discount, $ per share will be funded exclusively from the proceeds received by us from the sale of shares of common stock, at the initial public offering price per share, to our Manager and its affiliates pursuant to the Contingent Share Placement, which shares will vest only in the event that, during any full four calendar quarter period during the 16 full calendar quarters after the date of the completion of this offering, our Core Earnings for such four-quarter period (and before the incentive fee) equals or exceeds an 8% hurdle rate. See “Certain relationships and related transactions—Purchases of Common Stock by Affiliates.” In addition, the underwriters are foregoing the receipt of payment of $ per share in underwriting discount. However, we will pay the $ per share to the underwriters upon our achievement of the condition described above or upon the termination of the management agreement. Assuming that this requirement is satisfied, the aggregate underwriting discount would be $ per share, and the total underwriting discount would be $ , after taking into account these other payments.

We estimate that the total expenses of this offering payable by us, not including the underwriting discounts and commissions, will be approximately $1.5 million.

DIRECTED SHARE PROGRAM

At our request, certain of the underwriters have reserved up to 5% of the common stock being offered by this prospectus for sale at the initial public offering price to our directors, officers, employees and other individuals associated with us and members of their families. The sales will be made by UBS Financial Services Inc., a selected dealer affiliated with UBS Securities LLC, through a directed share program. We do not know if these persons will choose to purchase all or any portion of these reserved shares, but any purchases they do make will reduce the number of shares available to the general public. Certain employees and other persons purchasing these reserved shares will be prohibited from disposing of or hedging the shares for a period of at least 180 days after the date of this prospectus.

NO SALES OF SIMILAR SECURITIES

We, our executive officers and directors and our existing security holders have entered into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of UBS Securities LLC and Keefe, Bruyette & Woods, Inc., offer, sell, offer to sell, contract or agree to sell, hypothecate, hedge, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or warrants or other rights to purchase our common stock. These restrictions will be in effect for a period of 180 days after the date of this prospectus. At any time and without public notice, UBS Securities LLC and Keefe, Bruyette & Woods, Inc. may in their sole discretion release some or all of the securities from these lock-up agreements.

If:

➢	during the period that begins on the date that is 15 calendar days plus 3 business days before the last day of the 180-day lock-up period and ends on the last day of the 180-day lock-up period,

-	we issue an earnings release; or

Underwriting

-	material news or a material event relating to us occurs; or

➢	prior to the expiration of the 180-day lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 180-day lock-up period,

then the 180-day lock-up period will be extended until the expiration of the date that is 15 calendar days plus 3 business days after the date on which the issuance of the earnings release or the material news or material event occurs.

Additionally, purchasers in the concurrent private placement have agreed with us to a further lock-up period relating only to the shares of our common stock purchased by them in the concurrent private placement that will expire at the date which is 18 months following the date of this prospectus, subject to certain exceptions.

INDEMNIFICATION AND CONTRIBUTION

We and our Manager have agreed to indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters and their controlling persons may be required to make in respect of those liabilities.

NEW YORK STOCK EXCHANGE LISTING

Our common stock has been approved for listing on the NYSE, subject to official notice of issuance, under the trading symbol “SLD”.

PRICE STABILIZATION AND SHORT POSITIONS

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our common stock, including:

➢	stabilizing transactions;

➢	short sales;

➢	purchases to cover positions created by short sales;

➢	imposition of penalty bids; and

➢	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involve the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ overallotment option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their overallotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the overallotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchased in this offering.

Underwriting

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

DETERMINATION OF OFFERING PRICE

Prior to this offering, there was no public market for our common stock. The initial public offering price will be determined by negotiation by us and the representatives of the underwriters. The principal factors to be considered in determining the initial public offering price include:

➢	the information set forth in this prospectus and otherwise available to the representatives;

➢	our history and prospects and the history of, and prospectus for, the industry in which we compete;

➢	our past and present financial performance and an assessment of our management;

➢	our prospects for future earnings and the present state of our development;

➢	the general condition of the securities markets at the time of this offering;

➢	the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies; and

➢	other factors deemed relevant by the underwriters and us.

AFFILIATIONS

Certain of the underwriters and their affiliates have in the past provided and may from time to time provide certain commercial banking, financial advisory, investment banking and other services for us for which they were and will be entitled to receive separate fees.

The underwriters and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business. Macquarie Capital (USA) Inc. is an affiliate of our Manager. Through FinStrat, Macquarie Holdings (USA) Inc., the direct parent of Macquarie Capital (USA) Inc., indirectly owns about 20% of our Manager and will own an indirect equity stake in us, after giving effect to this offering and the concurrent private placement.

Notice to investors

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area (or the EEA) which has implemented the Prospectus Directive (each, a Relevant Member State), an offer to the public of any shares which are the subject of the offering contemplated by this offering memorandum may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c)  by the managers to fewer than 100 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of UBS Securities LLC for any such offer; or

(d)  in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of shares shall result in a requirement for the publication by us or any manager of a prospectus pursuant to Article 3 of the Prospectus Directive.

Any person making or intending to make any offer within the EEA of shares which are the subject of the offering contemplated in this offering memorandum should only do so in circumstances in which no obligation arises for us or the initial purchaser to produce a prospectus for such offer. Neither we nor the initial purchaser have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the initial purchaser which constitute the final offering of shares contemplated in this offering memorandum.

For the purposes of this provision, and the buyer’s representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offers contemplated in this offering memorandum will be deemed to have represented, warranted and agreed to and with us and the initial purchaser that:

(a)  it is a qualified investor within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

(b)  in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” as defined in the Prospectus Directive, or

Notice to investors

in circumstances in which the prior consent of UBS Securities LLC has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

SWITZERLAND

This document, as well as any other material relating to the shares which are the subject of the offering contemplated by this offering memorandum, do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange. The shares are being offered in Switzerland by way of a private placement to (i) qualified investors falling within Article 10 para. 3 a. to d. of the Federal Collective Investment Schemes Act of June 23, 2006 (or the CISA) and (ii) high net worth individuals and investors who have entered into a discretionary management agreement with a financial intermediary within the meaning of Article 10 para. 3 e. and f. of the CISA to whom it may be lawfully communicated, falling within Article 6 of the Ordinance on Collective Investment Schemes of 22 November 2007. The investors will be individually approached by us from time to time. This document, as well as any other material relating to the shares, is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

UNITED KINGDOM

This offering memorandum is only being distributed to and is only directed at (1) persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (or Order); or (2) high net worth companies, and other persons to who it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, all such person together being referred to as “relevant persons.” This offering memorandum and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. The securities are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such securities will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this offering memorandum or any of its contents.

Legal matters

Certain legal matters relating to this offering will be passed upon for us by Clifford Chance US LLP, New York, New York. In addition, the description of U.S. federal income tax consequences contained in the section of the prospectus entitled “U.S. Federal Income Tax Considerations” is based on the opinion of Clifford Chance US LLP. Certain legal matters relating to this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. As to certain matters of Maryland law, Clifford Chance US LLP may rely on the opinion of Venable LLP, Baltimore, Maryland.

Experts

The balance sheet to be included in this prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein, and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock to be sold in this offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC’s website at www.sec.gov.

As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

Appendix I

The following examples illustrate how we would calculate our quarterly incentive fee in accordance with the management agreement with our Manager. These examples are purely for illustrative purposes and the figures used are not necessarily indicative of the performance of our strategy. We can offer no assurance that our Manager will replicate the performance set forth in these examples. All dollar amounts set forth in the examples below are expressed in thousands, except for per share data.

As illustrated in the following examples, we will pay a quarterly incentive fee to our Manager if (1) our Core Earnings exceeds a quarterly hurdle and (2) the conditions of a four quarter hurdle (which on a quarterly basis retests our performance over a rolling four quarter period) are satisfied. In addition, as illustrated in the following examples, any earned quarterly incentive fee is subject to a clawback or repayment by our Manager based on our performance in the four quarter period following the payment of a quarterly incentive fee.

Appendix I

EXAMPLE ONE

Assumes the following:

➢	Operations commence August 1, 2009;

➢	Quarter 1 ends September 30, 2009, Quarter 2 ends December 31, 2009;

➢	Daily average of one-month LIBOR rate for each quarter equals 0.30%;

➢	Weighted average of the issue price per share of all of our offerings equals $15.00;

➢	Weighted average number of shares of common stock outstanding in such quarter equals 17,666,667; and

➢	No incentive fee is payable in Quarters 1 and 2.

Under these assumptions, the quarterly incentive fee payable to our Manager would be calculated as follows:

Incentive fee Calculation		Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5		Quarter 6		Quarter 7		Quarter 8

	Quarterly Hurdle
1	Core Earnings for the quarter:	$4,000	$7,000	$7,000	$7,000		$7,000		$7,000		$7,000		$7,000
2	Weighted average issue price ($15.00 per share) multiplied by the weighted-average common shares outstanding (17,666,667):	$265,000	$265,000	$265,000	$265,000		$265,000		$265,000		$265,000		$265,000
3	The greater of (1) 2% and (2) 0.75% plus one-fourth of the average of the one-month LIBOR rate for such quarter:	1.30%	2.00%	2.00%	2.00%		2.00%		2.00%		2.00%		2.00%
4	Result calculated in 2 above multiplied by result calculated in 3 above:	$3,457	$5,300	$5,300	$5,300		$5,300		$5,300		$5,300		$5,300
5	Excess of Core Earnings in current quarter over amount calculated in 4 above:	$543	$1,700	$1,700	$1,700		$1,700		$1,700		$1,700		$1,700
6	15% of amount calculated in 5 above:	$82	$255	$255	$255		$255		$255		$255		$255

	Four Quarter Hurdle
7	Current and prior three quarters’ Core Earnings (sum of amounts in 1 above for current and prior three quarters):	N/A	N/A	$18,000	$25,000		$28,000		$28,000		$28,000		$28,000
8	Current and prior three quarters’ Hurdle (sum of amounts in 4 above for current and prior three quarters)	N/A	N/A	$14,057	$19,357		$21,200		$21,200		$21,200		$21,200
9	Does result calculated in 7 above exceed result calculated in 8 above (if yes, incentive fee is paid)	N/A	N/A	Yes	Yes		Yes		Yes		Yes		Yes
10	Quarterly incentive fee (Result calculated in 6 above)	N/A	N/A	$255	$255		$255		$255		$255		$255

	Clawback
11	Core Earnings for four quarters following Current Quarter (sum of amounts in 1 above for subsequent four quarters)	N/A	N/A	$28,000	$28,000	$		$		$		$
12	Hurdle for four quarters following Current Quarter (sum of amounts in 4 above for subsequent four quarters)	N/A	N/A	$21,200	$21,200	$		$		$		$
13	Does result calculated in 11 exceed result calculated in 12 (if no, incentive fee (amount in 6 above) for Current Quarter is repaid)	N/A	N/A	Yes	Yes
14	Quarterly incentive fee repaid	N/A	N/A	$0	$0	$		$		$		$

Appendix I

EXAMPLE TWO

Assumes the following:

➢	Operations commence August 1, 2009;

➢	Quarter 1 ends September 30, 2009, Quarter 2 ends December 31, 2009;

➢	Daily average of one-month LIBOR rate for each quarter equals 0.30%;

➢	Weighted average of the issue price per share of all of our offerings equals $15.00;

➢	Weighted average number of shares of common stock outstanding in such quarter equals 17,666,667; and

➢	No incentive fee is payable in Quarters 1 and 2.

Under these assumptions, the quarterly incentive fee payable to our Manager would be calculated as follows:

Incentive fee Calculation		Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5		Quarter 6		Quarter 7		Quarter 8

	Quarterly Hurdle
1	Core Earnings for the quarter:	$1,000	$1,000	$1,000	$5,000		$7,000		$7,000		$7,000		$7,000
2	Weighted average issue price ($15.00 per share) multiplied by the weighted-average common shares outstanding (17,666,667):	$265,000	$265,000	$265,000	$265,000		$265,000		$265,000		$265,000		$265,000
3	The greater of (1) 2% and (2) 0.75% plus one-fourth of the average of the one-month LIBOR rate for such quarter:	1.30%	2.00%	2.00%	2.00%		2.00%		2.00%		2.00%		2.00%
4	Result calculated in 2 above multiplied by result calculated in 3 above:	$3,457	$5,300	$5,300	$5,300		$5,300		$5,300		$5,300		$5,300
5	Excess of Core Earnings in current quarter over amount calculated in 4 above:	$0	$0	$0	$0		$1,700		$1,700		$1,700		$1,700
6	15% of amount calculated in 5 above:	$0	$0	$0	$0		$255		$255		$255		$255

	Four Quarter Hurdle
7	Current and prior three quarters’ Core Earnings (sum of amounts in 1 above for current and prior three quarters):	N/A	N/A	$3,000	$8,000		$14,000		$20,000		$26,000		$28,000
8	Current and prior three quarters’ Hurdle (sum of amounts in 4 above for current and prior three quarters)	N/A	N/A	$14,057	$19,357		$21,200		$21,200		$21,200		$21,200
9	Does result calculated in 7 above exceed result calculated in 8 above (if yes, incentive fee is paid)	N/A	N/A	No	No		No		No		Yes		Yes
10	Quarterly incentive fee (Result calculated in 6 above)	N/A	N/A	$0	$0		$0		$0		$255		$255

	Clawback
11	Core Earnings for four quarters following Current Quarter (sum of amounts in 1 above for subsequent four quarters)	N/A	N/A	$26,000	$28,000	$		$		$		$
12	Hurdle for four quarters following Current Quarter (sum of amounts in 4 above for subsequent four quarters)	N/A	N/A	$21,200	$21,200	$		$		$		$
13	Does result calculated in 11 exceed result calculated in 12 (if no, incentive fee (amount in 6 above) for Current Quarter is repaid)	N/A	N/A	Yes	Yes
14	Quarterly incentive fee repaid	N/A	N/A	$0	$0	$		$		$		$

Appendix I

EXAMPLE THREE

Assumes the following:

➢	Operations commence August 1, 2009;

➢	Quarter 1 ends September 30, 2009, Quarter 2 ends December 31, 2009;

➢	Daily average of one-month LIBOR rate for each quarter equals 0.30%;

➢	Weighted average of the issue price per share of all of our offerings equals $15.00;

➢	Weighted average number of shares of common stock outstanding in such quarter equals 17,666,667; and

➢	No incentive fee is payable in Quarters 1 and 2.

Under these assumptions, the quarterly incentive fee payable to our Manager would be calculated as follows:

Incentive fee Calculation		Quarter 1	Quarter 2	Quarter 3	Quarter 4	Quarter 5		Quarter 6		Quarter 7		Quarter 8

	Quarterly Hurdle
1	Core Earnings for the quarter:	$4,000	$7,000	$7,000	$7,000		$7,000		($1,000)		$7,000		$7,000
2	Weighted average issue price ($15.00 per share) multiplied by the weighted-average common shares outstanding (17,666,667):	$265,000	$265,000	$265,000	$265,000		$265,000		$265,000		$265,000		$265,000
3	The greater of (1) 2% and (2) 0.75% plus one-fourth of the average of the one-month LIBOR rate for such quarter:	1.30%	2.00%	2.00%	2.00%		2.00%		2.00%		2.00%		2.00%
4	Result calculated in 2 above multiplied by result calculated in 3 above:	$3,457	$5,300	$5,300	$5,300		$5,300		$5,300		$5,300		$5,300
5	Excess of Core Earnings in current quarter over amount calculated in 4 above:	$543	$1,700	$1,700	$1,700		$1,700		$0		$1,700		$1,700
6	15% of amount calculated in 5 above:	$82	$255	$255	$255		$255		$0		$255		$255

	Four Quarter Hurdle
7	Current and prior three quarters’ Core Earnings (sum of amounts in 1 above for current and prior three quarters):	N/A	N/A	$18,000	$25,000		$28,000		$20,000		$20,000		$20,000
8	Current and prior three quarters’ Hurdle (sum of amounts in 4 above for current and prior three quarters)	N/A	N/A	$14,057	$19,357		$21,200		$21,200		$21,200		$21,200
9	Does result calculated in 7 above exceed result calculated in 8 above (if yes, incentive fee is paid)	N/A	N/A	Yes	Yes		Yes		No		No		No
10	Quarterly incentive fee (Result calculated in 6 above)	N/A	N/A	$255	$255		$255		$0		$0		$0
	Clawback
11	Core Earnings for four quarters following Current Quarter (sum of amounts in 1 above for subsequent four quarters)	N/A	N/A	$21,200	$21,200	$		$		$		$
12	Hurdle for four quarters following Current Quarter (sum of amounts in 4 above for subsequent four quarters)	N/A	N/A	No	No	$		$		$		$
13	Does result calculated in 11 exceed result calculated in 12 (if no, incentive fee (amount in 6 above) for Current Quarter is repaid)	N/A	N/A	No	No
14	Quarterly incentive fee repaid	N/A	N/A	$255	$255	$		$		$		$

Appendix II

The information in this Appendix II shows summary information concerning the Eden Fund, the Victoria Fund and the TALF Funds, all of which were sponsored by our Manager and have investment objectives that overlap with our objectives. None of these funds commenced operations prior to March 1, 2005. The Prior Performance Tables set forth information for the Eden Fund and the Victoria Fund as of the dates indicated regarding (i) experience in raising and investing funds (Table I); (ii) compensation to sponsor (Table II); (iii) operating results of Prior Programs (Table III); sales and disposals of bonds and investments (Table IV); and acquisitions of bonds and investments (Table V). The information set forth under “—Performance of the TALF Funds” also sets forth certain summary relevant information concerning the TALF Funds, which commenced operations in June 2009. The aggregate amount of funds raised by the Eden Fund and the Victoria Fund from approximately 130 investors in the period March 1, 2005 through March 31, 2009 was approximately $1.7 billion. See “—Table I” and “—Table II” for each of the Eden Fund and the Victoria Fund for more detailed information about our Manager’s experience in raising and investing funds in connection with the Eden Fund and the Victoria Fund and the compensation paid to our Manager as the manager of these funds. In addition, the aggregate amount of funds raised from the TALF Funds from approximately five investors through June 30, 2009 was approximately $14.8 million. See “—Performance of the TALF Funds.” The aggregate amount of bonds and investments acquired by the Eden Fund and the Victoria Fund in the period March 1, 2005 through March 31, 2009 was approximately $3.9 billion. See “—Table V” for each of the Eden Fund and the Victoria Fund for a description of the bonds and investments acquired each of the Eden Fund and the Victoria Fund. In addition, the total amount of assets acquired by the TALF Funds through June 30, 2009 was approximately $93.5 million. See “—Performance of the TALF Funds.”

The Eden Fund and the Victoria Fund are managed by the same individuals at our Manager who will be responsible for our day-to-day management. We have presented this information because we believe that it could allow for a meaningful assessment of our Manager’s performance. We consider funds that invest in substantially the same asset classes as our target assets to have investment objectives similar to our objectives. As illustrated in the table below, substantially all of the assets included in these funds substantially overlap with our target assets.

Sutherland Asset
	Eden		Management
Asset Class	Fund	Victoria Fund	Corporation

Non-Agency MBS	✓	✓	✓
Highly rated tranches	—	—	✓
High Yield	✓	✓	—
Agency MBS	—	—	✓
Residential Mortgage Loans	—	✓	✓
Performing	—	✓	✓
Non-performing	—	✓	—
ABS	✓	✓	✓
CMBS	✓	✓	—

For a more detailed discussion of the investment objectives of the Eden Fund and the Victoria Fund and additional information related to their performance, see “Business—Historical Performance” in the Prospectus.

Appendix II

Table I below provides a summary of the experience of Waterfall Asset Management, LLC in raising and investing funds in the Eden Fund for the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008, 2007, 2006 and 2005.

Table I
Eden Fund

Experience in Raising and Investing Funds

					Three months
	As of and for the years ended December 31,				ended
	2005	2006	2007	2008	March 31, 2009

	(dollars in thousands)
					(unaudited)

Dollar amount raised	$53,901	$408,256	$670,359	$346,028	$5,000
Less offering expenses:
Selling commissions and discounts retained by affiliates	—	—	—	—	—
Organizational expenses	$27	—	—	—	—
Other	—	—	—	—	—
Reserves	—	—	—	—	—
Percent available for investment	100%	100%	100%	100%	100%
Acquisition costs	—	—	—	—	—
Percent leverage(1)	79.9%	45.0%	38.7%	26.5%	22.5%
Date fund commenced
Waterfall Eden Fund, LP	March 1, 2005
Waterfall Eden Fund, Ltd.	September 1, 2005

(1)	Amount represents debt as a percentage of net assets.

Appendix II

Table II below summarizes the amount and type of compensation paid to Waterfall Asset Management, LLC for the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008, 2007, 2006 and 2005, in connection with the ongoing operations of the Eden Fund.

Table II
Eden Fund

Compensation to Sponsor

					Three months
	As of and for the years ended December 31,				ended
	2005	2006	2007	2008	March 31, 2009

	(dollars in thousands)
					(unaudited)

Date fund commenced
Waterfall Eden Fund, LP	March 1, 2005
Waterfall Eden Fund, Ltd.	September 1, 2005
Dollar amount raised	$53,901	$408,256	$670,359	$346,028	$5,000
Amount paid to sponsor from proceeds of offering	—	—	—	—	—
Realized net investment income before deducting payments to sponsor	4,213	51,923	186,712	205,954	53,117
Amount paid to sponsor from operations:
Management Fees(1)	342	11,092	16,869	19,844	3,478
Reimbursements	—	—	—	—	—
Dollar amount of sales of notes and investments before deducting payments to sponsor		392,545	660,086	288,056	39,091
Amount paid to sponsor from sales of notes and investments	—	—	—	—	—
Incentive Allocation(2)	$294	$2,466	$93	$—	n/a

(1)	Amount represents both management fees and incentive allocation.

(2)	Waterfall Asset Management receives an incentive allocation of capital based on net profits subject to a loss carryforward provision. The incentive allocation is reallocated from the limited partner’s capital account to Waterfall Asset Management’s capital account as of the end of each fiscal year. Such amounts are not reflected on the Statement of Operations.

Appendix II

Table III below summarizes the operating results of the Eden Fund, presented on a GAAP basis, for the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008, 2007, 2006 and 2005.

Table III
Eden Fund

Operating Results

					Three months
	As of and for the years ended December 31,				ended
	2005	2006	2007	2008	March 31, 2009

	(dollars in thousands)

Investment income	$4,278	$50,067	$165,148	$167,921	$15,016
Expenses
Interest expense	851	9,324	38,840	9,413	1,170
Management fee expense(1)	342	11,092	16,869	19,844	3,478
Other expenses	370	905	5,220	6,095	1,535

Total expenses	1,563	21,321	60,929	35,352	6,183
Other income (loss):
Net realized gain (loss) on investments	1,156	12,086	65,624	53,541	43,805
Net unrealized gain (loss) on investments	1,519	682	(183,648)	(327,952)	(49,685)

Total other income (loss)	2,675	12,768	(118,024)	(274,411)	(5,880)

Net income (loss)	$5,390	$41,514	$(13,805)	$(141,842)	$2,953

Incentive Allocation(2)	$294	$2,466	$93	$—	n/a

Cash generated from (used in):
Operating activities	$(53,901)	$(611,295)	$(441,828)	$340,681	$62,317
Subscriptions	53,901	417,931	685,684	321,028	5,000
Financing		180,807	36,860	(195,780)	(6,823)

Total cash generated (used):	—	(12,557)	280,716	465,929	60,494
Less:
Redemptions	—	$2,019	(73,225)	(368,642)	(175,498)
Special Items	—	—	—	—	—

Cash generated (deficiency) after redemptions and special items	$—	$(12,557)	$207,491	$97,287	$(115,004)

(1)	Amount represents both management fees and incentive allocation.

(2)	Waterfall Asset Management receives an incentive allocation of capital based on net profits subject to a loss carryforward provision. The incentive allocation is reallocated from the limited partner’s capital account to Waterfall Asset Management’s capital account as of the end of each fiscal year. Such amounts are not reflected on the Statement of Operations.

Appendix II

Table IV below presents summary information on the results of sales or disposals of bonds and investments by the Eden Fund during the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008, 2007, 2006 and 2005.

Table IV
Eden Fund

Sales or Disposals of Bonds and Investments

					Three months
	As of and for the years ended December 31,				ended
	2005	2006	2007	2008	March 31, 2009

	(dollars in thousands)
					(unaudited)

Proceeds from sales of bonds and investments	$—	$392,545	$660,086	$288,056	$39,091

Table V below presents summary information on the results of acquisitions of bonds and investments by the Eden Fund during the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008, 2007, 2006 and 2005.

Table V
Eden Fund

Acquisitions of Bonds and Investments

					Three months
	As of and for the years ended December 31,				ended
	2005	2006	2007	2008	March 31, 2009

	(dollars in thousands)
					(unaudited)

Purchases of bonds and investments	$133,419	$986,573	$1,248,186	$324,445	$11,613

Appendix II

Table I below provides a summary of the experience of Waterfall Asset Management, LLC in raising and investing funds in the Victoria Fund for the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008 and 2007.

Table I
Victoria Fund

Experience in Raising and Investing Funds

			Three months
	As of and for the years ended December 31,		ended
	2007	2008	March 31, 2009

	(dollars in thousands)

Dollar Amount Raised	$128,233	$129,133	$7,700
Less offering expenses:
Selling commissions and discounts retained by affiliates	—	—	—
Organizational expenses	141	—	—
Other	—	—	—
Reserves	—	—	—
Percent available for investment	100%	100%	100%
Acquisition costs	—	—	—
Percent leverage(1)	7.6%	8.7%	7.3%
Date fund commenced	July 1, 2007

(1)	Amount represents debt as a percentage of net assets.

Appendix II

Table II below summarizes the amount and type of compensation paid to Waterfall Asset Management, LLC for the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008 and 2007, in connection with the ongoing operations of the Victoria Fund.

Table II
Victoria Fund

Compensation to Sponsor

			Three months
	As of and for the years ended December 31,		ended
	2007	2008	March 31, 2009

	(dollars in thousands)
			(unaudited)

Date fund commenced	July 1, 2007
Dollar amount raised	$128,233	$129,133	$7,700
Amount paid to sponsor from proceeds of offering	—	—	—
Realized net investment income before deducting payments to sponsor	2,192	11,697	3,977
Amount paid to sponsor from operations:
Management Fees(1)	672	5,455	1,270
Reimbursements	—	64	96
Dollar amount of sales of notes and investments before deducting payments to sponsor	934,761	35,618	9,565
Amount paid to sponsor from sales of notes and investments	—	—	—
Incentive Allocation(2)	$72	$392	n/a

(1)	Amount represents both management fees and incentive allocation.

(2)	Waterfall Asset Management receives an incentive allocation of capital based on net profits subject to a loss carryforward provision. The incentive allocation is reallocated from the limited partner’s capital account to Waterfall Asset Management’s capital account as of the end of each fiscal year. Such amounts are not reflected on the Statement of Operations.

Appendix II

Table III below summarizes the operating results of the Victoria Fund, presented on a GAAP basis, for the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008 and 2007.

Table III
Victoria Fund

Operating Results

	As of and for the years		Three months
	ended December 31,		ended
	2007	2008	March 31, 2009

	(dollars in thousands)

Investment income	$2,474	$17,497	$10,427
Expenses
Interest expense	138	857	295
Management fee expense(1)	672	5,455	1,270
Other expenses	243	7,154	2,810

Total expenses	1,053	13,466	4,375
Other income (loss):
Net realized gain (loss) on investments	99	2,210	(3,345)
Net unrealized gain (loss) on investments	(304)	4,437	(3,575)

Total other income (loss)	(205)	6,647	(6,920)

Net income (loss)	$1,216	$10,678	$(868)

Incentive Allocation(2)	$72	$392	n/a

Cash generated from (used in):
Operating activities	$(137,712)	$(107,395)	$13,553
Subscriptions	128,233	129,133	7,700
Financing	9,859	13,444	(3,016)

Total cash generated (used):	80	35,182	18,237
Less:
Redemptions	—	(72)	(499)
Special Items	—	—	—

Cash generated (deficiency) after redemptions and special items	$80	$35,110	$17,738

(1)	Amount represents both management fees and incentive allocation.

(2) Waterfall Asset Management receives an incentive allocation of capital based on net profits subject to a loss carryforward provision. The incentive allocation is reallocated from the limited partner’s capital account to Waterfall Asset Management’s capital account as of the end of each fiscal year. Such amounts are not reflected on the Statement of Operations.

Appendix II

Table IV below presents summary information on the results of sales or disposals of bonds and investments by the Victoria Fund during the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008 and 2007.

Table IV
Victoria Fund

Sales or Disposals of Bonds and Investments

			Three months
	As of and for the years ended December 31,		ended
	2007	2008	March 31, 2009

	(dollars in thousands)
			(unaudited)

Proceeds from sales of bonds and investments	$934,761	$35,618	$9,565

Table V below presents summary information on the results of acquisitions of bonds and investments by the Victoria Fund during the quarter ended March 31, 2009 and the fiscal years ended December 31, 2008 and 2007.

Table V
Victoria Fund

Acquisitions of Bonds and Investments

			Three months
	As of and for the years ended December 31,		ended
	2007	2008	March 31, 2009

	(dollars in thousands)
			(unaudited)

Purchases of bonds and investments	$959,325	$258,644	$700

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Sutherland Asset Management Corporation
New York, New York

We have audited the accompanying balance sheet of Sutherland Asset Management Corporation (the “Company”) as of July 6, 2009. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of Sutherland Asset Management Corporation as of July 6, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP
New York, New York
July 6, 2009

SUTHERLAND ASSET MANAGEMENT CORPORATION

BALANCE SHEET
July 6, 2009

Assets
Cash	$1,000

Stockholder’s Equity
Common stock (par value $0.01 per share, 1,000 shares authorized, 100 shares issued and outstanding)	$1
Additional paid-in capital	999

Total stockholder’s equity	$1,000

Please see accompanying notes to the Balance Sheet.

SUTHERLAND ASSET MANAGEMENT CORPORATION
NOTES TO BALANCE SHEET
July 6, 2009

1.	ORGANIZATION

Sutherland Asset Management Corporation (the “Company”) was organized in the state of Maryland on February 20, 2009. The Company’s charter provides that it is authorized to issue up to 1,000 shares of common stock, $0.01 par value per share. The Company has not commenced operations.

2.	FORMATION OF THE COMPANY/INITIAL PUBLIC OFFERING

The Company intends to conduct an initial public offering of common stock, which is anticipated to be finalized in the third quarter of 2009. Proceeds will be used to invest in residential mortgage-backed securities, the principal and interest on which are guaranteed by a U.S. Government agency or a U.S. Government sponsored entity, non-guaranteed residential mortgage-backed securities, and related financing and hedging instruments.

The Company will be subject to the risks involved with residential real estate and related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the status of certain U.S. Government sponsored entities, changes in tax laws, interest rate levels, and the availability of financing. The Company intends to qualify as a real estate investment trust, or REIT under the Internal Revenue Code commencing with its taxable period ending on December 31, 2009. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its taxable income to its stockholders.

The sole stockholder of the Company is Waterfall Asset Management, LLC (“Waterfall”). Waterfall’s initial capital contribution to the Company was $1,000, made on July 6, 2009. The Company will be managed by Waterfall, an investment advisor registered with the United States Securities and Exchange Commission.

3.	SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Underwriting Commissions and Offering Costs

Underwriting commissions and offering costs to be incurred in connection with the Company’s stock offerings will be reflected as a reduction of additional paid-in-capital. Costs incurred that are not directly associated with the completion of this offering will be expensed as incurred.

As of July 6, 2009, Waterfall estimates it has incurred approximately $0.9 million of costs related to this offering. Upon successful completion of its initial public offering, the Company will reimburse Waterfall for these amounts from the proceeds of the offering.

Part II

Information not required in prospectus

ITEM 31.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table shows the fees and expenses, other than underwriting discounts and commissions, to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC registration fee are estimated.

Securities and Exchange Commission registration fee		$13,950.00
Financial Industry Regulatory Authority, Inc. filing fee		$25,500.00
NYSE listing fee	$	*
Legal fees and expenses (including Blue Sky fees)	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be furnished by amendment.

ITEM 32.	SALES TO SPECIAL PARTIES.

None.

ITEM 33.	RECENT SALES OF UNREGISTERED SECURITIES.

Our Manager has purchased 100 shares of our common stock for a purchase price of $1,000 in a private placement. Such issuance was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

ITEM 34.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that was established by a final judgment and was material to the cause of action. Our charter contains a provision that eliminates the liability of our directors and officers to the maximum extent permitted by Maryland law.

The MGCL requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

➢	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

➢	the director or officer actually received an improper personal benefit in money, property or services; or

➢	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, we may not indemnify a director or officer in a suit by us or in our right in which the director or officer was adjudged liable to us or in a suit in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct, was adjudged liable to us or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of:

➢	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us; and

➢	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

➢	any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

➢	any individual who, while a director or officer of our company and at our request, serves or has served another corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner, manager or trustee of such corporation, REIT, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

We expect to enter into indemnification agreements with each of our directors and officers that provide for indemnification to the maximum extent permitted by Maryland law.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 35.	TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

None of the proceeds will be credited to an account other than the appropriate capital share account.

ITEM 36.	FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements.  See page F-1 for an index to the financial statements included in the registration statement.

(b)  Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit
number		Exhibit description

1	.1*	Form of Underwriting Agreement among Sutherland Asset Management Corporation and the underwriters named therein
1	.2*	Form of Private Placement Agreement among Sutherland Asset Management Corporation and the individuals named therein
1	.3*	Form of Private Placement Agreement among Sutherland Asset Management Corporation and the entities named therein
1	.4*	Form of Contingent Share Private Placement Agreement among Sutherland Asset Management Corporation and the entities named therein.
3	.1*	Form of Articles of Amendment and Restatement of Sutherland Asset Management Corporation
3	.2*	Bylaws of Sutherland Asset Management Corporation
4	.1*	Specimen Common Stock Certificate of Sutherland Asset Management Corporation
5	.1*	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1*	Form of Management Agreement between Sutherland Asset Management Corporation and Waterfall Asset Management, LLC
10	.2*	Form of Sub-Advisory Agreement among Sutherland Asset Management Corporation, Waterfall Asset Management, LLC and M.D. Sass Investor Services, Inc.
10	.3*	Form of Sutherland Asset Management Corporation 2009 Equity Incentive Plan
10	.4*	Form of Restricted Stock Award Agreement
10	.5*	Form of Option Award Agreement
10	.6*	Form of Registration Rights Agreement by and among Sutherland Asset Management Corporation and certain persons listed on Schedule 1 thereto
23	.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23.3		Consent of Deloitte & Touche LLP
99	.1**	Consent of Dominic Bruno to being named as a director nominee
99	.2**	Consent of Frank P. Filipps to being named as a director nominee
99	.3**	Consent of Mark R. McCollom to being named as a director nominee
99	.4**	Consent of Bruce G. Miller to being named as a director nominee
99.5		Consent of Oscar J. Junquera to being named as a director nominee

*	To be filed by amendment.

**	Filed previously.

ITEM 37.	UNDERTAKINGS.

(a)  The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (or the Securities Act), may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)  The undersigned registrant hereby further undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)  For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 20, 2009.

Sutherland Asset Management Corporation

By:	/s/ Thomas E. Capasse
Name:     Thomas E. Capasse

Title:	President, Co-Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas Capasse and Jack Ross and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signatures		Title	Date

By:	/s/ Thomas E. Capasse Thomas E. Capasse	President, Co-Chief Executive Officer and Director (principal executive officer)	July 20, 2009

By:	/s/ Jack J. Ross Jack J. Ross	Chairman of the Board and Co-Chief Executive Officer (principal executive officer)	July 20, 2009

By:	/s/ Frederick C. Herbst Frederick C. Herbst	Chief Financial Officer and Treasurer (principal financial officer and principal accounting officer)	July 20, 2009

Exhibit index

Exhibit
number		Exhibit description

1	.1*	Form of Underwriting Agreement among Sutherland Asset Management Corporation and the underwriters named therein
1	.2*	Form of Private Placement Agreement among Sutherland Asset Management Corporation and the individuals named herein
1	.3*	Form of Private Placement Agreement among Sutherland Asset Management Corporation and the entities named therein
1	.4*	Form of Contingent Share Private Placement Agreement among Sutherland Asset Management Corporation and the entities named therein
3	.1*	Form of Articles of Amendment and Restatement of Sutherland Asset Management Corporation
3	.2*	Bylaws of Sutherland Asset Management Corporation
4	.1*	Specimen Common Stock Certificate of Sutherland Asset Management Corporation
5	.1*	Opinion of Clifford Chance US LLP (including consent of such firm)
8	.1*	Tax Opinion of Clifford Chance US LLP (including consent of such firm)
10	.1*	Form of Management Agreement between Sutherland Asset Management Corporation and Waterfall Asset Management, LLC
10	.2*	Form of Sub-Advisory Agreement among Sutherland Asset Management Corporation, Waterfall Asset Management, LLC and M.D. Sass Investor Services, Inc.
10	.3*	Form of Sutherland Asset Management Corporation 2009 Equity Incentive Plan
10	.4*	Form of Restricted Stock Award Agreement
10	.5*	Form of Option Award Agreement
10	.6*	Form of Registration Rights Agreement by and among Sutherland Asset Management Corporation and certain persons listed on Schedule 1 thereto
23	.1*	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
23	.2*	Consent of Clifford Chance US LLP (included in Exhibit 8.1)
23.3		Consent of Deloitte & Touche LLP
99	.1**	Consent of Dominic Bruno to being named as a director nominee
99	.2**	Consent of Frank P. Filipps to being named as a director nominee
99	.3**	Consent of Mark R. McCollom to being named as a director nominee
99	.4**	Consent of Bruce G. Miller to being named as a director nominee
99.5		Consent of Oscar J. Junquera to being named as a director nominee

*	To be filed by amendment.

**	Filed previously.